Exhibit 2.1

Agreement and Plan of Merger

by and among

Gaia, Inc.,

as Parent,

YI Merger Sub I, Inc.,

as Merger Sub I,

YI Merger Sub II, LLC,

as Merger Sub II,

Yoga International Inc.,

as the Company,

and

Himalayan International Institute of Yoga Science and Philosophy of the U.S.A.,

as the Representative

Dated as of December 22, 2021

agreement and Plan of Merger

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of December 22, 2021 (the “Agreement Date”) by and among Gaia, Inc., a Colorado corporation (“Parent”), YI Merger Sub I, Inc. a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub I”), YI Merger Sub II, LLC a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Yoga International Inc., a Delaware corporation (the “Company”), and Himalayan International Institute of Yoga Science and Philosophy of the U.S.A., as representative of the Company Stockholders (the “Representative”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Article 1 or as otherwise defined elsewhere in this Agreement.

Recitals

A.

Whereas, the parties intend that Merger Sub I shall merge with and into the Company (the “First Merger”), with the Company to be the surviving corporation of the First Merger (the “Surviving Corporation”), and immediately thereafter, as part of the same overall integrated transaction, the Surviving Corporation shall merge with and into Merger Sub II (the “Second Merger” and, together or in seriatim with the First Merger, as appropriate, the “Merger”), with Merger Sub II to be the surviving entity of the Second Merger (the “Surviving Entity”), in all cases in accordance with the terms and subject to the conditions of this Agreement and pursuant to the DGCL and the DLLCA.

B.

Whereas, the board of directors of the Company has (a) determined that the Merger and the other Transactions are in the best interests of the Company and the Company Stockholders, (b) unanimously approved and declared advisable the Merger and the other Transactions, and (c) unanimously resolved to recommend the adoption of this Agreement and approval of the Merger and the other Transactions by the Company Stockholders.

C.

Whereas, immediately following the execution and delivery of this Agreement, it is anticipated that (a) Company Stockholders holding one hundred (100%) of the issued and outstanding shares of Company Capital Stock held by all Company Stockholders will execute and deliver to the Company, in accordance with all applicable Laws and the Company’s Organizational Documents, and the Company shall thereafter deliver to Parent, a true, correct and complete copy of, a written consent of the Company Stockholders, in form and substance reasonably acceptable to Parent, providing for the adoption of this Agreement and approval of the Merger, the other Transactions, and such other matters as are provided therein; and (b) the Company shall obtain from such Company Stockholders and deliver to Parent joinders to this Agreement in the form attached hereto as Exhibit A (each, a “Joinder”).

D.

Parent (i) as the sole stockholder of Merger Sub I has adopted this Agreement and approved the Merger and the other Transactions, including the First Merger and the issuance of the Capital Stock Consideration, and (ii) as the sole member of Merger Sub II has approved this Agreement, the Merger and the other Transactions, including the Second Merger.

E.	The Board of Directors of Merger Sub I has approved and declared advisable this Agreement and the other Transactions, including the Second Merger.
G.	The Board of Managers of Merger Sub II has approved and declared advisable this Agreement and the other Transactions, including the Second Merger.
D.	Whereas, Parent, the Merger Subs and the Company intend that the First Merger and the Second Merger, taken together, qualify as a tax-free “reorganization” within the meaning of Section

368(a) of the Code and this Agreement shall constitute, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).
E.

Whereas, Parent, the Merger Subs and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

Agreement

Now, Therefore, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

Article 1
CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below.

“2020 Tax Acts” means (a) The Families First Coronavirus Response Act (Pub. L. 116-127), (b) The Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), (c) The Paycheck Protection Program (PPP) Flexibility Act of 2020 (H.R. 7010), and (d) The COVID-Related Tax Relief Act of 2020 (Pub. L. 116-260), in each case, as amended by the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021, and includes any Treasury Regulations or other official guidance promulgated under any of the foregoing.

“Action” means any action, cause of action, order, writ, injunction, demand, claim, grievance, suit, litigation, proceeding, arbitration, mediation, audit, investigation, inquiry or dispute.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Base Consideration” means $18,500,000.

“Balance Sheet Date” means November 30, 2021.

“Balance Sheet Shortfall” means the amount, if any, by which (a) the Company’s current assets on the Company Balance Sheet are less than (b) the Company’s current liabilities on the Company Balance Sheet (excluding all liabilities treated as Debt or Transaction Fees).

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks in Denver, Colorado are not open for ordinary banking business.

“Capital Stock Amount” means $9,435,000.

“Capital Stock Consideration” means a number of shares of Parent Stock equal to the Capital Stock Amount divided by the Parent Stock Price.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. No. 116-136 (H.R. 748)) and any and all Laws promulgated thereunder (including any SBA rules, regulations and guidance).

“CARES Act Permitted Purposes” means, with respect to the use of proceeds of any PPP Loan, the purposes set forth in Section 1106(b) of the CARES Act and otherwise in compliance with all other provisions or requirements of the CARES Act applicable in order for the PPP Loan to be eligible for forgiveness.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as in effect on the Agreement Date and as amended to such date.

“Closing” means the closing of the transactions necessary to consummate the First Merger and the Second Merger.

“Closing Company Balance Sheet” means the Company Group’s unaudited consolidated balance sheet as of the Closing Date.

“Closing Employee Payments” means, without duplication, all payments and other obligations (a) triggered by or due as a result of the First Merger whether made at or prior to the First Effective Time or due as of the First Effective Time but to be made following the First Effective Time (whether or not subject to vesting or any other condition) arising out of or due as a result of any Company Employee Agreement and (b) as of the First Effective Time, related to any accrued payroll, accrued time off or vacation, accrued bonuses or sales commissions.

“Closing Balance Sheet Shortfall” means the amount, if any, by which (a) the Company’s current assets on the Closing Company Balance Sheet are less than (b) the Company’s current liabilities on the Closing Company Balance Sheet (excluding all liabilities treated as Debt or Transaction Fees), and calculated in the same manner and using the same principles as the Balance Sheet Shortfall, if any, was calculated.

“Closing Cash Consideration” means (a) the Base Consideration, minus (b) the Capital Stock Amount, minus (c) the Estimated Unpaid Closing Debt Amount, minus (d) the Estimated Unpaid Transaction Fees, minus (e) the Balance Sheet Shortfall (if any), minus (f) the Deferred Cash Amount, minus (g) the Representative Fund Amount.

“Closing Pay-Off Debt” means the Debt of the Company Group set forth on Schedule 1.1.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Ancillary Agreements” means each agreement or document (other than this Agreement) that any member of the Company Group is to enter into as a party thereto pursuant to this Agreement.

“Company Balance Sheet” means the Company Group’s unaudited consolidated balance sheet as of the Balance Sheet Date included in the Company Financial Statements.

“Company Business” means the business of the Company Group as presently conducted, including an online business offering yoga, fitness and wellness video classes and information for streaming to subscribers via a website and other native applications or download from a website or other native applications.

“Company Capital Stock” means the Company Common Stock, the Company Preferred Stock, and any other capital stock of the Company that may be outstanding from time to time, taken together.

“Company Class A Common Stock” means the Class A Common Stock of the Company, $0.0001 par value per share.

“Company Class B Common Stock” means the Class B Common Stock of the Company, $0.0001 par value per share

“Company Common Stock” means the Company’s Class A Common Stock, Class B Common Stock and any other common stock of the Company, taken together.

“Company Creditors” means the holders of the Closing Pay-Off Debt set forth on Schedule 1.1.

“Company Data” means the data contained in any IT Systems or Databases of the Company Group (including any and all trade secrets or Personal Information otherwise maintained by or on behalf of the Company), and all other information and data compilations used by the Company Group or necessary to the Company Business.

“Company Employee Agreement” means each management, employment, retention, bonus, change in control, severance, consulting, relocation, repatriation or expatriation agreement or other similar Contract between the Company Group and any current or former employee, Contractor, officer or director of the Company Group.

“Company Employee Plan” means any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, vesting acceleration, change in control pay, termination pay, deferred compensation, profit-sharing, bonuses or other incentives, performance awards, share or share-related awards, insurance coverage (including any self-insured arrangements that are clearly identified as such), vacation or other paid-time off benefits, disability benefits, death benefits, health benefits, hospitalization benefits, retirement or savings benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is sponsored by, or has been maintained, contributed to, or required to be contributed to, by the Company or other Affiliate of the Company for the benefit of any current or former employee, Contractor or officer of the Company Group, or with respect to which the Company or other Affiliate of the Company has or may have any Liability or obligation, except such definition shall not include any Company Employee Agreement.

“Company Financial Statements” means (a) the Company Group’s audited consolidated balance sheet dated December 31, 2020; (b) the Company’s audited consolidated statement of operations and retained earnings and statement of cash flow for the year ended December 31, 2020; (c) the Company’s unaudited consolidated balance sheet dated the Balance Sheet Date; and (d) the Company’s unaudited consolidated statement of operations and retained earnings and statement of cash flow for the 11 months ended on the Balance Sheet Date, each together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent accountants, if any.

“Company Group” means the Company and/or any Subsidiary of the Company, as applicable.

“Company Intellectual Property” means any and all Intellectual Property owned, used or practiced, or held for use or practice, by the Company Group, including any Intellectual Property incorporated into, embodied in or otherwise used or practiced, or held for use or practice, in connection with (or planned by the Company Group to be incorporated into or otherwise used or practiced, or held for use or practice, in connection with) any Company Offering.

“Company Intellectual Property Rights” means any and all Intellectual Property Rights that are owned, used or practiced, or held for use or practice, by the Company Group, including any Intellectual Property Rights incorporated into, embodied in or otherwise used or practiced, or held for use or practice, in connection with (or planned by the Company Group to be incorporated into or otherwise used or practiced, or held for use or practice, in connection with) any Company Offering.

“Company Material Contract” means (a) any Contract required to be listed on the Company Disclosure Letter pursuant to Section 3.9, Section 3.11, Section 3.13 or Section 3.18  and/or (b) any Contract following the Company Group’s standard, unmodified form of user, customer or client agreement as made available to Parent.

“Company Offerings” means any and all products or services offered, licensed, provided, sold, distributed, made available or otherwise exploited by or for the Company Group, and any and all products or services under design or development (or already designed or developed) by or for the Company Group, including all versions and releases of the foregoing, together with any related documentation, materials or information.

“Company Preferred Stock” means the Company Series LP-1 Preferred Stock and the Company Series LP-2 Preferred Stock, and any other preferred stock of the Company, taken together.

“Company Series LP-1 Preferred Stock” means the Company’s Series LP-1 Preferred Stock, $0.0001 par value per share.

“Company Series LP-2 Preferred Stock” means the Company’s Series LP-2 Preferred Stock, $0.0001 par value per share.

“Company Software” means all Software owned or purported to be owned by or developed (or currently being developed) by or for, or exclusively licensed to, the Company Group.

“Company Stockholders” means the holders of shares of Company Capital Stock.

“Contaminant” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “corruptant,” “worm,” “malware,” “spyware,” or “trackware” (as such terms are commonly understood in the software industry) or any other code designed, intended to, or that does have any of the following functions: (a) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, any computer, tablet computer, handheld device or other device, or (b) damaging or destroying any data or file without a user’s consent.

“Contract” means any written or oral contract, agreement, instrument, arrangement, obligation, commitment, understanding or undertaking (including leases, licenses, mortgages, notes, bonds, indentures, guarantees, sublicenses, subcontracts, options, warranties and purchase orders), in each case whether express or implied and as amended and supplemented from time to time.

“Copyleft License” means any license of Intellectual Property that provides, as a condition to the use, modification or distribution of such licensed Intellectual Property, that such licensed Intellectual Property, or any other Intellectual Property that is incorporated into, derived from, based on, linked to, or used or distributed with such licensed Intellectual Property, be licensed, distributed, or otherwise made available: (a) in a form other than binary or object code (e.g., in source code form); (b) under terms that permit redistribution, reverse engineering, or creation of derivative works or other modification of any of the foregoing Intellectual Property; or (c) without a license fee. “Copyleft Licenses” include the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “sharealike” licenses.

“Copyrights” means copyrights and similar or equivalent rights and all registrations of the foregoing and applications for the foregoing (including moral and economic rights, however denominated).

“COVID-19” means SARS-CoV-2 or COVID-19.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar laws, directives, restrictions, guidelines, responses or recommendations of or promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention, the World Health Organization, the Province of Ontario, in each case, in connection with or in response to COVID-19 and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“Damages” means losses, damages, Liabilities, costs and expenses (including reasonable attorneys’ fees, other reasonable professionals’ and experts’ fees and court costs incurred in connection with investigating, defending against or settling any of the foregoing). Notwithstanding the foregoing, Damages will not include punitive or exemplary damages, except to the extent such damages are awarded in connection with a Third Party Claim.

“Debt” means, with respect to any Person, each of the following, without duplication, whether or not contingent or due and payable: (a) outstanding indebtedness for borrowed money (as defined by and determined in accordance with US GAAP), including any indebtedness convertible into or exchangeable for Company Capital Stock or any other equity interest in the Company Group; (b) obligations for deferred purchase price of property or services; (c) obligations evidenced by notes, bonds, debentures or other similar instruments or arising out of indentures, including any instrument that provides for the conversion into or exchange for shares of Company Capital Stock or any other equity interest in the Company Group; (d) obligations as lessee that is a finance or capital lease under US GAAP; (e) obligations in connection with any letter of credit, banker’s acceptance, guarantee, surety, performance or appeal bond, or similar credit transaction, in each case as of immediately prior to the Effective Time; (f) obligations with respect to interest rate and currency cap, collar, hedging or swap Contracts; (g) indebtedness of third parties which is either guaranteed by such Person or secured by an Encumbrance on the assets of such Person; (h) any accounts payable of such Person that are overdue; (i) any accrued or deferred revenue; (j) accrued interest, fees and charges in respect of any of the foregoing; (k) any prepayment premiums and penalties, (l) any Taxes of the Company for the Pre-Closing Tax Period that are unpaid as of the Closing Date (including, for the avoidance of doubt, any Taxes that were deferred to a taxable period (or portion thereof) beginning after the Closing Date pursuant to the 2020 Tax Acts), (m) accrued paid time off liability, and (n) any other fees, expenses, indemnities, penalties, clawbacks and other amounts payable as a result of any non-compliance with or breach of, or the prepayment or discharge of any of the foregoing, in each case, whether such indebtedness or obligations are long term or short term.

“Deferred Cash Amount” means $1,000,000.

“Deferred Cash Consideration” means the aggregate amount payable (if any) in cash to the Company Stockholders pursuant to Section 2.11.

“DGCL” means the General Corporation Law of the State of Delaware.

“Dissenters Deadline Date” means the first date at or after the First Effective Time on which no holder of Company Capital Stock as of immediately prior to the First Effective Time has an opportunity to perfect appraisal rights in accordance with the DGCL in connection with the Merger in respect of any shares of Company Capital Stock.

“Dissenting Shares” means any shares of Company Capital Stock that are issued and outstanding immediately prior to the First Effective Time and in respect of which appraisal rights shall have been perfected prior to the Dissenters Deadline Date in accordance with the DGCL in connection with the Merger.

“DLLCA” means the Limited Liability Company Act of the State of Delaware.

“Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest, title retention device, collateral assignment, adverse claim, exclusive Intellectual Property License, option (including any right to acquire, right of pre-emption or conversion or right to obtain any exclusive Intellectual Property License), restriction, limitation, condition, equitable interest, easement, encroachment, right of first refusal or negotiation, or other encumbrance of any kind in respect of such asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) or any agreement to create any of the foregoing, other than the grant, or agreement to grant a non-exclusive license to Intellectual Property Rights in the Ordinary Course of Business.

“Environmental Law” means any federal, provincial, state or local statute, Law, regulation, guideline, rule, standard or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity (whether or not incorporated) other than the Company that, together with the Company is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Estimated Price Adjustments” means (a) the Estimated Unpaid Closing Debt Amount, plus (b) the Estimated Unpaid Transaction Fees, plus (c) the Balance Sheet Shortfall (if any).

“Estimated Total Consideration” means the Base Consideration, minus the Estimated Price Adjustments.

“Estimated Unpaid Closing Debt Amount” means the Company’s good faith estimate of the Unpaid Closing Debt Amount, as set forth in the Spreadsheet.

“Estimated Unpaid Transaction Fees” means the Company’s good faith estimate of the Unpaid Transaction Fees, as set forth in the Spreadsheet.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Unpaid Closing Debt and Transaction Fees Decrease” means the amount, if any, by which (a) the Unpaid Closing Debt Amount plus the amount of Unpaid Transaction Fees, each as set forth in the Final Adjustment Statement, is greater than (b) the Estimated Unpaid Closing Debt Amount plus the amount of Estimated Unpaid Transaction Fees.

“Final Unpaid Closing Debt and Transaction Fees Increase” means the amount, if any, by which (a) the Unpaid Closing Debt Amount plus the amount of Unpaid Transaction Fees, each as set forth in the Final Adjustment Statement, is less than (b) the Estimated Unpaid Closing Debt Amount plus the amount of Estimated Unpaid Transaction Fees.

“Fraud” means fraud by a party where each of the following elements have been satisfied: (a) the representations and warranties of (i) the Company in Article 3, as qualified by the Company Disclosure Letter, or any document or certificate executed and delivered by the Company pursuant to this Agreement, (ii) the Parent in Article 4 or any certificate executed and delivered by Parent pursuant to this Agreement or (iii) a Company Stockholder in any Letter of Transmittal or Transaction Agreement which such Company Stockholder executed and delivered in accordance with this Agreement contain a false statement of a material fact, (b) such Persons making such statements (i) had actual (and not deemed, imputed or constructive) knowledge of the falsity of such statement and (ii) made such statements intending to mislead the party to whom such false statement of material fact is made to enter into this Agreement or to otherwise act in reliance upon the false statement, and (c) the party to whom such false statement of material fact is made (i) justifiably relies on such false statement of fact to enter into or consummate this Agreement or to otherwise take action and (ii) suffers actual damage as a result of such reliance. For the avoidance of doubt, “Fraud” expressly excludes constructive fraud, equitable fraud and promissory fraud, and “Fraud” does not include any fraud based on constructive knowledge, negligent misrepresentation, recklessness, or any similar theory.

“Fundamental Representations” means, as applicable, (a) the representations and warranties of the Company set forth in Section 3.1(a) and (d) (Organization and Good Standing), Section 3.2(a), (c) and (d) (Power, Authority and Validity), Section 3.3 (Capitalization of the Company), Section 3.5 (Litigation), Section 3.6 (Taxes), Section 3.15 (Employees. ERISA and Other Compliance with Laws), but solely to the extent relating to Taxes, and Section 3.23 (Brokers and Financial Advisors; Transaction Fees) and (b) the representations and warranties of Parent set forth in Section 4.1 (Organization and Good Standing), Section 4.2 (Power, Authority and Validity), and Section 4.9 (Brokers and Financial Advisors; Transaction Fees).

“Governmental Authority” means any federal, regional, national, supranational (including the European Union), administrative, supervisory, standard setting, determinative, state, regional, provincial, municipal, local or similar court or tribunal, governmental, quasi-governmental, legislative or regulatory body, administrative agency or bureau, commission, branch, minister, or authority or other body exercising similar powers or authority, including any grand jury or securities exchange.

“Governmental Grant” means any grant, funding, incentive, subsidy, loan, award, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit (Tax or otherwise), relief, support or privilege (including approval to participate in a program or framework without receiving financial support), including any application therefor, whether pending, approved, provided or made available by or on behalf of or under the authority of any bi-, multi-national, regional or similar program, framework or foundation, the European Union, or any other Governmental Authority.

“Immediate Family” means, with respect to any specified Person, such Person’s spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that shares such Person’s home.

“Indemnified Party” means (a) in the case of a claim for indemnification by a Parent Indemnified Party, such Parent Indemnified Party or Parent on behalf of such Parent Indemnified Party and (b) in the case of a claim for indemnification by a Company Indemnified Party, such Company Indemnified Party or the Representative on behalf of such Company Indemnified Party.

“Indemnified Taxes” means (a) any Taxes of or with respect to the Company Group with respect to any Pre-Closing Tax Period including Taxes that the Company Group was required to withhold or collect attributable to any Pre-Closing Tax Period (in each case without regard to any disclosure in the Company Disclosure Letter); (b) any Taxes of the Company Stockholders or their respective Affiliates for which the Company Group or any Parent Indemnified Party is liable, whether by reason of any requirement to withhold or otherwise, and incurred in connection with the Merger or this Agreement; (c) any Taxes for which any member of the Company Group is liable by reason of such entity having been included in any consolidated, affiliated, combined or unitary group in any Pre-Closing Tax Period, including pursuant to Treasury Regulation Section 1.1502-6 (or any similar or analogous provision of state, local, or non-U.S. Law); (d) any Taxes of another Person for which the Company Group is liable as a result of being a successor or transferee of such Person on or prior to the Closing Date or as a result of any express or implied obligation existing on or prior to the Closing Date to indemnify any such Person, by Contract or otherwise; (e) any Taxes of the Company Group occurring after the Closing Date arising from the deferral for Tax purposes of any advance payments, deferred revenues or other prepaid amounts received or arising in any Pre-Closing Tax Period; (f) any Taxes of the Company Group that would have been due or payable on or prior to the Closing Date but for any provision of the 2020 Tax Acts, but only to the extent such Taxes are or will become due and payable following the Closing Date; (g) any Transfer Taxes for which Company Stockholders are liable pursuant to Section 7.4; and (h) any Sales Tax liabilities of the Company Group, including any liabilities for failure to collect and/or remit Sales Taxes, for any Pre-Closing Tax Period.  For purposes of the foregoing, in the case of a Straddle Period, the amount of any Tax based on or measured by income or receipts of the Company Group that is allocable to the portion of a Straddle Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the Tax period of any “controlled foreign corporation”, partnership or other pass-through entity in which the Company Group holds a beneficial interest shall be deemed to terminate at such time) and the amount of any other Tax of the Company Group that is allocable to the portion of a Straddle Period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on and including the Closing Date and the denominator of which is the total number of days in the entire Straddle Period.

“Indemnifying Party” means (a) in the case of a claim for indemnification by a Parent Indemnified Party, the Company Indemnifying Parties and (b) in the case of a claim for indemnification by a Company Indemnified Party, Parent.

“Independent Accountants” means an internationally recognized public accounting firm (or the local branch thereof) that is registered with the Public Company Accounting Oversight Board, as shall be agreed upon by Parent and the Representative in writing, or if each such firm is unable or unwilling to act, such other internationally recognized independent public accounting firm as shall be agreed upon by Parent and the Representative in writing.

“Intellectual Property” means any and all (a) technology, formulae, algorithms, procedures, processes, methods, subroutines, systems, techniques, ideas, know-how, trade secrets, concepts, creations, inventions, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice); (b) technical, engineering, manufacturing, product, marketing, servicing, business, financial, supplier, personnel and other information, research, and materials; (c) Proprietary Information and confidential information (including customer and supplier lists, customer and supplier contact and registration information, customer correspondence and customer purchasing histories, and business and marketing plans and proposals); (d) specifications, designs, industrial designs, models, diagrams, devices, prototypes, schematics and development tools; (e) Software, websites, content, images, logos, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, and other works of authorship and copyrightable subject matter; (f) databases and other compilations and collections of data or information (“Databases”); (g) Marks; (h) domain names, uniform resource locators and other names and locators associated with the Internet (“Domain Names”); and (i) tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed in this definition.

“Intellectual Property License” means any license, sublicense, right, covenant, right or obligation of non-assertion, permission, immunity, consent, release or waiver under or with respect to any Intellectual Property or Intellectual Property Rights.

“Intellectual Property Rights” means any and all rights in Intellectual Property and/or industrial property (anywhere in the world, whether statutory, common Law or otherwise) including (a) Patents; (b) Copyrights; (c) other rights with respect to Software, including registrations of these rights and applications to register these rights; (d) industrial design rights and registrations of these rights and applications to register these rights; (e) rights with respect to Marks, and all registrations for Marks and applications to register Marks; (f) rights with respect to Domain Names, including registrations for Domain Names; (g) trade secret rights and rights with respect to Proprietary Information, including rights to limit the use or disclosure of Proprietary Information by any Person; (h) rights with respect to Databases, including registrations of these rights and applications to register these rights; (i) rights of publicity and personality, including all rights with respect to use of a Person’s name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials; (j) rights in or relating to applications, registrations, combinations, revisions, divisions, continuations, continuations-in-part, renewals, reissues, reversions, reexaminations, or extensions of any of the foregoing; (k) all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing, including for any past or ongoing infringement, misuse or misappropriation; and (l) any rights equivalent or similar to any of the foregoing.

“Intended Tax Treatment” has the meaning provided in Section 7.5(a).

“IRS” means the United States Internal Revenue Service.

“IT Systems” means all computer, information technology and data processing systems, facilities, firmware, middleware, routers, hubs, switches, and services, including all Software, hardware, networks, communications facilities, platforms and related systems and services owned, leased or licensed by the Company Group and otherwise used in the Company Business.

“Knowledge” of the Company and/or the Company Group means the knowledge of a particular fact, circumstance, event or other matter in question of any of the Persons listed on Schedule 1.4 (collectively, the “Knowledge Persons”).  Any such Knowledge Person will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (a) such Knowledge Person has actual knowledge of the fact, circumstance, event or other matter, or (b) such Knowledge Person would reasonably be expected to have such knowledge given such Knowledge Person’s position in the Company Group after reasonable inquiry of their direct reports.

“Law” means, collectively, all national, foreign, federal, state, provincial, local or municipal laws, statutes, ordinances, by-laws, extension orders, directives, regulations, codes and rules, and all orders, writs, injunctions, awards, judgments, writs executive orders and decrees (and any regulations promulgated under any of the foregoing), and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and supranational bodies, rules of common law, customary law and equity and all civil or other codes, applicable to any Person, including the assets, employees, properties and business of such Person.

“Liabilities” means debts, liabilities, Taxes and obligations of any kind, character or description, whether accrued (or unaccrued) or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, liquidated or unliquidated, secured or unsecured, joint or several, direct or indirect, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person, including those arising under any Law, action or governmental order and those arising under any Contract.

“Licensed IP” means all Company Intellectual Property Rights and Company Intellectual Property that are not Owned Company IP.

“Marks” means trademarks, service marks, logos and design marks, trade dress, trade names, fictitious and other business names, and brand names, together with all goodwill associated with any of the foregoing.

“Material Adverse Change” when used in connection with any Person means any change, event, circumstance, condition or effect that is or could reasonably be expected to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), capitalization, properties, prospects, products, assets (including Intellectual Property or other intangible assets), Liabilities (including those relating to Intellectual Property), business, employees, management, operations or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Material Adverse Change on an entity: (i) changes in general economic conditions, (ii) changes affecting such Person’s industry generally, including as such may reasonably relate to COVID-19 and COVID-19 Measures, including delays or disruptions in the supply of goods or services, (iii) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation thereof, national or international political or social conditions, (iv) acts of God, calamities, pandemic (including COVID-19 and COVID-19 Measures), (v) the public announcement, pendency or completion of the Transactions; (vi) in the case of the Company, the failure (in and of itself) of the Company or any of its subsidiaries to achieve any financial projections or budget, or (vii) changes in Law or accounting rules, including US GAAP or other applicable accounting standard, or any interpretation thereof (provided that in the case of clauses (i) through (iv) and (vii), such change, effect, event, circumstance, or condition does not disproportionately affect such entity in any material respect relative to similarly situated participants in the industry in which such Person operates).

“Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

“Merger Sub I Common Stock” means the common stock, par value $0.0001 per share, of Merger Sub.

“Merger Subs Ancillary Agreements” means each agreement or document (other than this Agreement) that Merger Sub is to enter into as a party thereto pursuant to this Agreement.

“Minority Investment” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other entity in which such Person (and/or one or more Subsidiaries of such Person) holds shares or other ownership interests representing (a) fifty percent (50%) or less of the voting power of all outstanding shares or ownership interests of such entity; or (b) the right to receive fifty percent (50%) or less of the net assets of such entity available for distribution to the holders of outstanding shares or ownership interests upon a liquidation or dissolution of such entity.

“NDA” means the Mutual Non-Disclosure Agreement dated August 2, 2021 by and between Parent and Vista Point Advisors, LLC as agent for the Company, as amended.

“Non-Competition Agreement” means a Non-Competition and Non-Solicitation Agreement executed by each of Himalayan International Institute of Yoga Science and Philosophy of the U.S.A., Todd Wolfenberg, John Daskovsky, and Travis Head.

“Open Source Software” means any Software or other Intellectual Property that is subject to or licensed, provided or distributed under any open source license (including any Copyleft License), including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license.

“Ordinary Course of Business” means a course of business that is (a) in the ordinary course of the Company Group’s business and consistent with its past practices, (b) consistent with prudent business practices for an entity that is of a similar size and in a similar industry as the Company Group and (c) does not require special or separate authorization by the board of directors, managers, members or other equityholders of the Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature.

“Organizational Documents” means, as applicable, the memorandum of association, articles of incorporation, certificate of incorporation, charter, articles, notice of articles, bylaws, articles of formation, articles of association, operating agreement, certificate of limited partnership, partnership agreement, limited liability company agreement, certificate of formation and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, incorporation, formation or organization of a Person, including any amendments thereto.

“Owned Company IP” means all Registered Company Intellectual Property Rights and all other Company Intellectual Property Rights and Company Intellectual Property owned or purported to be owned by, or subject to an obligation to be assigned to, the Company Group.

“Parent Ancillary Agreements” means each agreement or document (other than this Agreement) that Parent is to enter into as a party thereto pursuant to this Agreement.

“Parent SEC Documents” means all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and documents required to be filed or furnished by it with the SEC under the Securities Act or the Exchange Act, as the case may be, and any other documents filed or furnished by Parent with the SEC since December 31, 2020, as have been supplemented, modified or amended since the time of filing.

“Parent Stock” means the Class A common stock, $0.0001 par value per share, of Parent.

“Parent Stock Price” means the per share price based on the 10-day volume weighted average price per share of Parent Stock for the period consisting of 10 consecutive trading days ending on the third trading day before the last Business Day prior to the date of this Agreement, as reported by Bloomberg Financing L.P.

“Patents” means patents and patent applications (including any continuations, continuations in part, divisionals, reissues, renewals and applications for any of the foregoing), utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates, and invention disclosure statements.

“Payoff Letters” means bank payoff letters, in form reasonably acceptable to Parent, with respect to the Closing Pay-Off Debt, which letters provide for (i) (A) the termination of all of the Company Group obligations under the Contracts related to the Closing Pay-Off Debt and (B) release of all Encumbrances relating to the Closing Pay-Off Debt following satisfaction of the terms contained in such payoff letters (including any penalty, interest, premiums or other charges above the principal amount of such Closing Pay-Off Debt or any fees payable in connection with such Closing Pay-Off Debt) and (ii) the waiver of any default or events of default with respect to the Company Group, and the waiver of any notice obligations, under the Contracts related to the Closing Pay-Off Debt.

“Permitted Encumbrances” means (a) statutory liens for Taxes that are not yet due and payable; (b) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (c) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law; and (d) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens.

“Person” means any individual, corporation, company, limited liability company, partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization, entity or Governmental Authority.

“Personal Information” means, in addition to all information defined or described by the Company Group or defined under any Privacy Laws as “personal data,” “personal information” or “personally identifiable information” or using any similar term in Privacy Laws, the Company Group’s privacy policy or other public-facing statement of the Company Group, all information regarding or capable of being associated with an individual consumer or device, including (a) information that identifies, could be used to identify or is otherwise identifiable with an individual or a device, including name, physical address, telephone number, email address, financial account number, government-issued identifier (including social insurance number, Social Security number and driver’s license number), medical, health or insurance information, gender, date of birth, educational or employment information, religious or political views or affiliations, marital or other status, photograph, face geometry, or biometric information, and any other information used or intended to be used to identify, contact or precisely locate an individual; (b) any information regarding an individual’s activities online or on a mobile device or other application (e.g., searches conducted, web pages, video or other content visited or viewed), whether or not such information is associated with an identifiable individual; and (c) Internet Protocol addresses, device IDs or other persistent identifiers.  Personal Information may relate to any individual, including a user of Internet and device applications who views or interacts with the Company Offerings and a current, prospective or former customer, employee or vendor of any Person.  Personal Information includes information in any form, including paper, electronic and other forms.

“Paycheck Protection Program” means the SBA’s “Paycheck Protection Program” enabled under the 2020 Tax Acts, from time to time.

“PPP Loan” means the Paycheck Protection Program Loan Number 13723571-09 in the amount of $445,000 made to the Yoga International, LLC and disbursed on April 23, 2020.

“Pre-Closing Tax Period” means any Tax period beginning before and ending on or before the Closing Date and that portion of any Straddle Period ending on and including the Closing Date.

“Preliminary Post-Closing Adjustment” means the sum of (a) the Closing Balance Sheet Shortfall, if any; plus (b) the Final Unpaid Closing Debt and Transaction Fees Increase; minus (c) the Final Unpaid Closing Debt and Transaction Fees Decrease, in each case to the extent there is any such amount.

“Privacy Laws” means all applicable laws, rules and regulations relating to the collection, use, disclosure, transfer (including cross-border transfer), transmission, security, storage, disposal or other processing of Personal Information.

“Pro Rata Share” means, with respect to each Company Stockholder, the amount, expressed as a percentage, equal to the applicable percentage set forth opposite such Person’s name on the Spreadsheet (which amount shall be determined in accordance with the terms of the Company’s Certificate of Incorporation); provided, however, that the aggregate Pro Rata Shares of all of the Company Stockholders in each case shall equal 100%.

“Proprietary Information” means information and materials not generally known to the public, including trade secrets and other confidential and proprietary information.

“Registered Company Intellectual Property Rights” means (a) all issued Patents, pending Patent applications, Mark registrations, applications for Mark registrations, Copyright registrations, applications for Copyright registrations, industrial design registrations, applications for industrial design registrations and Domain Name registrations owned or purported to be owned, filed or applied for by, or on behalf of, the Company Group, and (b) any other applications, registrations, recordings and filings filed by or on behalf of the Company Group (or otherwise authorized by or in the name of the Company Group) with respect to any Company Intellectual Property Rights.

“Related Party” with respect to any specified Person means:  (a) any Affiliate of such specified Person, including any director, executive officer, general partner or managing member of such Affiliate; (b) any Person who serves as a director, executive officer, partner, member, employee or in a similar capacity of such specified Person; (c) any Immediate Family member of such specified Person or a Person described in clause (b); or (d) any other Person who holds, individually or together with any Affiliate of such other Person and any member(s) of such other Person’s Immediate Family, more than five percent (5%) of the outstanding equity or ownership interests of such specified Person.

“Representative Fund Amount” means an amount of cash equal to $100,000.

“Representative Fund Consideration” means the aggregate amount payable (if any) in cash to the Company Stockholders pursuant to Section 2.10(a).

“SEC” means U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Social Media Accounts” means any and all accounts, profiles, pages, feeds, registrations and other presences on or in connection with any: (a) social media or social networking website or online service; (b) blog or microblog; (c) photo, video or other content-sharing website; or (d) other website or application (including mobile application) used for sharing content with or among end users.

“Software” means all (a) computer programs, including all software implementations of algorithms, code, programs, applications, APIs, models, methodologies and implementations thereof (including mobile phone applications, HTML code, firmware and other software embedded in hardware devices), whether in source code or object code or machine readable form; (b) Databases, data and metadata; (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, information and know how related to any of the foregoing, including user manuals and other training documentation.

“Spreadsheet” means the spreadsheet certified by the Chief Executive Officer of the Company, in form and substance reasonably acceptable to Parent, setting forth, as of the Agreement Date and immediately prior to the First Effective Time, the following factual information: (a) the names of all the Company Stockholders, and their respective known addresses, email addresses, country(ies) of citizenship and the jurisdiction(s) in which such Person is subject to taxation; (b) the number and kind of Company Capital Stock held by such Persons and date of acquisition; (c) the calculation of the Estimated Total Consideration, the Estimated Price Adjustments (including the Estimated Unpaid Closing Debt Amount, the Estimated Unpaid Transaction Fees, and the Balance Sheet Shortfall (if any)); (d) the aggregate Closing Cash Consideration; (e) the amount of Closing Cash Consideration payable at Closing to each Company Stockholder in accordance with this Agreement; (f) the amount of Capital Stock Consideration; (g) the number of shares of Parent Stock payable at Closing to each Company Stockholder, including the number of shares of the Parent Stock deemed Six-Month Holdback Parent Stock and the number of shares of the Parent Stock deemed Twelve-Month Holdback Parent Stock; and (h) the Pro Rata Share of each Company Stockholder.

“Straddle Period” means any Tax period beginning before or on the Closing Date and ending after the Closing Date.

“Subordinated Promissory Notes” means (i) each of the Subordinated Promissory Notes issued by Yoga International, LLC in April and May 2021 to such persons and in such amounts set forth on Schedule 1.1 and (ii) the Subordinated Promissory Notes issued by Yoga International, LLC on April 30, 2019 and June 18, 2019 to the person and in such amounts as set forth on Schedule 1.1.

“Subsidiary” means with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Tax” (and, with correlative meaning, “Taxes”) means (a) any national, federal, state, regional, provincial, or local U.S. or non-U.S. tax, including any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, harmonized sales, goods and services, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, excise, severance, national insurance, stamp, occupation, premium, property, environmental, estimated or windfall profit tax, custom duty, national insurance tax, health tax, other tax or other like assessment or charge of any kind whatsoever (including any escheat or unclaimed property obligation, governmental pension plan contribution, social security contribution or employment or unemployment insurance premium), together with any interest, linkage differentials or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (U.S. or non-U.S.), whether disputed or not; (b) any Liability for the payment of any amounts of the type described in clause (a) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary, aggregate or similar group for any Tax period; and (c) any Liability for the payment of any amounts of the type described in clause (a) or (b) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify any other Person, by Contract or otherwise.

“Tax Return” means any return, amended return, election, declaration, report, claim for refund, information return or statement filed or required to be filed, or maintained or required to be maintained, in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Total Consideration” means the Base Consideration, minus (a) the Unpaid Closing Debt Amount, minus (b) the amount of any Unpaid Transaction Fees, minus (c) the Balance Sheet Shortfall (if any).

“Transaction Documents” means this Agreement, the Company Ancillary Agreements, the Parent Ancillary Agreements, the Non-Competition Agreements, the NDA, the Joinders, and each of the other agreements, certificates, documents and instruments contemplated hereby and thereby, including all Schedules and Exhibits hereto and thereto.

“Transaction Fees” means all out-of-pocket costs, fees and expenses of the Company Group, any director, employee or other agent of the Company Group or any Company Stockholder incurred by, paid by, or to be paid by, the Company Group in connection with the Merger and this Agreement (and the related letter of intent) and the transactions contemplated hereby, including (a) any fees and expenses of investment bankers, financial advisors, legal counsel, accountants or other professional advisors; (b) all premiums and related costs for any directors’ and officers’ liability insurance purchased by the Company Group in connection with the transactions contemplated by this Agreement; (c) any corporate-level employment Taxes based on payments pursuant to this Agreement; and (d) all Closing Employee Payments.

“Transactions” means the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents.

“Transfer” means to sell, transfer, pledge, assign or otherwise dispose of (including by gift) or encumber.

“Treasury Regulations” means any final, temporary or proposed or otherwise applicable United States Treasury Regulations as promulgated under the Code.

“Unpaid Closing Debt Amount” means the total amount of Debt of the Company Group, or portions thereof, that are not paid in full prior to the First Effective Time.

“Unpaid Transaction Fees” means any Transaction Fees, or portions thereof, that are not paid in full prior to the First Effective Time.

“US GAAP” means United States generally accepted accounting principles, applied on a consistent basis.

“WARN Act” means the Workers Adjustment and Retraining Notification Act, as amended, and any comparable Law.

Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 shall have the meanings assigned to such terms in this Agreement.

Article 2
THE MERGER

2.1The Mergers

.

(a)Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at and upon the First Effective Time, Merger Sub I shall be merged with and into the Company, and the separate existence of Merger Sub I shall cease. The Company shall be the surviving corporation of the First Merger pursuant to the terms of this Agreement and the Certificate of Corporate Merger and, following the First Merger, shall be a wholly-owned subsidiary of Parent.

(b)Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the DLLCA, immediately following the First Effective Time and at and upon the Second Effective Time, the Surviving Corporation shall be merged with and into Merger Sub II, and the separate existence of the Surviving Corporation shall cease. Merger Sub II shall be the surviving entity of the Second Merger pursuant to the terms of this Agreement and the Certificate of LLC Merger and, following the Second Merger, shall be a wholly-owned subsidiary of Parent.

(c)The parties hereto intend that the First Merger and the Second Merger be treated as integrated steps in the transactions contemplated hereby, consistent with Rev. Rul. 2001-46, 2001-2 C.B. 321, and qualify as a single “reorganization” within the meaning of Section 368(a) of the Code and Treasury Regulations thereunder, and hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3 and Section 354(a)(1) of the Code. Notwithstanding this Section 2.1 and any other provision of this Agreement, no party hereto makes any representation or warranty to another party with respect to the Tax consequences of the Merger.

(d)Each party hereto will make all other necessary filings and/or recordings to consummate the Merger in accordance with the DCGL and DLCCA.

2.2Closing

; Deliveries; Effective Times.

(a)Closing. Upon the terms and subject to the conditions set forth in this Agreement, the Closing shall take place by the electronic delivery of documents immediately after Parent’s receipt of the Company Stockholder Approval and Joinders from Company Stockholders holding least ninety-five percent (95)% of the outstanding shares of the Company’s Common Stock. The date on which the Closing actually occurs is referred to as the “Closing Date”.

(b)Closing Deliveries.

(i)At or before the Closing, the Company will deliver (or cause to be delivered) to Parent:

(A)The Non-Competition Agreements.

(B)A certificate, duly executed by the Secretary of the Company, dated as of the Closing Date, certifying (i) the Certificate of Incorporation in effect as of immediately prior to the Closing, (ii) the Bylaws in effect as of immediately prior to the Closing, (iii) the resolutions of the board of directors of the Company unanimously (A) determining that this Agreement and the

Transactions are in the best interests of the Company and the Company Stockholders, (B) approving and declaring advisable the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (C) directing that the adoption of this Agreement be submitted to the Company Stockholders for consideration and recommending that the Company Stockholders adopt this Agreement and approve the Transactions, and (iv) the Company Stockholder Approval.

(C)Duly executed copies of all third-party consents, assignments, authorizations, waivers, amendments, terminations, notices and other documents set forth in Schedule 2.2(b)(i)(C).

(D)Evidence reasonably satisfactory to Parent that the Stockholders Agreement, dated April 29, 2021, by and among the Company and the Company Stockholders party thereto has, contingent upon and effective immediately prior to the First Effective Time, been terminated.

(E)A duly executed copy of the letter agreement, in the form attached hereto as Exhibit C, by and among the Yoga International LLC, Parent and Himalayan International Institute of Yoga Science and Philosophy of the USA.

(F)A certificate of good standing (or its equivalent) (x) for each member of the Company Group from its state of organization and (y) from each state or jurisdiction in which the Company Group is qualified to do business, in each case certifying as of a date no more than three (3) Business Days prior to the Closing Date that such member of the Company Group is in good standing and all applicable Taxes and fees of such member through such certification date have been paid.

(G)(x) An executed Payoff Letter; (y) releases executed by each Person holding a security interest in any assets of the Company Group as of the Closing Date terminating and releasing any and all such security interests and evidence reasonably satisfactory to Parent that all Encumbrances on assets of the Company Group shall be released promptly following satisfaction of the terms contained in such Payoff Letters, including payment of the amount of the Closing Pay-Off Debt; and (z) an IRS Form W-9 or IRS Form W-8, or other applicable tax withholding paperwork for each Company Creditor.

(H)Copies of (x) invoices from each Person to whom a Transaction Fee is payable by Parent, in form and substance reasonably satisfactory to Parent and (y) an IRS Form W-9 or IRS Form W-8, or other applicable tax withholding paperwork for each such Person.

(I)A certificate, duly completed and executed by a responsible corporate officer of the Company pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c), certifying that the Company Capital Stock is not “United States real property interests” within the meaning of Section 897(c) of the Code, and the notification required under Treasury Regulations Section 1.897-2(h)(2), in each case in form and substance reasonably satisfactory to Parent.

(J)Evidence reasonably satisfactory to Parent that the D&O Tail has been obtained by the Company.

(K)Joinders executed by Company Stockholders collectively holding at least ninety-five percent (95%) of all shares of Company Capital Stock held by all Company Stockholders outstanding as of immediately prior to the First Effective Time.

(L)An executed payoff letter, in form reasonably acceptable to Parent, with respect to each Subordinated Promissory Note, which letter provides for (i) (A) the termination of all of the Company Group obligations under the Subordinated Promissory Notes and (B)

release of all Encumbrances relating to the Subordinated Promissory Notes following satisfaction of the terms contained in such payoff letters (including any interest, premiums or other charges or any fees payable in connection therewith) and (ii) the waiver of any default or events of default with respect to the Company Group, and the waiver of any notice obligations, under the Subordinated Promissory Notes.

(M)Resignation letters, in a form reasonably satisfactory to Parent, from all persons holding the position of director or officer of the Company in office immediately prior to the First Effective Time, providing that such Persons have resigned from such positions as of the First Effective Time.

(N)A flow of funds reasonably satisfactory to Parent with wire instructions for the wiring of all amounts that are payable by Parent (other than to a Company Stockholder) under this Agreement.

(O)Evidence reasonably satisfactory to Parent that the Company’s board of directors has taken all actions necessary to terminate any Company Benefit Arrangement that is sponsored by any member of the Company Group and that is intended to be qualified under Section 401(a) of the Code, including: (i) adoption of a resolution, in a form that is acceptable to Parent, terminating each such plan contingent upon Closing with an effective termination date that is at least one day prior to the Closing Date, (ii) fully vesting the accounts of affected participants, (iii) making all applicable contributions to such plans, including any applicable matching contributions, as of the termination date, (iv) notification of applicable third party vendors, and (v) the taking of all other actions reasonably requested by Parent in connection with the termination of each such plan.

(ii)At the Closing, the Parent will deliver or cause to be delivered:

(A)To the Company, a certificate, duly executed by the Secretary of Parent, dated as of the Closing Date, certifying the resolutions of the board of directors of Parent approving this Agreement and the Transactions.

(c)Certificates of Merger. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware (the “Delaware Secretary”) (i) a certificate of merger relating to the First Merger (the “Certificate of Corporate Merger”), executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL and (ii) a certificate of merger relating to the Second Merger (the “Certificate of LLC Merger”), executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL and the DLLCA, and, as soon as practicable on or after the Closing Date, shall make all other filings required under the DGCL or the DLLCA or by the Delaware Secretary in connection with the Merger.

(d)Effective Times. The First Merger shall become effective at the time that the Certificate of Corporate Merger has been duly filed with the Delaware Secretary, or at such later time as Parent and the Company shall agree and specify in the Certificate of Corporate Merger (such time hereinafter referred to as the “First Effective Time”) and (ii) the Second Merger shall become effective at the time that the Certificate of LLC Merger has been duly filed with the Delaware Secretary, or at such later time as Parent and the Company shall agree and specify in the Certificate of LLC Merger (such time hereinafter referred to as the “Second Effective Time”).

2.3Effect of the Merger

.  Without limiting the foregoing, (a) from and after the First Effective Time, the Surviving Corporation shall have all the properties, rights, privileges, purposes and powers and debts, duties and liabilities of the Company and (b) from and after the Second Effective Time, the Surviving Entity shall have all the properties, rights, privileges, purposes and powers and debts, duties and liabilities of the Surviving Corporation.

2.4Charter and Bylaws

.

(a)The certificate of incorporation of the Surviving Corporation shall be amended and restated to be identical to the certificate of incorporation of Merger Sub I immediately prior to the First Effective Time, except that Article I of the certificate of incorporation of the Surviving Corporation shall read as follows: “The name of this corporation is Yoga International Inc.” The certificate of formation of the Surviving Entity shall be the certificate of formation of Merger Sub II immediately prior to the Second Effective Time.

(b)The bylaws of the Surviving Corporation shall be the bylaws of Merger Sub I immediately prior to the First Effective Time, except that all references to Merger Sub I in the bylaws of the Surviving Corporation shall refer to “Yoga International, Inc.”

2.5Directors and Officers

.

(a)The officers of Merger Sub I immediately prior to the First Effective Time shall be the officers of the Surviving Corporation immediately after the First Effective Time, each to hold office until their respective successors are duly appointed or until their earlier death, resignation or removal, in each case in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub II immediately prior to the Second Effective Time shall be the officers of the Surviving Entity immediately after the Second Effective Time, each to hold office until their respective successors are duly appointed or until their earlier death, resignation or removal, in each case in accordance with the certificate of formation and limited liability company agreement of the Surviving Entity.

(b)The members of the board of directors of Merger Sub I immediately prior to the First Effective Time shall be the members of the board of directors of the Surviving Corporation immediately after the First Effective Time, each to hold office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in each case in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The members of the board of directors of Merger Sub II immediately prior to the Second Effective Time shall be the members of the board of directors of the Surviving Entity immediately after the Second Effective Time, each to hold office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in each case in accordance with the certificate of formation and limited liability company agreement of the Surviving Entity.

2.6Conversion of Capital Stock and LLC Interests

.

(a)Conversion of Merger Sub I Common Stock.  Subject to the terms and conditions of this Agreement, at the First Effective Time, by virtue of the First Merger and without any action on the part of any holder of any Merger Sub I Common Stock, each share of Merger Sub I Common Stock that is issued and outstanding immediately prior to the First Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation, and the shares of the Surviving Corporation into which the shares of Merger Sub I Common Stock are so converted shall be the only shares of capital stock of the Surviving Corporation that are issued and outstanding immediately after the First Effective Time.

(b)Cancellation of Company-Owned Stock.  Subject to the terms and conditions of this Agreement, at the First Effective Time, by virtue of the First Merger and without any action on the part of any holder of any Company Capital Stock, notwithstanding Section 2.6(c), each share of Company

Capital Stock owned by the Company or any of its respective wholly-owned Subsidiaries immediately prior to the First Effective Time shall be cancelled and extinguished without any conversion thereof or payment of consideration therefor.

(c)Conversion of Company Capital Stock.  Subject to the terms and conditions of this Agreement, including in particular Section 2.10, at the First Effective Time, by virtue of the First Merger and without any action on the part of any Company Stockholder:

(i)Each share of Company Capital Stock issued and outstanding immediately prior to the First Effective Time, but excluding any shares of Company Capital Stock described in Section 2.6(b) and the Dissenting Shares, held by the Company Stockholders shall be cancelled and extinguished and automatically converted into the right to receive (w) the portion of the Capital Stock Consideration set forth opposite such Company Stockholder’s name on the Spreadsheet, (x) the portion of the Closing Cash Consideration set forth opposite such Company Stockholder’s name on the Spreadsheet, (y) such Company Stockholder’s Pro Rata Share of any amounts paid to Company Stockholders from the Deferred Cash Consideration  and (z) such Company Stockholder’s Pro Rata Share of any amounts paid to Company Stockholders from the Representative Fund Consideration. The amount of cash each Company Stockholder is entitled to receive for the shares of Company Capital Stock held by such Company Stockholder shall be rounded to the nearest cent and computed after aggregating cash amounts for all shares of Company Capital Stock held by such Company Stockholder.

(d)Effect of the Second Merger on Securities. At the Second Effective Time, by virtue of the Second Merger and without any action on the part of Parent, the Company, Merger Sub I, Merger Sub II or the holders of any securities of Parent, the Company, Merger Sub I or Merger Sub II, each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor, and each equity interest of Merger Sub II issued and outstanding immediately prior to the Second Effective Time shall remain issued and outstanding as an equity interest of the Surviving Entity.

(e)No Fractional Shares. No book-entries, certificates or scrip representing fractional shares of Parent Stock shall be issued hereunder and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of shares of Parent Stock. Notwithstanding any other provision of this Agreement, each recipient of shares of Parent Stock pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Stock (after taking into account all shares of Parent Stock to be issued to such Company Stockholder pursuant to the Merger) shall in lieu thereof receive in cash (rounded to the nearest whole cent), without interest, an amount equal to such fractional amount multiplied by the Parent Stock Price, to be paid to such Company Stockholders contemporaneously with the Closing.

(f)Holdback Stock.  Each Company Stockholder acknowledges and agrees that the Parent Stock issued at the Closing as the Capital Stock Consideration will be issued without registration under the Securities Act or any other applicable securities laws in reliance on exemptions from registration provided therein, and accordingly, the Capital Stock Consideration shall be characterized as “restricted securities” under state and federal securities Laws and may not be transferred, sold or offered for sale except pursuant to the registration provisions of the Securities Act or other applicable securities Law, or pursuant to any exemption therefrom. Half of the Parent Stock issued to the Company Stockholders as Capital Stock Consideration shall not become eligible for transfer, sale or offer for sale by the Company Stockholders until the 6-month anniversary of the Closing Date (the “Six-Month Holdback Parent Stock”), and the remaining half of the Parent Stock issued as Capital Stock Consideration shall not become eligible for transfer, sale or offer for sale by the Company Stockholders until January 1, 2023 (the “Twelve-Month Holdback Parent Stock”).  Subject to the terms hereof, each Company Stockholder shall have all the rights of a stockholder with respect to the shares of Six-Month Holdback Parent Stock and Twelve-Month Holdback Parent Stock while they are held by Parent, including without limitation, the right to vote such shares. If, from time to time during the term of the applicable holdback, there is (i) any stock dividend, stock split or other change in the such shares, (ii) any dividend of cash or other property on such shares, or (iii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities or cash or other consideration to which a Company Stockholder is entitled by reason of such Company Stockholder’s ownership of such shares shall immediately become subject to the applicable holdback. Beginning on each of the 6-month anniversary of the Closing Date and January 2, 2023, as applicable, to the extent that such Company Stockholder has provided to Parent sufficient information to permit the removal of the Restrictive Legend, Parent and the respective Company Stockholders shall use commercially reasonable efforts to cooperate in good faith and in compliance with applicable Laws, including Rule 144, to remove the Restrictive Legend.

(g)Legends. Any certificates or book-entry entitlements representing the shares of Parent Stock issued pursuant to this Agreement may bear the following legend, to the extent applicable (along with any other legends that may be required under applicable Law) (the “Restrictive Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR RECEIPT BY GAIA, INC. OF AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE AGREEMENT AND PLAN OF MERGER BETWEEN GAIA, INC. AND YOGA INTERNATIONAL, INC., AND CERTAIN OTHER PARTIES THERETO A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

To ensure compliance with the restrictions imposed by this Agreement, Parent may issue appropriate “stop-transfer” instructions to its transfer agent.

2.7Dissenting Shares

.  If, in connection with the First Merger, holders of Company Capital Stock shall have demanded and perfected their appraisal rights in accordance with Section 262 of the DGCL, none of such Dissenting Shares shall be converted into a right to receive the consideration otherwise payable to the holder of such Dissenting Shares as provided in Section 2.6(c), but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL.  Each holder of Dissenting Shares who, pursuant to the provisions of the DGCL, becomes entitled to payment of the fair value of such shares shall receive payment therefor in accordance with the DGCL (but only after the value therefor shall have been agreed upon or finally determined pursuant to the DGCL).  In the event that any Company Stockholder fails to make an effective demand for payment or fails to perfect its appraisal rights as to its shares of Company Capital Stock, or any Dissenting Shares shall otherwise lose their status as Dissenting Shares, then any such shares shall immediately be converted into the right to receive the consideration issuable pursuant to Section 2.6(c) in respect of such shares as if such shares had never been Dissenting Shares, and Parent shall issue and deliver, or cause to be delivered, to the holder thereof, at (or as promptly as reasonably practicable after) the applicable time or times specified in Section 2.8, following the satisfaction of the applicable conditions set forth in Section 2.8, the consideration that such Company Stockholder would have been entitled under Section 2.6(c) with respect to such shares.  The Company shall give Parent prompt notice (and in no event more than two (2) Business Days) of any demand received by the Company for appraisal of Company Capital Stock or notice of exercise of a Company Stockholder’s appraisal rights in accordance with the DGCL.  The Company agrees that, except with Parent’s prior written consent, it shall not voluntarily make any payment or offer to make any payment with respect to, or settle or offer to settle, any such demand for appraisal or exercise of appraisal rights.

2.8 Payment

.

(a)Procedures.  Parent shall deliver via email, as promptly as practicable following the First Effective Time, to each Company Stockholder as of immediately prior to the First Effective Time that has not previously delivered a letter of transmittal in substantially the form attached hereto as Exhibit B (a “Stockholder Letter of Transmittal”).  Parent shall deliver, or cause to be delivered, to any Company Stockholder who delivers a duly completed and validly executed Stockholder Letter of Transmittal and any other documents as Parent shall reasonably require, that portion of the Total Consideration which such Company Stockholder has the right to receive pursuant to Section 2.6(c), in each case, as promptly as reasonably practicable, and in any event, no later than ten (10) Business Days after the later of (A) delivery of the applicable duly completed and validly executed Stockholder Letter of Transmittal and any other documents as Parent shall reasonably require, or (B) the First Effective Time.  With respect to the Capital Stock Consideration Parent shall direct Parent’s transfer agent to give each Company Stockholder login access to an account with Parent’s transfer agent, Parent and the Company Stockholders shall cooperate in good faith with such transfer agent as may be necessary for the transfer agent to effect the delivery of each Company Stockholder’s Pro Rata Share of the Capital Stock Consideration.

(b)[Intentionally Omitted].

(c)No Further Ownership Rights.  From and after the First Effective Time, holders of Company Capital Stock shall cease to have any rights with respect thereto except as provided herein or by Law.  At the First Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Capital Stock shall thereafter be made.

(d)Return of Consideration; No Liability.  Any amount that remains undistributed to the Company Stockholders one (1) year after the later of (a) the First Effective Time or (b) such time that such amount is so payable shall be retained by the Parent (subject to abandoned property, escheat or similar applicable Law), and each Company Stockholder who is entitled to such amount under this Article 2 shall be entitled to receive such amount from Parent.  To the maximum extent permitted by Law, none of Parent or the Company shall be liable to any Company Stockholder for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar applicable Law.  If any Certificate has not been surrendered prior to seven (7) years after the First Effective Time, or immediately prior to such earlier date on which any cash in respect of such Certificate would otherwise escheat or become property of any Governmental Authority, any such cash shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interests of any person previously entitled thereto.

2.9Adjustments

.  In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Capital Stock occurring in compliance with the terms hereof after the Agreement Date and prior to the First Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.  Unless indicated otherwise, all mathematical calculations contemplated by this Agreement shall be made to the fifth (5th) decimal place.

2.10Deferred Consideration and Representative Fund

.

(a)Deferred Cash Amount.  At the First Effective Time, Parent shall hold back the Deferred Cash Amount.

(b)Representative Fund Amount.  At the First Effective Time, Parent shall pay cash in the amount of the Representative Fund Amount to an account designated in writing by the Representative, and each Company Stockholder shall be deemed to have contributed an amount equal to such Company Stockholder’s Pro Rata Share of the Representative Fund Amount.  For U.S. Tax purposes, the Representative Fund Amount will be treated as having been received and voluntarily set aside by the Company Stockholders at the time of Closing.  After the Closing, the Representative shall make determinations as to the release of any portion of the Representative Fund Amount to the Company Stockholders in proportion to their respective Pro Rata Share.

2.11Post-Closing Adjustments

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(a)Preliminary Statement.  No later than thirty (30) days after the Closing Date, the Representative shall deliver to the Parent the Closing Company Balance Sheet, which shall be in a form mutually agreed to by the Parent and the Representative and otherwise subject to the same dispute procedures outlined in Section 2.11(c).  No later than forty-five (45) days after the Closing Date, Parent shall prepare and deliver to the Representative, on behalf of the Company Stockholders, a statement (the “Preliminary Adjustment Statement”) setting forth Parent’s calculation of (i) the Closing Balance Sheet Shortfall (if any); (iii) the Unpaid Closing Debt Amount (if any); (iv) the amount of the Unpaid Transaction Fees (if any); (iv) based on the foregoing amounts set forth therein, the adjustments necessary to reconcile the Estimated Unpaid Closing Debt Amount and the amount of Estimated Unpaid Transaction Fees to the Unpaid Closing Debt Amount and the amount of Unpaid Transaction Fees, respectively; and (v) the Preliminary Post-Closing Adjustment; provided that in the event of a delay by the Company or its representatives in delivering information to Parent that is reasonably necessary for Parent to prepare the Preliminary Adjustment Statement, such time period shall be extended by the length of such delay.  Parent shall provide the Representative access to such working papers and information relating to the preparation of the Preliminary Adjustment Statement and the calculation of the Preliminary Post-Closing Adjustment as reasonably requested by the Representative.

(b)Review by Representative.  The Representative shall review the Preliminary Adjustment Statement and the Preliminary Post-Closing Adjustment and, if the Representative reasonably believes that either the Preliminary Adjustment Statement or the Preliminary Post-Closing Adjustment, or

both, were not prepared in accordance with the terms and conditions of this Agreement, the Representative shall so notify Parent in writing, no later than fifteen (15) days after the date Parent delivers the Preliminary Adjustment Statement to the Representative, setting forth in such notice (the “Notice of Disagreement”) the objection or objections to the Preliminary Adjustment Statement or the Preliminary Post-Closing Adjustment with reasonable particularity and the specific changes or adjustments that the Representative claims are required to be made thereto in order to correct the same in accordance with the terms and conditions of this Agreement.  The Representative shall be deemed to have agreed with all items and amounts in the Preliminary Adjustment Statement not specifically referenced in the Notice of Disagreement, and such items and amounts shall not be subject to review under subsection (c) below; provided that, for the avoidance of doubt, such items may be adjusted in connection with the adjustment of disputed items.

(c)Resolution of Disputes.  During the ten (10) Business Day period following delivery of a Notice of Disagreement by the Representative to Parent, the parties shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified therein.  During such ten (10) Business Day period, the Representative shall use its commercially reasonable efforts to provide Parent and its representatives with reasonable access during normal business hours upon reasonable advance notice to the working papers of the Representative and its representatives relating to such Notice of Disagreement, and the Representative shall and shall cause its representatives to cooperate with Parent and its representatives to provide them with other information used in preparation of such Notice of Disagreement reasonably requested by Parent or its representatives.  Any disputed items resolved in writing between the Representative and Parent within such ten (10) Business Day period shall be final and binding with respect to such items, and if the Representative and Parent agree in writing on the resolution of each disputed item specified in the Notice of Disagreement, the amount so determined shall be final and binding on the parties for all purposes hereunder.  If the Representative and Parent have not resolved all such differences by the end of such ten (10) Business Day period, the Representative and Parent shall jointly retain and refer the disagreement to the Independent Accountants, which shall act as an expert and not as an arbitrator and shall render its determination as to such specific items remaining in dispute.  Parent and the Representative shall instruct the Independent Accountants to make a written determination solely with respect to each such disputed item, in accordance with the provisions of this Section 2.11(c) and within the range of the difference between Parent’s position with respect thereto and the Representative’s position with respect thereto, that determination shall be final and binding on the parties for all purposes hereunder.  The Representative and Parent shall use their commercially reasonable efforts to cause the Independent Accountants to render a written decision resolving the matters submitted to it within twenty (20) Business Days following the submission thereof.  Notwithstanding anything to the contrary in this Agreement, the costs of any dispute resolution pursuant to this subsection, including the fees and expenses of the Independent Accountants and of any enforcement of the determination thereof, shall be borne by the parties in inverse proportion as they may prevail on the matters resolved by the Independent Accountants, that proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accountants at the time the determination of such firm is rendered on the merits of the matters submitted.  The fees and disbursements of the representatives of each party incurred in connection with their preparation or review of the Preliminary Adjustment Statement and preparation or review of any Notice of Disagreement, as applicable, shall be borne by such party.  Any such costs and expenses due from the Representative (on behalf of the Company Stockholders) may, at the sole discretion of Parent, be distributed to Parent from the Escrow Amount in accordance with subsection (e) below.

(d)Final Adjustments.  The Preliminary Adjustment Statement and the Preliminary Post-Closing Adjustment shall become the “Final Adjustment Statement” and the “Final Post-Closing Adjustment,” respectively, and as such shall become final, binding and conclusive upon Parent, the Representative, the Company, the Company Stockholders, and their respective Affiliates for all purposes of this Agreement upon the earliest to occur of:  (i) the mutual acceptance by Parent and the Representative of the Preliminary Adjustment Statement and the Preliminary Post-Closing Adjustment, respectively, with such changes or adjustments thereto, if any, as may be proposed by the Representative and consented to by Parent or proposed by the Parent and consented to by the Representative; (ii) the expiration of fifteen (15) days after the Representative’s receipt of the Preliminary Adjustment Statement and the Preliminary Post-Closing Adjustment, respectively, without timely written objection thereto by the Representative in accordance with Section 2.11(b); or (iii) the delivery to Parent and the Representative by the Independent Accountants of the report of their determination of all disputed matters submitted to them pursuant to Section 2.11(c) (the date of the earliest to occur of clauses (i), (ii) or (iii), the “Adjustment Resolution Date”).

(e)Payments.

(i)If the Final Adjustment Statement reflects a negative Final Post-Closing Adjustment, then Parent shall retain an aggregate amount equal to (x) the absolute value (i.e. ignoring the fact that such amount is a negative number) of the Final Post-Closing Adjustment, plus (y) if applicable, the amount of any costs and expenses due from the Representative to Parent pursuant to this Section 2.11 (for the avoidance of doubt, to the extent not already paid by the Representative from the Representative Fund Amount) from the Deferred Cash Amount.

(ii)If the Final Post-Closing Adjustment reflected in the Final Adjustment Statement is equal to zero, then as soon as reasonably practicable (but in any event not later than three (3) Business Days following the Adjustment Resolution Date), then Parent shall retain an amount equal to the amount of any costs and expenses due from the Representative to Parent pursuant to this Section 2.11 (for the avoidance of doubt, to the extent not already paid by the Representative from the Representative Fund Amount).

(iii)If the Final Adjustment Statement reflects a positive Final Post-Closing Adjustment, then Parent shall add to the Deferred Cash Amount an aggregate amount equal to (x) the absolute value of the Final Post-Closing Adjustment, minus (y) if applicable, the amount of any costs and expenses due from the Representative to Parent pursuant to this Section 2.11 (for the avoidance of doubt, to the extent not already paid by the Representative from the Representative Fund Amount) from the Deferred Cash Amount.

(iv)For the avoidance of doubt, to the extent any amount payable to Parent pursuant to this Section 2.11 exceeds the Deferred Cash Amount, Parent shall have the right to seek the amount of such excess from Company Stockholders based on their Pro Rata Share of such excess via cancellation of a number of shares of Parent Stock equal to each such Company Stockholder’s Pro Rata Share of such excess, with each share of Parent Stock being valued at the Parent Stock Price.

(f)As soon as reasonably practicable following the date that is the later of sixty (60) days from the Closing Date or March 1, 2022 but in no event before the Adjustment Resolution Date (the “Deferred Cash Consideration Release Date”), Parent shall deliver to the Company Stockholders, all of the Deferred Cash Amount (if any, and as adjusted by clause (iii) of paragraph (e) above) in excess of any amount of Deferred Cash Amount that is necessary to satisfy all unresolved, unsatisfied or disputed claims for adjustment specified in any Preliminary Adjustment Statement delivered by Parent to Representative in accordance with this Article 2 or otherwise relating to this Section 2.11, in each case in proportion to their respective Pro Rata Shares.  If any such claims are unresolved, unsatisfied or disputed as of the Deferred Cash Consideration Release Date, then the Parent shall retain possession and custody of that portion of the Deferred Cash Amount that equals the total maximum amount being claimed by Parent in all such unresolved, unsatisfied or disputed claims, and as soon as all such claims have been resolved, the Parent shall deliver to the Company Stockholders, all of the remaining Deferred Cash

Amount (if any) not required to satisfy such claims, in each case in proportion to their respective Pro Rata Shares.

2.12Tax Withholding

(a).  Each of Parent and the Company Group shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the Total Consideration or any other payment or consideration otherwise payable or deliverable pursuant to this Agreement, including the Deferred Cash Amount, the amounts required to be deducted and withheld under the Code, or any provision of state, local or foreign Tax Law, with respect to the making of such payment and, to the extent that amounts are so deducted and withheld, such amounts shall be paid over to the appropriate Governmental Authority and treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made; provided, however, that prior to deducting and withholding any such amounts the parties shall reasonably cooperate to minimize or eliminate any potential deductions and withholdings.  The recipient of any payments payable pursuant to this Agreement is solely responsible for any and all Liabilities for Taxes that may arise with respect to any Total Consideration or other amounts payable pursuant to this Agreement.

(b)All sums payable by the Company Indemnifying Parties under this Agreement shall be paid free and clear of all deductions, withholdings, set-offs and counterclaims unless a deduction or withholding is required by any Laws in which event the Company Indemnifying Parties shall pay such additional amount as shall be required to ensure that the net amount received by each Parent Indemnified Party under this Agreement will equal the full amount that would have been received by it had no such deduction or withholding been required to be made. If in respect of or in connection with any payment made under this Agreement, any amount payable to the Parent Indemnified Parties is or becomes subject to Tax in the hands of the Parent Indemnified Parties, the amount to be paid to the Parent Indemnified Parties shall be increased by such additional amount as will ensure that the net amount received by the Parent Indemnified Parties after such Tax has been taken into account is equal to the full amount which would have been received by the Parent Indemnified Parties had the amount not been subject to Tax.

2.13Further Assurances

.  If, at any time before or after the First Effective Time, any of the parties hereto reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the First Effective Time, then the Company Group, Parent, the Merger Subs and their respective officers and directors shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary to consummate the Merger and to carry out the purposes and intent of this Agreement.

2.14Spreadsheet. Prior to the Agreement Date, the Company delivered to Parent the Spreadsheet; provided, however, that such receipt shall not be deemed to be an agreement by Parent that the Spreadsheet is accurate and shall not diminish Parent’s remedies hereunder if the Spreadsheet is not accurate. Parent and the Merger Subs may rely on the Spreadsheet, and in no event will Parent or the Merger Subs have any liability to any Company Stockholder or other Person in respect of the Spreadsheet, including on account of payments made in accordance with the Spreadsheet. Parent and the Merger Subs shall be entitled to rely on the Spreadsheet without any obligation to investigate or verify the accuracy or correctness thereof, and to make payments in accordance therewith.

Article 3
REPRESENTATIONS AND WARRANTIES OF
THE COMPANY

Subject to the exceptions set forth in the disclosure letter of the Company, dated as of the Agreement Date and delivered to Parent concurrently with the parties’ execution of this Agreement (the “Company Disclosure Letter”) specifically referencing a section or subsection herein (which such disclosure shall qualify only (a) the corresponding section or subsection herein and (b) any other sections and subsections in this Article 3 to the extent that it would be reasonably apparent that such disclosure would be applicable to such other section or subsection based on the face of such disclosure), the Company represents and warrants to Parent and the Merger Subs that the statements contained in this Article 3 are true and correct on and as of the Agreement Date.

3.1Organization and Good Standing

.

(a)The Company.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Each member of the Company Group is duly qualified, licensed or admitted to do business, and is in good standing, in each jurisdiction where the character of the properties and assets occupied, owned, leased or operated by it or the nature of its activities makes such qualification, licensing or admission necessary.  Without limiting the foregoing, each member of the Company Group is so qualified, licensed or admitted to do business in each jurisdiction listed on Schedule 3.1(a)-1 of the Company Disclosure Letter. The Company has made available to Parent true, correct and complete copies of the currently effective Organizational Documents of the Company Group, each as modified, supplemented, amended or restated as of the Agreement Date.  No Member of the Company Group is in violation of its Organizational Documents, each as amended to date.

(b) Schedule 3.1(b)-1 of the Company Disclosure Letter accurately lists the directors and officers, or equivalent representatives, of each member of the Company Group as of the Agreement Date. Except as disclosed in Schedule 3.1(b)-2 of the Company Disclosure Letter, no equityholder of the Company is a party to any shareholder agreement in respect of any member of the Company Group.  Each assumed name, trade name or fictitious name set forth on Schedule 3.1(b)-3of the Company Disclosure Letter has been duly registered with the appropriate Governmental Authority in each of the jurisdictions that such assumed name, trade name or fictitious name has been used by the Company Group (or any predecessor to the Company Business).  There is no Liability for dividends accrued and unpaid or other distributions by the Company Group.  All distributions, dividends, repurchases and redemptions of the equity interests of the Company Group were undertaken in compliance with all requirements of Law and all requirements set forth in applicable Contracts.

(c)Books and Records.  The Company Group has made available to Parent complete and correct copies of the minute books of the Company Group, which contain complete and correct copies of all minutes of meetings of and actions by the shareholders of the Company Group, the board of directors of the Company Group (or equivalent governing body), and all committees of the board of directors, and accurately reflect all corporate actions of the Company Group that are required by Law or the Organizational Documents of the Company Group to be passed upon by the shareholders of the Company Group, the board of directors of the Company Group (or equivalent governing body), or any committee of the board of directors of the Company Group.

(d)Subsidiaries and Minority Investments.  Schedule 3.1(d) of the Company Disclosure Letter lists the name of and jurisdiction of organization of each direct or indirect Subsidiary of the Company.  Schedule 3.1(d) of the Company Disclosure Letter lists for each Subsidiary such Subsidiary’s equityholders and such equityholders’ interest in such Subsidiary.  All of the outstanding equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth on Schedule 3.1(d) of the Company Disclosure Letter, are owned, beneficially and of record, by the Company or by Subsidiaries wholly owned, directly or indirectly, by the Company free and clear of all Encumbrances.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other similar contracts or commitments with respect to any Subsidiary of the Company.  There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any equity of any Subsidiary of the Company.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary of the Company or any repurchase, redemption or other obligation to acquire for value any capital stock of any Subsidiary of the Company. Except for the Subsidiaries listed on Schedule 3.1(d) of the Company Disclosure Letter, none of the Company nor any Subsidiary holds any equity, partnership, joint venture or other Minority Investment in any Person.  The Company Group is not subject to any obligation or requirement to provide funds for or to make any investment (including in the form of a loan or capital contribution) in any Person.

(e)Each member of the Company Group has all requisite corporate power and corporate authority to own, operate and lease its properties and assets and to carry on its portion of the Company Business.

3.2Power, Authorization and Validity

.

(a)Power and Authority.  The Company has all requisite corporate power and corporate authority to enter into, execute, deliver and perform its obligations under this Agreement and each Company Ancillary Agreement, and to consummate the Merger, subject only to receipt of the Company Stockholder Approval.  The consummation of the Merger and the execution, delivery and performance by the Company of this Agreement, each of the Company Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby, have been duly and validly approved and authorized by the Company board of directors and/or shareholder(s), as applicable, duly and validly authorized by all requisite corporate action and, in the case of the Merger, subject only to receipt of the Company Stockholder Approval. No other actions or proceedings on the part of the Company Group are necessary to authorize the execution, delivery and performance of this Agreement and the Company Ancillary Agreements or to consummate the transactions contemplated hereby and thereby.

(b)No Consents.  No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to (i) any Governmental Authority or (ii) any other Person is necessary or required to be made or obtained by the Company Group to enable the Company Group to lawfully execute and deliver, enter into, and perform its obligations under this Agreement and the Transaction Documents, or to consummate the Merger and the other transactions contemplated hereby and thereby (including the consent of or notice to any Person required to be obtained or given in order to keep any Contract between such Person and the Company Group in effect following the Closing or to provide that the Company Group is not in breach or violation of any such Contract following the Closing, in each case, as a result of failure to obtain such consent or provide such notice), except for (i) the filing of the Certificate of Corporate Merger and the Certificate of LLC Merger with the Office of the Secretary of State of Delaware in connection with the Merger and (ii) the Company Stockholder Approval.

(c)Enforceability.  This Agreement has been duly executed and delivered by the Company.  This Agreement is, and the Transaction Documents to which any member of the Company Group is a party will be, when executed by such member of the Company Group, valid and binding obligations of such member of the Company Group and enforceable against such member of the Company Group in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of Law and equity governing specific performance, injunctive relief and other equitable remedies.

(d)Required Vote of Company Stockholders.  The affirmative vote or consent of the (i) holders of a majority of the outstanding shares of the Company’s Class A Common Stock and Series LP-1 Preferred Stock, voting or consenting together as a single class, and (ii) holders of a majority of the outstanding shares of each of the Series LP-1 Preferred Stock and the Series LP-2 Preferred Stock, voting or consenting as separate classes (the “Company Stockholder Approval”) are the only votes or consents of the holders of any class or series of Company Capital Stock necessary to adopt or approve this Agreement, the Company Ancillary Agreements and the transactions contemplated hereby and thereby, including the Merger.  Upon receipt of the Company Stockholder Approval, no further vote or consent of the holders of any class or series of Company Capital Stock is necessary to adopt this Agreement and approve this Agreement, the Company Ancillary Agreements and the transactions contemplated hereby and thereby, including the Merger.

3.3Capitalization of the Company

.

(a)Authorized and Outstanding Company Capital Stock.  The authorized capital stock of the Company consists solely of 7,500,000 shares of Company Common Stock and 2,933,212 shares of Company Preferred Stock.  Of the authorized shares of Company Common Stock, 7,108,018 shares are designated as Company Class A Common Stock, and 391,982 shares are designated as Company Class B Common Stock.  Of the authorized shares of Company Preferred Stock, 433,177 shares are designated as Company Series LP-1 Preferred Stock, and 2,500,035 shares are designated as Company Series LP-2 Preferred Stock. A total of 7,108,018 shares of Company Class A Common Stock, 391,982 shares of Company Class B Common Stock, 433,177 shares of Company Series LP-1 Preferred Stock and 2,500,035 shares of Company Series LP-2 Preferred Stock are issued and outstanding as of the Agreement Date.  The numbers and kind of issued and outstanding Company Capital Stock held by each Company Stockholder, and those that are held in treasury, are set forth on Schedule 3.3(a) of the Company Disclosure Letter, and no shares of Company Capital Stock are issued or outstanding as of the Agreement Date that are not set forth on Schedule 3.3(a) of the Company Disclosure Letter.  All shares of Company Capital Stock are uncertificated.  Schedule 3.3(a) of the Company Disclosure Letter also sets forth for each Company Stockholder, as of the Agreement Date, (i) the address, email address and country of citizenship of such Company Stockholder; and (ii) the date of issuance of the shares of Company Capital Stock held by such Company Stockholder. Such information is consistent with the information included in the books and records of the Company. All issued and outstanding shares of Company Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of and are not subject to any right of rescission, right of first refusal or preemptive right, and have been offered, issued, sold and delivered by the Company in compliance with all requirements of Law and all requirements set forth in applicable Contracts.  There is no Liability for dividends accrued and unpaid or other distributions by the Company.  All distributions, dividends, repurchases and redemptions of the equity interests of the Company were undertaken in compliance with all requirements of Law and all requirements set forth in applicable Contracts and the Organizational Documents. No Person is entitled to participate in or to receive a commission on the profits or dividends of the Company, except the Company Stockholders as the stockholders of the Company.

(b)No individuals have been offered an opportunity to receive any equity incentive award (the “Promised Equity Grants”) under an offer letter from, Contract with or other commitment from the Company (which has not expired, been rescinded or rejected), but who have not been granted such Promised Equity Grants.

(c)No Other Rights.  There are no stock appreciation rights, options, restricted stock, restricted stock units, “phantom” stock or similar securities or rights that are derivative or provide economic benefits based, directly or indirectly, on the value or price of any securities of the Company Group, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or Contracts outstanding to purchase or otherwise acquire any shares of Company Capital Stock or any other equity interest in the Company Group or any securities or Debt convertible into or exchangeable for share of Company Capital Stock or any other equity interest in the Company Group or obligating the Company Group to grant, extend or enter into any such stock appreciation right, option, restricted stock, restricted stock unit, “phantom” stock, warrant, call, right, commitment, conversion privilege or preemptive or other right or Contract.  There are no voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights or other similar restrictions applicable to any outstanding securities of the Company Group.

3.4No Conflict

.  Except as disclosed in Schedule 3.4 of the Company Disclosure Letter, neither the execution and delivery of this Agreement or any of the Company Ancillary Agreements by the Company Group nor the consummation of the Merger or any other transaction contemplated hereby or thereby, shall (with or without notice or lapse of time, or both) (a) conflict with or result in any violation or breach of or default under any provision of a member of the Company Group’s Organizational Documents; (b) result in a breach or violation of or cause acceleration or constitute (with or without due notice to any third party or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Company Material Contract or Governmental Permit; (c) violate any Law of any Governmental Authority having jurisdiction over any member of the Company Group or any of their respective properties or assets; (d) result in the creation of an Encumbrance, other than Permitted Encumbrances; or (e) violate any privacy policy, terms of use, or terms of service of the Company Group.

3.5Litigation

.  Except as disclosed in Schedule 3.5 of the Company Disclosure Letter, there is no, and has not been any, Action pending or, to the Knowledge of the Company, threatened (a) by or against or affecting the Company Group (or against any officer, director, employee or agent of the Company Group in his or her capacity as such or relating to his or her employment, services or relationship with the Company Group) or the Company Business or Company Offerings; (b) that imposes any obligation on the Company Group, any of the assets or properties of the Company Group, or any officer, director, employee or agent of the Company Group, in his or her capacity as such; or (c) against the Company Group based upon the Company Group’s entering into this Agreement or any of the Company Ancillary Agreements or consummating the Merger or any of the transactions contemplated by this Agreement or any other Transaction Document, and there is no basis for, or event or circumstance that is reasonably likely to result in or serve as a basis for, any Person to assert a claim referred to in clauses (a) through (c).  There is no judgment, decree, injunction, rule or order of any Governmental Authority, arbitrator or mediator outstanding (a) against the Company Group or any director or officer of the Company Group, or (b) relating to the Company Business, Company Offerings, the Company Group’s assets or properties or the Company Group’s entering into this Agreement or any Company Ancillary Agreements or consummating the Merger or any of the transactions contemplated by this Agreement or any other Transaction Document.  The Company Group does not have any Action pending against any Governmental Authority or other Person, the Company Group has not commenced preparations to initiate such an Action, and there is no basis for such an Action.

3.6Taxes

.

(a)Tax Returns, Taxes and Audits.

(i)The Company Group (A) has properly completed and timely filed all Tax Returns required to be filed by or with respect to it, and all such Tax Returns are true, correct and complete in all respects, (B) has timely paid all Taxes required to be paid by it for which payment was due (whether or not shown on any Tax Returns), (C) has established an adequate accrual or reserve for the payment of all Taxes payable in respect of the periods or portions thereof prior to the Balance Sheet Date (which accrual or reserve as of the Balance Sheet Date is fully reflected on the face of the Company Balance Sheet (rather than in any notes thereto) and will establish an adequate accrual or reserve for the payment of all Taxes payable in respect of the periods or portion thereof through the Closing Date), (D) has made (or will make on a timely basis) all estimated Tax payments required to be made sufficient to avoid any underpayment, penalties or interest, (E) has no Liability for Taxes in excess of the amount so paid or accruals or reserves so established, and (F) since the Balance Sheet Date has not incurred any Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice other than as a result of the transactions contemplated by this Agreement.  The Company has made available to Parent correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed, in each case with respect to the Company Group, that were filed or received for all taxable years remaining open under the applicable statute of limitations.

(ii)The Company Group is not delinquent in the payment of any Tax or in the filing of any Tax Returns, and no claims for assessment or collection of Taxes or for deficiencies for any Tax have been threatened, claimed, proposed or assessed against the Company Group or any of its officers, employees or agents in their capacity as such. To the Company’s Knowledge, no rationale underlying a claim for Taxes has been asserted previously by any Governmental Authority that reasonably could be expected to be asserted in any other period.  There is no Action by any Taxing Authority pending or threatened against the Company Group.  The Company Group has no outstanding powers of attorney with respect to Taxes.

(iii)The Company Group has not received from any Governmental Authority (including any sales or use Tax authority) any written or, to the Company’s Knowledge, any unwritten (A) notice indicating an intent to open an audit or other review, (B) request for information related to Tax Matters, or (C) notice of deficiency or proposed adjustment of or any amount of Tax proposed, asserted, or assessed by any Governmental Authority against the Company Group.  No Tax Return of the Company Group is under audit by any Governmental Authority and any past audits (if any) have been completed and fully resolved to the satisfaction of the applicable Governmental Authority conducting such audit, and all Taxes determined by such audit to be due from the Company Group have been paid in full to the applicable Governmental Authorities, or adequate reserves therefor have been established and are reflected on the face of the Company Balance Sheet (rather than in any notes thereto).  The Company has made available complete copies of any audit report issued by a Governmental Authority within the last six (6) years relating to any Taxes due from or with respect to the Company Group.

(iv)No claim has ever been made by a Governmental Authority in a jurisdiction where the Company Group does not file a particular type of Tax Return or pay a particular type of Tax that it is or may be required to file such Tax Return or pay such Tax in that jurisdiction, and no basis exists for such claim.

(v)No Tax liens are currently in effect against any of the assets of the Company Group other than liens for Taxes not yet due and payable.  There is not in effect any waiver by the Company Group of any statute of limitations with respect to any Taxes, nor has the Company Group agreed to any extension of time for filing any Tax Return that has not been filed.  The Company Group has not consented to extend the period in which any Tax may be assessed or collected by any Tax agency or authority which extension is still in effect. Neither the Company Group nor any other Person on its behalf has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company, or granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

(vi)The Company Group is not and has never been subject to any Tax in any jurisdiction where the Company Group has not previously filed Tax Returns by reason of having an agent or other representative, or place of business or taxable presence in that jurisdiction. The Company Group has complied with all Tax requirements with respect to state sales, use, value-added and other similar Taxes (collectively, “Sales Taxes”) under applicable Tax Law, including any sales or use or other similar Taxes that may be imposed on personal services or upon software, data services or other information services. The Company Group has collected and remitted all required Sales Taxes with respect to sales made or services provided.  For all sales or provision of services that are exempt from Sales Taxes and that were made without charging or remitting Sales Taxes, the Company Group has received and retained any required Tax exemption certificates or other documentation qualifying such sale or provision of services as exempt.  The Company Group is and has been in compliance in all material respects with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating transfer pricing practices of the Company Group and the prices for any property or services (or for the use of any property) provided by or to the Company Group are arm’s-length prices for purposes of the relevant transfer pricing laws.  Neither the Company Group nor any other Person on its behalf has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company, or granted to any Person any power of attorney that is currently in force with respect to any Tax matter.  Schedule 3.6(a)(vi) of the Company Disclosure Letter sets forth for informational purposes only any Sales Tax liabilities of the Company Group, including any liabilities for failure to collect and/or remit Sales Taxes, for any Pre-Closing Tax Period.

(vii)The Company Group will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of: (A)  transactions, events or accounting methods employed prior to the Closing, (B) any change prior to the Closing in any accounting method, (C) any agreement executed with a Governmental Authority on or prior to the Closing Date, (D) any intercompany transaction, (E) any installment sale, open transaction or other transaction made on or prior to the Closing Date, (F) any prepaid amount received on or prior to the Closing Date, (G) any reserves deducted in a period ending on or prior to the Closing Date, (H) any intercompany transaction or excess loss described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provisions of state, local or non-U.S. tax law), or (I) the claiming of any Tax credits in respect of any period ending on or prior to the Closing Date.

(b)Withholding.  The Company Group has complied with all Laws relating to the payment and withholding of Taxes from payments made or deemed made to any Person, and has, collected, deducted, withheld and timely paid over to the appropriate Governmental Authority all Taxes required to have been collected, deducted, and paid over.  For the avoidance of doubt, such payments include all payments and deemed payments in connection with the exercise, conversion, repayment and cancellation of any share options, warrants, convertible securities, convertible debt and equity equivalents of the Company Group. The Company Group has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all Laws, including federal, state, local and foreign Taxes, and has timely filed or provided all withholding Tax Returns in accordance with Law.  The Company Group has complied with all information reporting, backup withholding, and similar requirements under all applicable Laws in connection with amounts paid, deemed payable or owing to any employee, Contractor, shareholder, creditor or other third party.

(c)Special Tax Status and Indemnification Obligations.

(i)The Company Group is not a party to or bound by any Tax sharing, indemnity, allocation or similar Contract, and the Company Group has no Liability to another party under any such Contract.

(ii)The Company Group is not now, and has never been, a member of a consolidated, combined, unitary, aggregate or similar group of which the Company was not the ultimate parent corporation.  The Company Group has no Liability for the Taxes of any Person as a transferee or successor, by Contract or otherwise.

(iii)Since its formation, each of Yoga International, LLC and Yoga International Espanol LLC has been properly treated and classified as a disregarded entity or as a partnership for all federal income tax purposes. No member of the Company Group is, or has ever been, a party to any other joint venture, partnership or other arrangement or Contract that could be treated as a partnership for income Tax purposes.

(iv)The Company Group is in compliance with all terms and conditions of any Tax exemption, or order of a foreign Governmental Authority, and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or order.

(v)The Company Group is and has at all times been resident for Tax purposes in its place of incorporation and is not and has not at any time been treated as resident in any other jurisdiction for any Tax purpose (including any double taxation arrangement).  The Company Group does not have a permanent establishment (within the meaning of an applicable Tax treaty) in any country that is not the country of its residence.  The Company Group does not operate or conduct business through any branch in any country other than the country of its residence for Tax purposes.

(vi)The Company Group has never requested or received a ruling from any Tax authority or signed a closing or other agreement with any Tax authority.

(d)No Tax Shelters.  No member of the Company Group has undertaken any transaction that requires or will require special reporting in connection with any aggressive tax planning.

(e)No Reportable Transactions. No member of the Company Group is or has been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).

(f)Tax Status.  The Company is not, nor has it been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

(g)Distributing Corporation.  Neither the Company nor Sage Holding Inc. has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(h)Additional Tax Representations. The Company Group has never entered into any Contract or maintained any Company Benefit Arrangement that could give rise to payments with respect to the performance of services that are nondeductible under Section  280G of the Code, subject to Section 409A of the Code or subject to the excise tax under Section 4999 of the Code, and no amount payable as a result of or in connection with the consummation of the Merger could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) or nondeductible under Section 280G of the Code.  There is no Company Benefit Arrangement or other Contract by which the Company Group is bound to compensate any employee of the Company Group or other service provider of the Company Group for excise taxes paid pursuant to Section 409A or Section 4999 of the Code.

(i)2020 Tax Acts.  The Company has not (i) requested an “advance payment of employer credits” on Internal Revenue Service Form 7200 or otherwise and has not received a refund of tax credits for Qualified Leave Wages or the “employee retention credit” described in the 2020 Tax Acts, or (ii) deferred any payroll tax pursuant to the 2020 Tax Acts.

(j)Governmental Grants.

(i)The Company Group has never been a party to or otherwise bound by any Contract or subcontract (written or oral) with any Governmental Authority.  Other than as set forth in Schedule 3.6(j)(i) of the Company Disclosure Letter, the Company Group has never applied for or received any Governmental Grants or any financial assistance from any Governmental Authority.

(ii)The Company Group has never entered into, applied for, requested, accepted, been notified that it has been approved for, elected to participate in or received or become subject to or bound by any requirement or obligation relating to, any Governmental Grant, or amended or terminated, or waived any right or remedy related to, any Governmental Grant.

(iii)No Governmental Authority is or may become entitled to receive any royalties or other payments from the Company Group with respect to any Governmental Grant.

(iv)No consent of or notification to any Governmental Authority is required to be obtained prior to the consummation of the Closing in order to comply with the applicable Law or the terms of the Governmental Grants.

3.7Related Party Transactions

.

(a)The Company Group has never been deemed to have for purposes of any Law, in any transaction with any Related Party, or in which any Related Party has an interest, (i) acquired, retained the use or disposed of property for proceeds greater than the fair market value thereof, (ii) received or performed services or retained the use of property for consideration other than the fair market value thereof, or (iii) received or paid interest or any other amount other than at a fair market value rate from any Person with whom it does not deal at arm’s length within the meaning of Law.

(b)No Related Party of the Company Group (i) to the Knowledge of the Company, owns or has owned, directly or indirectly, any equity or other financial or voting interest in any competitor, supplier, licensor, lessor, distributor, Contractor or customer of the Company Group, or (ii) owns or has owned, directly or indirectly, or has or has had any interest in any property (real or personal, tangible or intangible) that the Company Group uses or has used in or pertaining to the conduct of the Company Business.

(c)Except for the payment of bona fide employee compensation in the Ordinary Course of Business, there are no Contracts by and between the Company Group, on the one hand, and any Related Party of the Company Group, on the other hand, pursuant to which such Related Party directly or indirectly provides or receives any information, assets, properties, support or other services to or from the Company Group.

(d)There are no outstanding notes payable to, accounts receivable from or advances by the Company Group to, and the Company Group is not otherwise a debtor or creditor of, or has any Liability to, any Related Party of the Company Group.

3.8Company Financial Statements

.

(a)Schedule 3.8 of the Company Disclosure Letter includes true, correct and complete copies of the Company Financial Statements.  The Company Financial Statements:  (i) are derived from and are in accordance with the books and records of the Company Group, (ii) fairly present in all material respects the financial condition of the Company Group at the dates therein indicated and the results of operations and cash flows of the Company Group for the periods therein specified and  show a true and fair view of the state of affairs of the Company Group as at the date to which they are prepared, and (iii) have been prepared in accordance with (A) US GAAP applied on a basis consistent with prior periods (except that the unaudited Company Financial Statements do not have notes and are subject to normal recurring year-end adjustments, the effect of which are not, individually or in the aggregate, material to the Company Group) and (B) applicable Law.  The statements of operations, retained earnings and cash flows contained in the Company Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the Ordinary Course of Business consistent with past practice, except as expressly specified therein.

(b)The Company Group does not have any individual Liability in excess of $5,000 or aggregate Liabilities in excess of $20,000, except for (i) those shown on the Company Balance Sheet, (ii) executory Liabilities (none of which results from or was caused by any breach of contract or violation of Law) expressly provided for in any of the Company Group’s Contracts that have been made available to Parent and that are not required to be reflected in the Company Financial Statements under US GAAP, (iv) Liabilities incurred in the ordinary course since the Balance Sheet Date, and (iv) Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement, which have been or will be taken into account in the calculation of Transaction Fees. The Liabilities referred to in clause (ii) of this Section 3.8 are not individually or in the aggregate material to the Company Group.  All reserves established by the Company Group that are set forth in or reflected in the Company Balance Sheet have been established in accordance with US GAAP and are adequate.

(c)The Company Group maintains systems of internal controls over financial reporting and accounting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

(d)Schedule 3.8(d) of the Company Disclosure Letter sets forth a complete and correct list showing (a) the following information with respect to each account maintained by or for the benefit of the Company Group at any bank or other financial institution: (i) the name of the bank or other financial institution at which such account is maintained; (ii) the account number; (iii) the type and primary use of account; (iv) the names of all Persons who are authorized to sign checks or other documents with respect to such account and the type of access each such signer holds (Administrative, View, Transactional, etc.); and (v) the approximate amount held in such account as of the date of this Agreement; and (b) the names of all Persons holding powers of attorney from the Company Group, true, correct and complete copies of which have been made available to Parent.

3.9Real and Personal Properties

.

(a)The Company Group has good and marketable title to, or in the case of leased assets and properties, valid leasehold interests in, all of its tangible assets and properties (including those shown on the Company Balance Sheet), free and clear of all Encumbrances, other than Permitted Encumbrances.  Such assets and properties are sufficient for the continued operation of the Company Business.  All properties used in the operations of the Company Business are reflected on the Company Balance Sheet to the extent required under US GAAP to be so reflected.  All machinery, vehicles, equipment and other tangible personal property owned or leased by the Company Group or used in the Company Business have been at all times maintained in all material respects in accordance with generally accepted industry practice and are in good condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put and are in the possession of the Company Group.  All leases of real or personal property to which the Company Group is a party are fully effective and afford the Company Group a valid leasehold possession of the real or personal property that is the subject of the lease.  The Company Group has never owned any real property.  Schedule 3.9-1 of the Company Disclosure Letter sets forth a complete and accurate list of all real property leases or licenses to which the Company Group is a party and lists the term of such lease or license, rent payable, security deposit, maintenance and similar charges, and any advance rent paid thereunder. A true, correct and complete copy of each such lease or license has been made available to Parent. Other than the real property subject to the leases or licenses set forth on Schedule 3.9-1 of the Company Disclosure Letter, the Company Group does not use or occupy any other real property.  Schedule 3.9-2 of the Company Disclosure Letter sets forth a complete and accurate list of all personal property owned or leased by the Company Group.  Schedule 3.9-3 of the Company Disclosure Letter contains a complete and accurate listing of the locations of all sales offices and any other offices or facilities of the Company Group and a true, correct and complete and accurate list of all states or foreign jurisdictions in which the Company Group maintains employees.

(b)With respect to each such leased real property listed in Schedule 3.9-1 of the Company Disclosure Letter:

(i)such lease is legal, valid, binding, enforceable and in full force and effect;

(ii)such lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, except as otherwise specifically required pursuant to the terms of this Agreement; and

(iii)neither the Company Group nor, to the Knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease, and no event has occurred, is pending or, to the Knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company Group or, to the Knowledge of the Company, any other party under such lease.

3.10Absence of Certain Changes

.  Since the Balance Sheet Date, the Company Business has been operated in the Ordinary Course of Business, and since such date there has not been, with respect to the Company Group, any:

(a)Material Adverse Change or any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Change;

(b)entry into a new line of business;

(c)purchase, license, sale, grant, assignment or other disposition or Transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or Transfer, of any of its assets (including Company Intellectual Property Rights and other intangible assets), properties or goodwill, other than the sale or non-exclusive license of its products or services to its customers in the Ordinary Course of Business;

(d)acquisition, directly or indirectly (including by amalgamation, consolidation or acquisition of shares or assets or any other business combination), of any corporation, partnership, other business organization or any division thereof or any other business or any equity interest in any Person or any amount of assets;

(e)damage, destruction or loss of any material property or material asset, whether or not covered by insurance;

(f)declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, its capital stock or any split, combination or recapitalization of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock or any change in any rights, preferences, privileges or restrictions of any of its outstanding securities (other than applicable Contracts in connection with the termination of service of employees or other service providers that have been made available to Parent);

(g)issuance of share equity interests of the Company Group or any securities convertible or exchangeable for, or subscriptions, rights, warrants or options to acquire, any equity interests of the Company Group;

(h)hiring of any officer, director, employee or Contractor or a change, increase in or acceleration of the compensation payable or to become payable to, whether or not subject to conditions precedent, any of its current or former officers, directors, employees or Contractors or in any bonus, pension, severance, retention, insurance or other benefit payment or arrangement (including stock awards, stock option grants or stock appreciation rights) made to or with any of such officers, directors, employees or Contractors, except as required by written contractual agreements in effect as of the Agreement Date and previously made available to Parent;

(i)change with respect to its management, supervisory or other key personnel, any termination of employment other than in the Ordinary Course of Business or any labor or employment or employment dispute or claim of unfair labor practices;

(j)incurrence of any Debt (except for credit card debt incurred in the Ordinary Course of Business), or assumption, guarantee or endorsement, or acceptance of responsibility for (contingently or otherwise) the Debt of any Person;

(k)making by it of any loan, advance or capital contribution to, or any investment in, any Person (including any of its current or former officers, directors or stockholders or any firm or business enterprise in which any such Person has or had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment), except for loans or advances for travel expenses and extended payment terms for customers that were in accordance with applicable Law and in the Ordinary Course of Business;

(l)entering into, amendment of, relinquishment, waiver, consent, termination or nonrenewal by it of any Company Material Contract, Company Employee Agreement or Company Employee Plan (or any other right or obligation thereunder) other than in the Ordinary Course of Business, any default by it under such Company Material Contract, Company Employee Agreement or Company Employee Plan (or other right or obligation thereunder) or any written or oral indication or assertion by the other party thereto of any material problems with its services or performance under such Company Material Contract, Company Employee Agreement or Company Employee Plan (or other right or obligation) or such other party’s desire to so amend, relinquish, terminate or not renew any such Company Material Contract, Company Employee Agreement or Company Employee Plan (or other right or obligation);

(m)material change in the manner that it extends discounts, credits or warranties;

(n)entering into by it of any Contract that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on its part that involves in excess of $5,000 for any single Contract or that is not entered into in the Ordinary Course of Business, or the conduct of any business or operations other than in the Ordinary Course of Business;

(o)change in accounting or Tax reporting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) or any revaluation of any of its assets, other than as may be required by Law, US GAAP or regulatory guidelines;

(p)settlement or compromise of any claim, notice, audit report or assessment in respect of Taxes; filing of, or amendment to, any Tax Return; making of, change in or revocation of any election in respect of Taxes; adoption, change in or revocation of any accounting method in respect of Taxes; entering into of any Tax allocation, sharing or indemnity agreement or closing agreement relating to Taxes; or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, or taking any other actions outside the Ordinary Course of Business that would be expected to materially increase the Tax liability of any member of the  Company Group or Parent or its Affiliates after the Closing Date;

(q)other than in the Ordinary Course of Business, deferral of the payment of any accounts payable, or granting of any discount, accommodation or other concession in order to accelerate or induce the collection of any receivable;

(r)termination, waiver, cancellation, amendment or modification of any insurance coverage policy maintained by it that is not promptly replaced by a comparable amount of insurance coverage;

(s)Action initiated, discharged, negotiated, satisfied or settled, by or against the Company Group; or

(t)negotiation, entry, amendment, announcement of an intention to enter, any Contract to, or other commitment to, do any of the things described in the preceding clauses (a) through (s) (other than negotiations and agreements with Parent and its representatives regarding the transactions contemplated by this Agreement and the Transaction Documents).

3.11Contracts, Agreements, Arrangements, Commitments and Undertakings

.  Schedule 3.11 of the Company Disclosure Letter sets forth a list of each of the following Contracts to which the Company Group is a party or to which the Company Group’s assets or properties is bound, including the applicable subsection(s) to which such Contract is responsive:

(a)the performance of which by its express terms, without taking into consideration options or similar renewals (whether automatic or elective), is reasonably expected to involve annual expenditures in excess of $15,000 or annual receipts by the Company in excess of $15,000;

(b)which establishes or maintains any partnership, joint venture or strategic alliance;

(c)(i) any Company Benefit Arrangement or other Contract pursuant to which the Company Group is or may become obligated to make any severance, termination, redundancy, or change of control or other payment, expenditure or Liability (whether contractual or as a result of any Law) to any current or former director, manager, officer, employee, or Contractor that arises or is expected to arise, is triggered or becomes due or payable, in whole or in part, as a direct result of the consummation (whether alone or in combination with any other event or circumstance) of the Merger or any transaction contemplated by this Agreement or the entry into any of the Transaction Documents; and (ii) any Company Benefit Arrangement or other Contract pursuant to which the Company Group is or may become obligated to make any bonus or similar payment (other than payment in respect of salary) to any current or former director, manager, officer, employee, or Contractor;

(d)any Contract in respect of the Debt of the Company Group;

(e)any Contract pursuant to which the Company Group has provided funds to or made any advance, loan, capital contribution or other investment in, or assumed, guaranteed or agreed to act as a surety with respect to any Liability of, any Person;

(f)any Contract with any Related Party of the Company Group or in which any such Related Party is directly or indirectly interested;

(g)any Contract that requires a notice or consent to, or otherwise contains a provision relating to, an assignment or a “change of control,” or that would prohibit or delay the consummation of the Merger or any other transactions contemplated by this Agreement or any of the other Transaction Documents;

(h)any Contract that (i) purports to limit, curtail or restrict the ability of the Company Group to compete in any geographic area or line of business, make sales to any Person in any manner, provide services to any Person in any manner, use or enforce any Intellectual Property owned by or exclusively licensed to the Company Group or hire or solicit any Person in any manner; (ii) contains a “standstill,” covenant not to sue or similar provisions; (iii) grants the other party or any third Person “most favored nation” or similar status, any type of special discount rights, or any right of first refusal, first notice or first negotiation; (iv) provides for minimum or guaranteed purchases or payments or is a “take-or-pay” Contract; or (v) otherwise restricts the Company Group from engaging in any aspect of the Company Business;

(i)Contracts for yoga class membership content that in the aggregate represent more than 80% of the viewership hours during the period from and including January 1, 2021 through November 30, 2021 and that (i) provide for the authorship, invention, creation, conception or other development of any Intellectual Property or Intellectual Property Rights (A) by the Company for any other Person or (B) for the Company by any other Person, including, in each of cases (A) and (B), any joint development; (ii) provide for the assignment or other transfer of any ownership interest in Intellectual Property or Intellectual Property Rights (A) to the Company from any other Person or (B) by the Company to any other Person; (iii) include any grant of an Intellectual Property License to any other Person by the Company; or (iv) include any grant of an Intellectual Property License to the Company by any other Person (other than, with respect to this subsection (iv) only, licenses for Open Source Software listed in Schedule 3.13(m) of the Company Disclosure Letter);

(j)any Contract (i) granting exclusive rights to purchase, license, distribute, market, sell, support, make available or deliver any Company Offerings; or (ii) otherwise contemplating an exclusive relationship between the Company Group and any other Person, including any exclusive supply Contract;

(k)any Contract that following the Closing would or would purport to require any existing or future Subsidiaries or other Affiliates of the Company to grant to any Person (or to be bound by) any license, right or covenant not to sue;

(l)any sales representative, agency, franchise, distribution, or reseller Contract;

(m)any Contract pursuant to which any Person has obtained or may obtain rights to receive any Company Software or any Software in any Company Offerings in source code form;

(n)any Contract obligating the Company to indemnify, hold harmless any Person or reimburse any Person with respect to any existing or potential Intellectual Property Rights infringement, misappropriation or similar claim;

(o)any Contract relating in whole or in part to, or that includes any sale, assignment, hypothecation, other transfer, license, option, other grant of rights under or with respect to or covenant not to bring claims for infringement or other misappropriation of any Intellectual Property or Intellectual Property Rights;

(p)Contracts that involve the sharing of revenues with other Persons and that in the aggregate account for at least 80% of course revenue during the period from and including December 1, 2020 through November 30, 2021, or the payment of royalties to any other Person (collectively, the “Revenue Share Contracts”);

(q)any Contract pursuant to which the Company is the lessee or lessor of, or holds, uses or makes available for use to any Person, (i) any real property or (ii) any tangible Personal Property;

(r)any executory Contract for the sale or purchase of any real property or for the sale or purchase of any tangible personal property;

(s)any Contract relating to the acquisition or disposition of (i) any business (whether by share or asset purchase, merger or otherwise) or (ii) any other asset not in the Ordinary Course of Business consistent with past practice, including any Contract granting to any person of any preferential rights to purchase the Company’s assets, equipment or properties;

(t)any Contract relating to settlement of any administrative or judicial proceedings (including any agreement under which any employment-related claim is settled); and

(u)any Contract to which a Governmental Authority or any university, college, hospital, other educational institution or research center (collectively, “Institutions”) is a party, including any Governmental Grant.

All Contracts to which the Company Group is a party are in written form.  Each expired Company Material Contracts to which the Company Group, or any of its properties or assets, are otherwise bound or has rights (the “Expired Company Material Contracts”) is identified as expired on Schedule 3.11 of the Company Disclosure Schedule.  All Company Material Contracts required to be listed in response to Sections 3.9, 3.11, 3.13 and 3.18 have been made available to Parent (including all modifications, amendments and supplements thereto).

3.12No Default; No Restrictions

.

(a)Except for the Expired Company Material Contracts, each Company Material Contract is in full force and effect constitute and after the Closing will constitute valid and binding obligations of the Company Group, enforceable against the Company Group in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of Law and equity governing specific performance, injunctive relief and other equitable remedies. The Company Group is performing all of the obligations required to be performed by it and is entitled to all of the benefits under, and is not in breach or default, or alleged to be in breach or default in respect of, any Company Material Contract.  There exists no breach or default or event of default or event, occurrence, condition or act, with respect to the Company Group or, to the Knowledge of the Company, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or condition including the consummation of the Merger, would reasonably be expected to (i) become a default or event of default under any Company Material Contract or (ii) give any third party (A) the right to declare a default or exercise any remedy under any Company Material Contract; (B) the right to a rebate, chargeback, refund, credit, withhold, offset, penalize or change the price or delivery schedule under any Company Material Contract; (C) the right to accelerate the maturity or performance of any obligation of the Company Group under any Company Material Contract; (D) the right to cancel, terminate or modify any Company Material Contract; or (E) any additional rights.  The Company Group has never received any written, or, to the Knowledge of the Company, oral notice or other communication regarding any actual or possible violation or breach of or default under, or intention to cancel or modify, any Company Material Contract.

(b)The Company Group is not a party to, and no asset or property of the Company Group is bound or affected by, any judgment, injunction, order or decree, that restricts or prohibits the Company Group or, following the Closing, will restrict or prohibit the Company Group or Parent and any of its Affiliates, from freely engaging in the Company Business or from competing anywhere in the world (including any judgments, injunctions, orders or decrees, restricting the geographic area in which the Company Group or the Parent or any of its Affiliates may sell, license, market, distribute or support any products or Intellectual Property or provide services or restricting the markets, customers or industries that the Company Group, the Parent or any of its Affiliates may address in operating its businesses or restricting the prices which the Company Group or the Parent or any of its Affiliates may charge for Company Intellectual Property or Company Offerings (including most favored customer pricing provisions)), or includes any grants by the Company Group of exclusive rights or licenses, non-competition rights, rights of refusal, rights of first negotiation or similar rights.

3.13Intellectual Property

.

(a)Schedule 3.13(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all (i) Registered Company Intellectual Property Rights, and (ii) material unregistered Marks included in the Owned Company IP. For each item of Registered Company Intellectual Property Rights, Schedule 3.13(a) of the Company Disclosure Letter lists (A) the record owner of such item, and, if different, the legal and beneficial owners of such item, (B) the jurisdiction in which such item is filed, registered, pending or issued, (C) the issuance, registration or application date and number of such item, and (D) for each Domain Name registration, the applicable Domain Name registrar, the name of the registrant and the expiration date for the registration.

(b)Schedule 3.13(b) of the Company Disclosure Letter sets forth an accurate and complete list of all Company Offerings and indicates, where applicable, the approximate time periods when each Company Offering was offered or provided.

(c)All Registered Company Intellectual Property Rights, other than pending applications, are valid, enforceable and subsisting. All necessary fees and filings with respect to any Registered Company Intellectual Property Rights have been timely submitted to the relevant Governmental Authorities and Domain Name registrars to maintain such Registered Company Intellectual Property Rights in full force and effect.  There are no renewals, annuities, payments, fees, responses to office actions or other filings required to be made and having a due date with respect to any Registered Company Intellectual Property Rights within one hundred twenty (120) days after the Agreement Date.  No issuance or registration obtained and no application filed by or on behalf of the Company Group for any Intellectual Property Rights has been cancelled, abandoned, allowed to lapse or not renewed, except where the Company Group has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application. None of the Registered Company Intellectual Property Rights are subject to any interference, derivation, reexamination (including ex parte reexamination, inter partes reexamination, inter partes review, post grant review or Covered Business Method (CBM) review), cancellation, abandonment, or opposition proceeding.

(d)The Company Group is the sole and exclusive owner of all right, title and interest in and to all Owned Company IP, free and clear of all Encumbrances (other than Permitted Encumbrances). All Owned Company IP is freely transferable and assignable without restriction and without payment of any kind to any third Person.

(e)To the Knowledge of the Company, all Licensed IP is validly licensed to the Company Group pursuant to (i) Intellectual Property Licenses contained in the Contracts listed on Schedule  3.11(i) of the Company Disclosure Letter or (ii) Open Source Software listed in Schedule 3.13(m)-1 of the Company Disclosure Letter. To the Knowledge of the Company, the Company Group has (and will continue to have following Closing) valid and continuing rights to use, sell, license and otherwise exploit, as the case may be, all Licensed IP as currently used, sold, licensed and otherwise exploited by the Company Group.

(f)The Owned Company IP and the Licensed IP constitute all of the Intellectual Property Rights and Intellectual Property necessary and sufficient to enable the Company Group to conduct the Company Business.  The Company Intellectual Property Rights owned by the Company Group, other than pending applications, are valid and enforceable by the Company Group.  To the Knowledge of the Company, the Company Intellectual Property Rights exclusively licensed to the Company Group, other than pending applications, are valid and enforceable by the Company Group.

(g)Schedule 3.13(g) of the Company Disclosure Letter sets forth a true, correct and complete list of all Intellectual Property Licenses granted expressly under Patents (i) from another Person to the Company Group, and (ii) from the Company Group to another Person.

(h)Neither the conduct of the Company Business nor any Company Offering (including the use, practice, offering, licensing, provision, sale, distribution or other exploitation of any Company Offering) (i) has been or is infringing, misappropriating, misusing, diluting, using or disclosing without authorization, or otherwise violating (and, when conducted following the Closing in substantially the same manner, will not infringe, misappropriate, misuse, dilute, use or disclose without authorization, or otherwise violate) any Intellectual Property Rights of any third Person, (ii) has been or is contributing to or inducing (and, when conducted following the Closing in substantially the same manner, will not contribute to or induce) any infringement, misappropriation or other violation of any Intellectual Property Rights of any third Person or (iii) has constituted or constitutes (and, when conducted following the Closing in substantially the same manner, will not constitute) unfair competition or trade practices under the Laws of any relevant jurisdiction. The above representations and warranties in this section (h) are made to the Knowledge of the Company with respect to all Licensed IP incorporated into or used in the Company Business or any Company Offering.

(i)The Company Group has never received any notice from any Person (i) alleging any infringement, misappropriation, misuse, dilution, violation, or unauthorized use or disclosure of any Intellectual Property Rights or Intellectual Property or unfair competition or trade practices, (ii) inviting the Company Group to take a license under any Intellectual Property Rights or consider the applicability of any Intellectual Property Rights to any Company Offering or the conduct of the Company Business, or (iii) challenging the ownership, use, validity or enforceability of any Company Intellectual Property Rights or Company Intellectual Property. There are no outstanding or potential claims against the Company Group under any Contract or applicable Law in respect of any Intellectual Property Rights.

(j)To the Knowledge of the Company, no Person is infringing, misappropriating, misusing, diluting or violating any Company Intellectual Property Rights, Company Intellectual Property owned by or exclusively licensed to the Company Group, or Company Offering.  The Company Group has never made any claim against any Person alleging any infringement, misappropriation, misuse, dilution or violation of any Company Intellectual Property Rights, Company Intellectual Property, or Company Offering. The Company Group has not entered into any Contract granting any Person the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Company Intellectual Property Rights, Company Intellectual Property owned by or exclusively licensed to the Company, or Company Offering.  The Company has made available a true, correct and complete copy of each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by the Company Group regarding any actual, alleged or suspected infringement, misappropriation, misuse, dilution or violation of any Company Intellectual Property Rights, Company Intellectual Property, or Company Offering, or inviting any Person to license or otherwise to enter into other arrangements with respect to the same.

(k)The Company has taken the necessary steps to maintain the confidentiality of all Proprietary Information held by the Company, or purposed to be held by the Company, as a trade secret, including any confidential information or trade secrets provided to Company by any Person under an obligation of confidentiality, and no such Proprietary Information, confidential information or trade secrets have been disclosed or authorized to be disclosed to any Person other than pursuant to a written confidentiality Contract restricting its disclosure and use.  In each case in which the Company Group has acquired ownership (or claimed or purported to acquire ownership) of any Company Intellectual Property from any Person (including any employee, officer, director and Contractor of the Company Group), the Company Group has obtained a valid and enforceable written assignment sufficient to irrevocably transfer to the Company Group ownership of and all right, title and interest with respect to such Company Intellectual Property, as well as that irrevocably waives any non-assignable right to such Company Intellectual Property.  All assignments that are or may be required to be filed or recorded in order to be valid or effective against bona fide purchasers without notice of such assignment have been duly executed and filed or recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office, as applicable, and any applicable Governmental Authority elsewhere.  No current or former employee, officer, director, manager or Contractor of the Company Group owns or claims to have any rights in any Owned Company IP.  The Company Group does not owe any compensation to any current or former employee, officer, director, manager or Contractor in connection with any Owned Company IP, including with respect to any Patent that is based on an invention of any such Person, and all such Persons have executed irrevocable waivers with respect to the right to receive compensation under applicable Law.  No current or former employee, officer, director, manager or Contractor of the Company Group was employed by or has performed services for, was operating under any grants from, or otherwise was subject to any restrictions or invention assignment obligations resulting from such Person’s relations with, any Institution, including as an employee, contractor, consultant or graduate student, during the time such Person created or developed, or contributed to the creation or development of, any Intellectual Property for the Company Group.  Other than inventions validly assigned to the Company Group, it will not be necessary to utilize any inventions of any of the Company Group’s founders or other employees, officers, directors, managers or Contractors (or Persons it currently intends to hire or engage with) made before or outside the scope of their employment by or engagement with the Company Group.

(l)Schedule 3.13(l) of the Company Disclosure Letter sets forth a true, correct and complete list of all third party Software (other than Open Source Software listed in Schedule 3.13(m)-1 of the Company Disclosure Letter) that is (i) incorporated or embedded in or bundled with any Company Software or (ii) otherwise used by the Company Group in the Company Business (including, for each item required to be listed in (i) and (ii), the name of the licensor or owner of the Software and the Contract under which the Software is licensed).  None of the source code or related materials for any

Company Software has been or is required to be licensed or provided to (including under a source code escrow Contract), or used or accessed by, any Person other than employees and Contractors of the Company Group who have entered into written confidentiality Contracts with respect to such source code or related materials and solely to the extent each such employee or Contractor is required to have access to the source code in the Ordinary Course of Business for the purpose of performing the services for the Company Group.  The Company Group is not a party to any source code escrow Contract or any other Contract (or a party to any Contract obligating the Company Group to enter into a source code escrow Contract or other Contract) requiring the deposit or disclosure of any source code or related materials for any Company Software, and no event has occurred, and no circumstance or condition exists, that will, or reasonably could be expected to, result in the delivery, license or disclosure of any such source code or related materials to any Person (including escrow agents).

(m)Schedule  3.13(m)-1 of the Company Disclosure Letter sets forth a true, correct and complete list (in the format requested by Parent) of all Open Source Software that is or has been incorporated into, integrated or bundled with, linked with, used in the development, delivery, hosting, provision, distribution, or compilation of, or otherwise used in or with any Company Software or any Company Offering, and (i) a description of or link to the license terms (and version) under which such Open Source Software is licensed, and (ii) a description of the manner in which each such Company Software or Company Offering incorporates, is integrated or bundled with or links to such Open Source Software, in which such Open Source Software has been used in the development, delivery, hosting, provision, distribution or compilation of any such Company Software or Company Offering and in which any such Company Software or Company Offering otherwise uses such Open Source Software.  The Company has taken sufficient steps, including by implementing and enforcing appropriate policies in accordance with industry standards, to (A) identify Open Source Software used by the Company Group or otherwise included in the Company Intellectual Property, and (B) regulate the use, modification, and distribution of Open Source Software in connection with the Company Business, Company Software and Company Offerings, in compliance with the applicable licenses.  The Company has complied with, and is in compliance with, all of the terms and conditions of each applicable Open Source Software license, including all requirements pertaining to attribution and copyright notices.  No Company Software is or has become subject to any Open Source Software license and no Open Source Software is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the delivery or provision of any Company Software or in any Company Offering, in each case, in a manner that subjects any Company Software or Company Offering to any Copyleft License (or that requires or purports to require the Company Group to grant any Intellectual Property License with respect to Patents). Any written Open Source Software policies of the Company Group are listed in Schedule 3.13(m)-2 of the Company Disclosure Letter, and complete and accurate copies thereof have been delivered to Parent.  There has been no material deviation from or violation of such policies with respect to Open Source Software. Except as set forth in Schedule 3.13(m)-2 of the Company Disclosure Letter, none of the Company Group nor any of their employees is a contributor, committer or submitter with respect to any open source projects.

(n)None of the Company Software and Company Offerings: (i) contains any defect, vulnerability, bug or error that materially and adversely affects the use, functionality, security or performance of such Company Software, Company Offering or any product or system containing or used in conjunction with such Company Software or Company Offering; or (ii) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, security or performance of such Company Software or Company Offering or any product or system containing or used in conjunction with such Company Software or Company Offering.  There are no warranty, indemnification requests or other claims asserted against the Company related to any Company Software or Company Offering that are unresolved. None of the Company Software or Company Offerings constitutes or contains any Contaminants.

(o)The IT Systems are reasonably sufficient for the existing and currently anticipated future needs of the Company and operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with the Company Business.  The Company Group has taken commercially reasonable steps (but in any event no less than is required by applicable Laws or contractual commitments) to protect the IT Systems from Contaminants.  The Company Group has implemented and maintains commercially reasonable disaster recovery and business continuity plans, procedures and facilities.  All such plans and procedures have been proven effective upon testing in all material respects.  The Company Group has taken commercially reasonable measures to provide for the back-up and recovery of the Company Data without material disruption to, or material interruption in, the conduct of the business of the Company Group.  The IT Systems, and the procedures and processes of the Company Group for developing, supporting and maintaining the IT Systems, are documented in a commercially reasonable manner that would permit Persons generally skilled in the subject matter of such IT Systems (e.g., personnel experienced in the support of Software, maintenance of network equipment, etc.) to develop, support and maintain such IT Systems in accordance with industry standards and without material disruption or interruption or effect on performance.  There has been no failure with respect to any IT Systems that has had a material effect on the operations of the Company Group.  There has been no cyber-attack, unauthorized access to or use of (whether without authorization or in breach of an authorization) or harm to any IT Systems (or any Software, information or data stored on any IT Systems). The Company has taken commercially reasonably steps to provide for the archiving, back-up, recovery and restoration of the IT Systems.

(p)No (i) funding, personnel, facilities, Intellectual Property, Intellectual Property Rights, research, equipment or other resources of any Institution, or (ii) funding from any Person (other than funds received in consideration for equity interests of the Company Group or any securities convertible or exchangeable for, or subscriptions, rights, warrants or options to acquire, equity interests of the Company Group) were used in the authorship, invention, creation, conception, development, discovery or registration of any Company Offering or any Owned Company IP. No Institution owns, purports to own, has any other rights in or to, or has any option to obtain any rights in or to, any Owned Company IP or any Company Offerings. No Employee has any obligation or duty to assign or grant any right in or to any Owned Company IP or any Company Offering to any Institution. The foregoing representations and warranties in this section (p) are made to the Knowledge of the Company with respect to all Licensed IP incorporated into any Company Offering.

(q)No Company Intellectual Property or other work product was developed by the Company under any Governmental Grant or using (in whole or in part) Governmental Authority or Institution funding or facilities nor was it obtained from any Governmental Authority or Institution.  The Company has not granted to any Governmental Authority, either expressly, or by any act or omission, any rights, including any unlimited, unrestricted or government purpose rights, or any similar rights, in Owned Company IP.

(r)Neither the execution, delivery, or performance of this Agreement or any Company Ancillary Agreement, nor the consummation of the transactions contemplated by this Agreement or any Company Ancillary Agreement, will, with or without notice or the lapse of time, result in or give any Person the right or option to cause or declare the loss or impairment of, or Encumbrance on, any right of the Company Group to own, use, practice, offer, license, provide, sell, distribute or otherwise exploit any Company Intellectual Property Rights or Company Intellectual Property.  Neither the execution, delivery and performance of this Agreement or any Company Ancillary Agreement, nor the consummation of the transactions contemplated by this Agreement or any Company Ancillary Agreement will, pursuant to any Contract to which the Company Group is a party or otherwise bound, result (or purport to result) in the transfer or grant by the Company Group or Parent (or any Affiliate of the Company or Parent) to any Person of any ownership interest or Intellectual Property License with respect to any Company Intellectual Property Rights or Company Intellectual Property or any Intellectual Property Rights or Intellectual Property of Parent or any of its Affiliates.

(s)The Company Group has not made, directly or indirectly, and no Patent included in the Registered Company Intellectual Property Rights is subject to, any commitments, promises, submissions, suggestions, statements or declarations to any standards-setting bodies, industry groups or other similar organizations.

(t)Schedule 3.13(t) of the Company Disclosure Letter contains a true, correct and complete list of all Social Media Accounts that are used, operated or maintained by or on behalf of the Company Group, including in connection with marketing or promoting any Company Offerings.  Schedule 3.13(t) of the Company Disclosure Letter also lists, for each such Social Media Account, any user name(s), handle(s), and other identifiers registered or used by or for the Company Group with respect to such Social Media Account (collectively, “Social Media Account Names”).  All use of the Social Media Accounts by or on behalf of the Company Group complies with and has complied with all (i) terms and conditions and other Contracts applicable to such Social Media Accounts to which the Company Group is a party or is otherwise bound and (ii) applicable Law.  Each employee and Contractor of the Company Group has entered into a Contract that provides that the Company Group, and not the employee or Contractor, owns and controls the Social Media Accounts and Social Media Account Names and (B) requiring such employee or Contractor to relinquish to the Company Group all Social Media Account Names, passwords, and other log-in information for the Social Media Accounts upon termination of employment or engagement or at any other time upon the Company Group’s request.

(u)At all times since inception, the Company Group has (i) maintained a policy that governs its collection, use, storage, retention, disclosure and disposal of Personal Information (each, a “Privacy Policy”), (ii) complied with its then in effect Privacy Policy, internal privacy policies and guidelines, all communications from the Company Group to users or customers (whether sent by the Company Group directly or through a third-party mechanism), and all materials distributed or marketed by the Company Group; and (iii) provided notice of its Privacy Policy, including on all of its websites and mobile device applications in a manner compliant with applicable Privacy Laws.  Each Privacy Policy, during the time period in effect: (A) has complied or does comply with all applicable Privacy Laws; and (B) has been or currently is accurate and complete.  None of the Company Group’s commitments in a Contract conflict with a Privacy Policy or with the Company Group’s Security Practices.

(v)At all times since inception, the Company Group has complied with all applicable Privacy Laws, self-regulatory guidelines, and interpretations, including relating to (i) the privacy of users of (including Internet and mobile device application users who view or interact with) the Company Offerings and all of the Company Group’s websites and mobile device applications and (ii) the registration with Governmental Authorities of any Personal Information collected by the Company Group or by third parties acting on the Company Group’s behalf or having authorized access to the Company Group’s records.

(w)At all time since inception, the Company Group has contractually required (in a form and manner that complies with applicable Privacy Laws) all third parties, including vendors, affiliates and third parties, providing services to the Company Group that have access to or receive Personal Information from or on behalf of the Company Group to comply with its applicable obligations under or pursuant to all applicable Laws, and to take reasonable steps to ensure that all such Personal Information in such third parties’ possession or control is protected against damage, loss and unauthorized access, acquisition, use, modification, disclosure or other misuse or any harm.  The Company Group engages and has engaged in appropriate due diligence of such vendors, affiliates and third parties before allowing them to access or receive Personal Information, and it engages in ongoing monitoring of them to verify that they are fulfilling the above-mentioned contractual obligations regarding Personal Information for the entire time that they have access to or receive or maintain Personal Information.

(x)At all times since inception, the Company Group and the Company Offerings, including Company Offerings offered through the Company Group’s service providers, vendors and partners, comply and at all times have complied with (i) the Payment Card Industry Data Security Standards (“PCI DSS”) with respect to any payment card data that the Company Group has collected or handled; and (ii) all applicable self-regulatory principles issued by (A) the Network Advertising Initiative (“NAI”), including its Self-Regulatory Code of Conduct, and the NAI’s interpretations of such Code of Conduct and (B) the Digital Advertising Alliance (“DAA”) or affiliates of the DAA in other jurisdictions with respect to online behavioral advertising or online privacy, as interpreted by the DAA, any such affiliate, or any accountability body with responsibility to enforce the DAA’s or its affiliates’ self-regulatory principles in any compliance proceeding.  Any third party that processes payment card data on behalf of the Company Group complies and, at all times that it has processed payment card data on behalf of the Company Group, has complied with the PCI DSS.

(y)No claims have been asserted or, to the Knowledge of the Company, are threatened against the Company Group by any Person (including any Governmental Authority) alleging a violation of any Person’s privacy, personal or confidentiality rights, and, to the Knowledge of the Company, there are no facts or circumstances which would form the basis for any such violation, in each case, including with respect to any and all Personal Information to which the Company Group has had access or otherwise collected or handled or that is handled by third parties acting on the Company Group’s behalf.  Neither this Agreement nor the transactions contemplated by this Agreement will violate the applicable Privacy Laws or the Privacy Policies as they currently exist or as existed at any time during which any of the Personal Information was collected or obtained. The Company Group is not subject to any contractual requirements or other legal obligation that, following the Closing, would prohibit Parent from receiving or using Personal Information in the manner in which the Company Group receives and uses such Personal Information prior to the Closing.

(z)At all times since inception, the Company Group has complied with all applicable Privacy Laws relating to the security of Personal Information, with respect to any and all Personal Information to which the Company Group has had access or otherwise collected or handled or that is handled by third parties acting on the Company Group’s behalf.  The Company Group has implemented and maintained a comprehensive written security plan which implements and monitors industry standard administrative, technical and physical safeguards designed to ensure that Personal Information, Proprietary Information, and any other confidential or sensitive information (collectively, “Protected Information”) within the possession or control of the Company Group is protected against loss, damage, unauthorized access, unauthorized use, unauthorized modification, unauthorized disclosure or other misuse (such plans, collectively, the “Security Practices”). The Security Practices of the Company Group conform, and at all times have conformed, with (i) any information security statements in the Company Group’s applicable Privacy Policy then in effect, (ii) any public statements regarding the Company Group’s information security practices, and (iii) all of the Company Group’s contractual commitments.  No Actions have been asserted or, to the Knowledge of the Company, are threatened against the Company Group by any Person with respect to the security of Protected Information.  There has been no accidental or unlawful destruction, loss, damage, alteration, unauthorized access to, or unauthorized disclosure or misuse of, Protected Information owned, licensed or maintained by, or on behalf of, the Company Group. The Company Group has not notified, nor has the Company Group been required to notify (whether pursuant to any applicable law or otherwise), any Person of any information security breach or incident involving Personal Information.

3.14Compliance with Laws

.

(a)The Company Group has at all times complied in all material respects, and is in material compliance, with all Laws.  No event has occurred, and to the Knowledge of the Company no condition or circumstances exist, that will or would reasonably be expected to (with or without notice or lapse of time) constitute or result in a violation by the Company Group of, or a failure on the part of the Company Group to comply with, any Law.

(b)The Company Group holds, and at all times has held, all permits, licenses and approvals from, and has made all filings with, Governmental Authorities that are legally required to be held to conduct the Company Business (“Governmental Permits”), and all such Governmental Permits are valid and in full force and effect. Schedule 3.14(b) of the Company Disclosure Letter accurately lists each Governmental Permit held by the Company Group, true, complete and correct copies of which have been made available to Parent.

(c)The Company Group has never received, and there is no basis for, any written or oral notice or communication from any Governmental Authority regarding (i) any actual or possible violation of Law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.  No investigation or review by any Governmental Authority regarding a violation of any Law with respect to the Company Group has occurred, is pending or threatened, and there is no basis therefor.  The Company Group will continue to have the use and benefit of all existing Governmental Permits following consummation of the Merger and any other transactions contemplated by this Agreement and the other Transaction Documents.

(d)All materials, products and services distributed or marketed by the Company Group have at all times made or contained all material disclosures to users or customers required by Law, and none of such disclosures made or contained in any such materials have been inaccurate, misleading or deceptive in any material respect.

(e)The PPP Loan is the only indebtedness incurred by the Company pursuant to the CARES Act. For as long as the PPP Loan was outstanding, the Company was in compliance with the terms and provisions of the CARES Act applicable to the PPP Loan. The Company has not (i) used any Cash to pay expenses that are CARES Act Permitted Purposes before using the proceeds of the PPP Loan for such CARES Act Permitted Purposes or (ii) sold, redeemed, defeased or prepaid any principal of, premium, if any, interest or other amount payable in respect of the PPP Loan prior to its scheduled maturity date as required under the CARES Act. All applications, documents and information submitted to any Governmental Authority by the Company with respect to the PPP Loan were true and correct at the time they were submitted, and all outstanding amounts of the PPP Loan have been forgiven upon maturity in accordance with the terms and provisions of the CARES Act. The Company has delivered or made available to Parent true, correct and complete copies of (w) the application for the PPP Loan, (x) the credit agreement governing the PPP Loan, (y) all written material correspondence relating to the PPP Loan and (z) all information evidencing forgiveness of the PPP Loan, including the information required by the Small Business Administration Form 3508. The PPP Loan has been forgiven in full.

3.15Employees, ERISA and Other Compliance with Laws

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(a)Schedule 3.15(a)‑1 of the Company Disclosure Letter accurately lists all current employees of the Company Group as of the Agreement Date, and for each such employee, his or her: (i) job position and work location; (ii) classification as full-time, part-time or seasonal, and if part time, the part-time arrangements; (iii) if applicable, any non-exempt overtime classification under applicable state, federal or foreign overtime and wage and hour regulations; (iv) visa type (if any); and (v) if applicable, any current leave of absence, including the nature of the leave of absence and anticipated return to work date. Other than his or her salaries, no employee is entitled to any payment or benefit that may be reclassified as part of his or her determining salary for any purpose, including for calculating any social contributions. Except as set forth in Schedule 3.15(a)‑2 of the Company Disclosure Letter, no employee is entitled (whether by virtue of any Law, Contract or otherwise) to any benefits, entitlement or compensation that is not listed in such Schedule, and the Company has not made any promises or commitments to any of its current or former employees, whether in writing or not, with respect to any future changes or additions to their compensation or benefits. Other than as listed in Schedule 3.15(a)-1 of the Company Disclosure Letter, there are no other employees employed by the Company. The Company has made available to Parent or Parent’s legal or financial advisor copies of all employee manuals, handbooks and policy statements in effect as of the date of this Agreement and relating to the employment of the Company’s current employees.

(b)Schedule 3.15(b) of the Company Disclosure Letter accurately lists all consultants or independent contractors, sub-contractors, advisors and/or service providers (whether engaged directly or indirectly through contractors) of the Company Group as of the Agreement Date (the “Contractors”), and for each such Contractor, its, his or her: (i) terms of compensation; (ii) total expected 2021 compensation (including all payments or benefits of any type received to date), (iii) nature of services, (iv) work location, (v) scope of services, (vi) commencement date with the Company Group, (vii) term, and (viii) notice period. Except as set forth on Schedule 3.15(b) of the Company Disclosure Letter, all Contractors can be terminated on notice of thirty days (30) or less to the Contractor. No Contractor is entitled (whether by virtue of any Law, Contract or otherwise) to any benefits, entitlement or compensation that is not listed in Schedule 3.15(b) of the Company Disclosure Letter. All current Contractors have signed full agreements, which contain provisions which state that no employer-employee relations exist between the Contractors and the Company and indemnification provisions in case of reclassification by the authorities. The Company has not made any promises or commitments to any of its current or former Contractors, whether in writing or not, with respect to any future changes or additions to their compensation or benefits. There are no other Contractors engaged by the Company. The Company does not engage any personnel through manpower agencies.  The Company has made available accurate and complete copies of all agreements with all current Contractors and all written policies with respect to Contractors.

(c)The Company Group has correctly classified employees (i) as exempt employees and non-exempt employees under the Fair Labor Standards Act or any other Laws and (ii) in accordance with classification rules pursuant to applicable Laws. All employees of the Company Group are legally permitted to be employed by the Company Group in the jurisdiction in which such employees are employed in their current job capacities for the maximum period permitted by Law.  All former and current Contractors have been properly classified as independent contractors for purposes of Social Security Laws, Tax Laws, Laws applicable to employee benefits and/or other Laws. All former and current Contractors are not, and have never been, entitled to any employment benefits whatsoever. The Company Group does not have any employment or consulting Contracts currently in effect or under which there are ongoing Liabilities that are not terminable at will or upon up to 30 days’ notice (other than agreements with the sole purpose of providing for the confidentiality of proprietary information, other restrictive covenants or assignment of inventions).

(d)Except as set forth on Schedule 3.15(d) of the Company Disclosure Letter, all former and current employees and Contractors have executed the Company Group’s standard employment agreement or consulting agreement, as applicable, and standard restrictive covenants agreement which includes intellectual property, confidentiality, non-compete and non-solicit undertakings. Except as set forth on Schedule 3.15(d) of the Company Disclosure Letter, no former or current employee or Contractor is or was engaged by the Company Group under another form of employment or consulting agreement or without a written contract or without a restrictive covenants agreement (if applicable) which applied to its entire term of engagement. The Company Group has delivered to Parent accurate and complete copies of all standard employment agreement(s), consulting agreement(s) and restrictive covenants agreement.

(e)The Company Group and each of its ERISA Affiliates: (i) is, and at all times has been, in compliance with all Laws respecting employment of employees and engagement of independent contractors, including (but not limited to) employment practices, collective bargaining agreements, Social Security and Health and Safety obligations, terms and conditions of employment, termination of employment, discrimination, wages, wage protection, pay slips, notices to employees, prevention of sexual harassment, worker classification, enforcement of labor laws, hours of work, overtime and overtime payment, working during rest days, privacy issues, fringe benefits, employee and independent contractor safety and wages and hours (including, where and to the extent applicable: the health care continuation requirements of COBRA, the requirements of the Family and Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and any similar provisions of applicable Law); (ii) have withheld, paid and reported all amounts required by Law or by Contract to be withheld, paid and reported with respect to compensation, wages, salaries and other payments to employees or Contractors of the Company Group; (iii) are not liable for any arrears of wages, any Taxes, any Social Security obligations or any penalty for failure to comply with any Law; and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or any other applicable social insurance, or other benefits or obligations for employees of the Company Group (other than routine payments to be made in the Ordinary Course of Business).  There are no pending or, to the Knowledge of the Company, threatened Actions against the Company Group or any Affiliate of the Company under any worker’s compensation policy or long-term disability policy.  Neither the Company Group, nor any of its officers, have received any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment Laws (including Laws relating to workplace safety and health, wage and hour, and immigration) to conduct an investigation or audit relating to the Company Group and, to the Company’s Knowledge, no such investigation is in progress.

(f)The Company Group is not now, and has never been, subject to a union organizing effort.  The Company Group is not subject, and has never been subject, to any collective bargaining agreement, labor contract, letter of understanding, letter of intent, voluntary recognition agreement or other legally binding commitment with respect to any of its employees, subject to any other Contract with any trade or labor union, employees’ association, works council, or similar organization, or involved in or aware of any current labor or industrial disputes or negotiations with any such body.  The Company Group is not, and has never been, a member of any employers’ association or organization. The Company Group has never paid, is not required to pay and has never been requested to pay any payment (including professional organizational handling charges) to any employers’ association or organization. The Company Group is not engaged, and has never been engaged, in any unfair labor practice of any nature.  The Company Group has never had any strike, slowdown, work stoppage, lockout, job action or threat thereof, or question concerning representation, by or with respect to any of the Company Group’s employees.

(g)No employee or Contractor of the Company Group has given notice of resignation or, to the Knowledge of the Company, currently intends to terminate his or her service with the Company Group, and no employee or Contractor of the Company Group is currently engaged in or has received an offer to join a business that may be competitive with the Company Business.

(h)The Company Group has never been a party to any Action, or received notice of any threatened Action, in which the Company Group was, or is, alleged to have violated any Contract or Law relating to employment of employees or engagement of independent contractors, including equal opportunity, discrimination, whistleblowing, harassment, immigration, wages, hours, unpaid compensation, classification of employees as exempt from overtime or minimum wage Laws, benefits, collective bargaining, pension, severance pay, employee privacy, collective relations, termination of employment or engagement, the payment of social security and similar Taxes, occupational safety and health, and/or privacy rights of employees or independent contractors.

(i)In the past five years, there has been no collective redundancies or “mass layoff,” “group termination”, “employment loss” or “plant closing” or comparable event as defined by the WARN Act or any other Law in respect of the Company Group nor has the Company Group been affected by any transaction or engaged in any lay-offs or employment terminations sufficient in number to trigger application of any such Law.

(j)There have been no allegations of sexual harassment or sexual misconduct involving any current or former director, manager, officer, or employee of the Company Group. The Company Group has not entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any current or former director, manager, officer, or employee of the Company Group. To the extent required by applicable Law, the Company Group has established and distributed to all employees a policy against harassment, discrimination and retaliation, has implemented complaint procedures, and has required all employees to undergo anti-harassment training.

(k)The Company Group is in compliance with all Laws related to any public health emergency (including but not limited to COVID-19) with respect to employees and independent contractors applicable to any location in which the Company operates.  The Company Group has not received any complaint or concern from any employee or Contractor alleging that the Company Group is not in compliance with workplace Laws related any public health emergency or failed to provide a safe working environment, appropriate equipment or accommodation in relation to any public health emergency.  The Company Group did not adopt any changes in employment terms, policies or practices due to COVID-19.

(l)No employee or Contractor of the Company Group is subject to any non-compete, non-solicitation, non-disclosure, confidentiality, employment, consulting or similar contracts in conflict with the business of the Company Group.  The Company Group has not received any written notice alleging that any violation of any such contracts has occurred.

(m)No employee or Contractor of the Company Group is in violation of (i) any term of any employment or consulting Contract or (ii) any term of any other Contract or any restrictive covenant relating to the right of any such employee or Contractor to be employed by or to render services to the Company Group or to use trade secrets or proprietary information of others.  The employment of any employee or engagement of any Contractor by the Company Group does not subject it to any Liability to any third party.

(n)Schedule 3.15(n) of the Company Disclosure Letter contains an accurate and complete list as of the Agreement Date of each Company Employee Plan and each Company Employee Agreement (collectively, the “Company Benefit Arrangements” and each a “Company Benefit Arrangement”) and the country or jurisdiction to which each such Company Benefit Arrangement applies.  Except as expressly required pursuant to the terms of this Agreement, the Company Group does not intend to, nor has committed to, establish or enter into any new Company Benefit Arrangement, or to modify or terminate any Company Benefit Arrangement (except to conform any such Company Benefit Arrangement to the requirements of any Law, in each case as previously disclosed to Parent in writing or as required by this Agreement). No Company Benefit Arrangement or Contract provides compensation or benefits to any employee or Contractor of the Company Group who resides or performs services primarily inside any country outside of the United States.

(o)The Company Group has made available to Parent: (i) correct and complete copies of all documents establishing the terms of each Company Benefit Arrangement, including all amendments thereto and all related trust documents; (ii) all material written Contracts relating to each Company Benefit Arrangement, including administrative service agreements and group insurance contracts; (iii) all written materials provided to any current or former employee, Contractor or director of the Company or any Affiliate of the Company relating to any Company Benefit Arrangement and any proposed Company Benefit Arrangements, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any Liability to the Company Group; (iv) all correspondence to or from any Governmental Authority relating to any Company Benefit Arrangement; (v) all insurance policies in the possession of the Company or any Affiliate of the Company pertaining to fiduciary liability insurance covering the fiduciaries for each Company Benefit Arrangement; (vi) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Benefit Arrangement; (vii) if the Company Benefit Arrangement is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Company Benefit Arrangement assets; (viii) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Company Benefit Arrangement; (ix) all discrimination tests required under the Code for each Company Benefit Arrangement intended to be qualified under Section 401(a) of the Code for the three (3) most recent plan years and (x) the most recent IRS determination or opinion letter issued with respect to each Company Benefit Arrangement intended to be qualified under Section 401(a) of the Code.

(p)Each Company Benefit Arrangement has been established, administered, invested, and maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all Law that is applicable to such Company Benefit Arrangement, including ERISA and the Code.  The Company Group has performed in all material respects all obligations required to be performed by it under each Company Benefit Arrangement and is not in default or violation in any material respect of, and to the Knowledge of the Company there are no defaults or violations in any material respect by any other party to, the terms of any Company Benefit Arrangement. Each such Company Benefit Arrangement that is intended to qualify under Section 401(a) of the Code has received a favorable opinion, advisory, notification and/or determination letter, as applicable, as to its qualified status under the Code, and nothing has occurred since the date of such letter that would adversely affect such favorable determination.  No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Benefit Arrangement.  There is no claim, suit, administrative proceeding, action or other litigation pending, or, to the Knowledge of the Company, threatened (other than routine claims for benefits), against any Company Benefit Arrangement or against the assets of any Company Benefit Arrangement.  Each Company Benefit Arrangement can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without Liability to Parent, the Company Group or any ERISA Affiliate (other than ordinary administration expenses).  There is no audit, inquiry, administrative proceeding, or action pending or, to the Knowledge of the Company, threatened by any Governmental Authority with respect to any Company Benefit Arrangement.  Neither the Company Group nor any of its ERISA Affiliates has ever incurred any penalty or Tax with respect to any Company Benefit Arrangement under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.  No Company Benefit Arrangement shall be subject to any surrender fees or services fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans.

(q)Neither the Company Group nor any of its current or former ERISA Affiliates has ever maintained, established, sponsored, participated in or contributed to any:  (i) pension plan subject to Title IV of ERISA, (ii) a “multiemployer plan” within the meaning of Section (3)(37) of ERISA, (iii) a “multiple employer plan” as defined in Section 413(c) of the Code, (iv) a plan subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, (v) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, (vi) a funded welfare plan within the meaning of Section 419 of the Code, or (vii) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code.  The Company Group has never maintained, established, sponsored, participated in or contributed to, any Company Benefit Arrangement in which shares of the Company Group is or was held as a plan asset.  The Company Group has never maintained, established, sponsored, participated in or contributed to, any Company Benefit Arrangement that provides post-retirement or post-employment benefits to or in respect of any current or former employee, except as required by Law.

(r)All contributions due from the Company Group with respect to any of the Company Benefit Arrangements have been made or, if not yet required to be made, have been accrued on the Company Balance Sheet, and no further contributions shall be due or are required to be accrued thereunder as of the Closing Date (other than contributions accrued in the Ordinary Course of Business, after the Balance Sheet Date as a result of the operations of the Company Group after the Balance Sheet Date).  All contributions due from the Company Group with respect to any Company Benefit Arrangement qualified under Section 401(a) of the Code and containing a Code Section 401(k) cash or deferred arrangement or any similar provisions of any other Law have been timely made.  All claims as of the Closing Date made under any self-insured Company Benefit Arrangement that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA (whether or not subject to ERISA) have been paid or, if not paid, will be timely paid by the Company Group.

(s)The Company Group has never had, or will not have, any Liability to any employee or Contractor or to any organization or any other entity as a result of the termination of any employee leasing arrangement.

(t)There has been no amendment to, written interpretation or announcement (whether or not written) by the Company Group relating to, or change in employee participation or coverage under, any Company Benefit Arrangement that would increase materially the expense of maintaining such Company Benefit Arrangement above the level of the expense incurred in respect thereof during the calendar year 2020 (other than increased insurance premiums), except any such amendments that are required under Law.

(u)Unless otherwise indicated in Schedule 3.15(u) of the Company Disclosure Letter, the Company Group is not a party to any Company Benefit Arrangement:  (i) with any current or former employee, Contractor or advisor of the Company Group (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company Group in the nature of the Merger or any of the other transactions contemplated by this Agreement or any Company Ancillary Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee (including death or medical benefits, whether or not insured, with respect to any former or current employer or any spouse or dependent of any such employee) regardless of the reason for such termination of employment other than as required by Law, or (ii) the benefits of which shall be increased, or the vesting of benefits of which shall be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement, or any event subsequent to the Merger, or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.  The Company Group does not have any obligation to pay any amount or provide any benefit to any former employee, officer or Contractor, other than obligations (1) for which the Company Group has established a reserve for such amount on the Company Balance Sheet and (2) pursuant to Contracts entered into after the Balance Sheet Date and disclosed on Schedule 3.15(u) of the Company Disclosure

Letter.

(v)With respect to all Company Benefit Arrangements that are subject to the Laws of any jurisdiction outside of the United States (“Foreign Plans”):  (i) the Foreign Plans have been maintained in accordance with all applicable requirements and all applicable Laws; (ii) if intended to qualify for special tax treatment, the Foreign Plans meet all requirements for such treatment; (iii) if intended to be funded and/or book-reserved, the Foreign Plans are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions; and (iv) no liability exists or reasonably could be imposed upon the assets of the Company or any of its Subsidiaries by reason of such Foreign Plans.

(w)No employee, consultant or self-employed worker on the payroll of the Company has the right to terminate his or her employment or engagement upon a change in the ownership of the Company Group or as a result of the Merger or other transaction contemplated in the Transaction Documents. No employment contract to which the Company Group is a party can be terminated by the employing company paying for damages or an additional severance compensation/ golden parachute (other than the severance compensation payable by Law) and by giving only the minimum notice eventually required by Law. There are no employees entitled to a non-competition covenant.

(x)The Company Group has previously been in compliance in all material respects, and is currently in compliance, with and the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, and all regulations and guidance issued thereunder. No event has occurred and no condition or circumstance exists that has or could reasonably be expected to subject any member of the Company Group, any ERISA Affiliate or any Company Benefit Arrangement to a penalty, tax or assessable payment, including under Sections 4980D or 4980H of the Code, with respect to any month prior to the Closing Date. The Company Group has accurately filed and distributed, or will timely and accurately file and distribute, Forms 1094-C and 1095-C in accordance with the requirements of Code Section 6055 and 6056 and the regulations and related guidance promulgated thereunder, and for each month during the period beginning January 1, 2015 through the Closing Date, The Company Group has identified each employee of Seller who is a “full-time employee” as defined in Section 4980H of the Code and the regulations and related guidance promulgated thereunder.

3.16Insurance

.  The Company Group maintains the policies of insurance and bonds against all risks of a character and in such amounts as required by Law and are customarily insured against by similarly situated companies in the same or similar businesses, which are each set forth on Schedule 3.16 of the Company Disclosure Letter, including all legally required workers’ compensation, employer’s liability and other insurance, correct and complete copies of which have been made available to Parent.  Schedule 3.16 of the Company Disclosure Letter also sets forth the name of the insurer under each such policy and bond, the type of policy or bond, and the coverage amount thereunder.  There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.  All premiums due and payable under all such policies and bonds have been timely paid in full, and the Company Group is otherwise in compliance in all respects with the terms of such policies and bonds.  All such policies and bonds remain in full force and effect and are valid, outstanding and enforceable, and none of such policies or bonds will terminate or lapse (or be affected in any other adverse manner) by reason of the Merger or any other transactions contemplated by this Agreement or the Transaction Documents.  No insurer under any such policy or bond has canceled or generally disclaimed Liability under any such policy or bond, or indicated any intent to do so or to not renew any such policy or bond, and the Company Group has not received any notice of cancellation or disclaimer.  To the Knowledge of the Company, there are no threatened terminations of, or material premium increases with respect to, any of such policies or bonds.  The Company Group has never established or operated under a formalized self‑insurance program.

3.17Environmental Matters

.  The Company Group and its predecessors and Affiliates are in material compliance with all Environmental Laws, which compliance includes the possession by the Company Group of all Governmental Permits and other governmental authorizations required under Environmental Laws and material compliance with the terms and conditions thereof.  .

3.18Customers

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(a)The Company Offerings and services are only provided to third parties on an as-is basis, and are not subject to any warranties or similar obligations. There is no basis for any Action or complaint against the Company Group giving rise to any Liabilities for violations of any warranties or similar obligations.

(b)The Company Group’s customers are current in their payment of invoices and the Company Group does not have, and has not had, any material disputes with any customer that arose or remained unresolved during the past twelve (12) months.  The Company has no Knowledge of any material dissatisfaction on the part of its customers or any facts or circumstances that would reasonably be expected to lead to such material dissatisfaction.  The Company Group has not received any written or, to the Knowledge of the Company, oral notice from a material number of customers that such customers will not continue as customers of the Company Group (including after Closing) or that a material number of customers intend to terminate, breach or request a material modification to existing Contracts with the Company Group (including after Closing).  None of the Company Group’s services or offerings have been the subject of any material refunds to its customers except for refunds that would not result in a reversal of any material amount of revenue by the Company Group.

(c)Schedule 3.18(c) of the Company Disclosure Letter sets forth a complete and accurate list of the Company Group’s Revenue Share Contracts, including with respect to each Revenue Share Contract (i) any associated course(s), (ii) a detailed description of the revenue sharing terms, (iii) the name of the content provider, (iv) any amounts currently due and payable thereunder and (v) the aggregate amounts paid or payable by the Company Group to such Person over the twelve (12) complete calendar months ended prior to the Balance Sheet Date.

3.19Accounts Receivable

.  Schedule 3.19 of the Company Disclosure Letter sets forth an accurate and complete aging of the Company Group’s accounts receivable as of the Balance Sheet Date in the aggregate and by customer.  All such accounts receivable derive from bona fide sales transactions entered into in the Ordinary Course of Business, is a valid and legally binding obligation of the account debtor payable and enforceable on the terms and conditions set forth in the applicable Contract, free and clear of all Encumbrances, and are current, not subject to set-offs, adverse claims, counterclaims, assessments, defaults, prepayments, defenses or conditions precedent.

3.20Accounts Payable

.  Schedule 3.20 of the Company Disclosure Letter sets forth an accurate and complete aging of the Company Group’s accounts payable as of the Balance Sheet Date in the aggregate and by supplier.  All accounts payable of the Company Group have been incurred in all material respects in the Ordinary Course of Business and the Company Group has paid its accounts payable in a consistent and timely manner and has not altered any of its practices, policies or procedures in paying its accounts payable.  No instance occurred where the Company Group took any action with regard to any account payable outside of the Ordinary Course of Business.

3.21Absence of Certain Business Practices.  None of the Company Group, nor any of their directors or officers on behalf of any member of the Company Group, nor, to the Knowledge of Seller, the employees or agents of the Company Group on behalf of any member of the Company Group, have, directly or indirectly, (a) made any contribution or gift which contribution or gift is in violation of any applicable Law, (b) made any bribe, rebate, payoff, influence payment, kickback or other payment to any

Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained for or in respect of Company Group or the Company Business, or (iv) in violation of any Law or legal requirement, or (c) established or maintained any fund or asset of the Company Group that has not been recorded in the books and records of the Company Group.

3.22Documents

.  The Company Group has made available to Parent all documents listed, or required to be listed, in the Company Disclosure Letter (including any Schedule thereto), including all the powers of attorney granted within the Company Group which are listed as Schedule 3.22 of the Company Disclosure Letter.

3.23Brokers and Financial Advisors

.  Except as set forth on Schedule 3.23 of the Company Disclosure Letter, neither the Company nor any Affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement.

Article 4
REPRESENTATIONS AND WARRANTIES OF PARENt and Merger SubS

Except as set forth in the Parent SEC Documents (including all exhibits and other information filed therewith or incorporated therein (including by reference)) and publicly available prior to the date hereof (other than any disclosures contained under the captions “Risk Factors” or “Forward-Looking Statements,” and any other disclosures that are predictive, cautionary or forward-looking in nature but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any such statements), Parent and the Merger Subs represent and warrant to the Company that the statements contained in this Article 4 are true and correct on and as of the Agreement Date.

4.1Organization and Good Standing

.  Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Colorado and has the corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.  Each of the Merger Subs is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Each of Parent and the Merger Subs is duly qualified, licensed or admitted to do business, and is in good standing, in each jurisdiction where the character of the properties and assets owned, leased or operated by it or the nature of its activities makes such qualification, licensing or admission necessary, except where the failure to be so qualified or licensed would not individually or in the aggregate be material to Parent’s or the Merger Subs’ ability to consummate the Merger or to perform its respective obligations under this Agreement, the Parent Ancillary Agreements and the Merger Subs Ancillary Agreements.

4.2Power, Authorization and Validity

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(a)Power and Authority.  Parent has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the Parent Ancillary Agreements and to consummate the Merger.  The execution, delivery and performance by Parent of this Agreement, each of the Parent Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby have been duly and validly approved and authorized by all necessary corporate action on the part of Parent.  Each of the Merger Subs has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the Merger Subs Ancillary Agreements and to consummate the Merger.  The execution, delivery and performance by the Merger Subs of this Agreement, each of the Merger Subs Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby have been duly and validly approved and authorized by all necessary corporate action on the part of the Merger Subs.

(b)No Consents.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, or any other Person, governmental or otherwise, is necessary or required to be made or obtained by Parent or the Merger Subs to enable Parent and the Merger Subs to lawfully execute and deliver, enter into, and perform its obligations under this Agreement, each of the Parent Ancillary Agreements, each of the Merger Subs Ancillary Agreements or to consummate the Merger, except for (i) the filing of the Certificate of Corporate Merger and Certificate of LLC Merger with the Office of the Secretary of State of Delaware in connection with the Merger, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings, if any, that if not made or obtained by Parent or the Merger Subs would not be material to Parent’s or the Merger Subs’ ability to consummate the Merger or to perform their respective obligations under this Agreement and the Parent Ancillary Agreements.

(c)Enforceability.  This Agreement has been duly executed and delivered by Parent and the Merger Subs.  This Agreement and each of the Parent Ancillary Agreements and Merger Subs Ancillary Agreements are, or when executed by Parent or the Merger Subs (as applicable) shall be, valid and binding obligations of Parent or the Merger Subs (as applicable), enforceable against Parent or the Merger Subs (as applicable) in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of Law and equity governing specific performance, injunctive relief and other equitable remedies.

4.3No Conflict. Neither the execution and delivery of this Agreement, any of the Parent Ancillary Agreements or any of the Merger Subs Ancillary Agreements by Parent or the Merger Subs (as applicable), nor the consummation of the Merger or any other transaction contemplated hereby or thereby, shall (with or without notice or lapse of time, or both) (a) conflict with, (b) result in a termination, breach, impairment or violation of, (c) constitute a default under, (d) require the consent, release, waiver or approval of, or notice or filing to, any third party under: (i) any provision of the Organizational Documents of Parent or the Merger Subs, each as currently in effect or (ii) any Law applicable to Parent or any of its material assets or properties, except in the case of clause (ii) where such conflict, breach, impairment, violation or default would not be material to Parent’s or the Merger Subs’ ability to consummate the Merger or to perform their respective obligations under this Agreement, any of the Parent Ancillary Agreements or any of the Merger Subs Ancillary Agreements.

4.4Interim Operations of Merger Sub. The Merger Subs were formed by Parent solely for the purpose of engaging in the transactions contemplated by this Agreement, have engaged in no other business activities and have conducted its operations only as contemplated by this Agreement.  The Merger Subs have no Liabilities and, except for a subscription agreement pursuant to which all of their respective authorized capital stock was issued to Parent, are not a party to any agreement other than this Agreement and agreements with respect to the appointment of registered agents and similar matters.

4.5Capitalization. Parent has, and shall have at the Closing, sufficient authorized, unissued and unreserved shares of Parent Stock pursuant to its Organizational Documents to issue all of the Capital Stock Consideration, and the shares of Capital Stock Consideration will be, when issued, duly authorized, validly issued, fully paid and nonassessable and free of all Encumbrances of any nature (other than pursuant to applicable securities laws and this Agreement) imposed by or through Parent, and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Parent’s Organizational Documents. For the avoidance of doubt, such shares of Capital Stock Consideration will, when issued, be (i) characterized as

“restricted securities” under state and federal securities Laws and may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and in compliance with applicable state and federal securities Laws and (ii) subject to the applicable terms and conditions of the Transaction Documents and the Restrictive Legends.

4.6Parent SEC Reports; Controls and Procedures.

(a)As of its filing date (or, if amended or supplemented by a subsequent filing, as of the date of the last such amendment or supplement filed prior to the date hereof), each form, report, statement, schedule and registration statement filed by Parent with the SEC since December 31, 2019 (the “Parent SEC Reports”) complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act and the rules and regulations thereunder. As of its filing date (or, if amended or supplemented by a subsequent filing, as of the date of the last such amendment or supplement filed prior to the date hereof), each Parent SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)Parent maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Parent’s internal control over financial reporting is effective for purposes of Rules 13a-15 and 15d-15 under the Exchange Act and Parent is not aware of any material weaknesses in Parent’s internal control over financial reporting. Since December 31, 2020, there has been no change in Parent’s internal control over financial reporting that has materially affected Parent’s internal control over financial reporting.

4.7Securities Act. The equity interests of the Company are being acquired for investment only and not with a view to any public distribution thereof, and Parent and its Affiliates shall not offer to sell or otherwise dispose of such equity interests so acquired by Parent in violation of any of the registration requirements of the Securities Act.

4.8Private Placement.  The stock is being issued without registration in reliance on the accuracy of the respective representations and warranties of the Company Stockholders in the Joinder.  Upon removal of the Restrictive Legends, no further action on the part of Parent is required for the Capital Stock Consideration to be freely tradable on NASDAQ.

4.9Brokers and Financial Advisors; Transaction Fees. Neither Parent, the Merger Subs nor any Affiliate of Parent is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement.

Article 5
COVENANTS

The Company covenants and agrees with Parent to act as follows:

5.1Notices to Company Stockholders and Employees

.

(a)If, on or prior to the date of this Agreement, the Company Stockholder Approval is obtained by the approval of less than 100% of the Company Stockholders and Joinders are executed by less than 100% of the Company Stockholders, then in compliance with the DGCL and the Company’s Organizational Documents, the Company or the Surviving Corporation shall solicit Joinders from all non-approving Company Stockholders, by delivering a notice comprising (i) the notice contemplated by Section 228(e) of the DGCL of the taking of a corporate action without a meeting by less than a unanimous written consent, (ii) the notice contemplated by Section 262(d)(2) of the DGCL, together with a copy of Section 262 of the DGCL and (iii) an information statement including information regarding the Company, the terms of the Merger, this Agreement, and the other Transaction Documents, and the recommendation of the board of directors of the Company that all of the Company Stockholders adopt this Agreement and approve the Merger, the other Transaction Documents and the other Transactions, satisfying all requirements of the DGCL (as amended or supplemented, the “Information Statement”).  Prior to Closing, the Company shall use commercially reasonable efforts to obtain Joinders from 100% of the Company Stockholders, and, following the Closing, the Representative (on behalf of the Company Stockholders) shall use commercially reasonable efforts to obtain any such Joinders that were not received by the Company prior to the Closing.

(b)The Information Statement and any other materials to be submitted to the Company Stockholders in connection with the solicitation of their adoption of this Agreement, the other Transaction Documents and the Transactions, including any amendments or supplements to the Information Statement (collectively, the “Soliciting Materials”), shall be subject to reasonable review and written approval by Parent (the prior review and approval of which shall not be unreasonably withheld, conditioned, or delayed). The Company will promptly advise Parent in writing if at any time prior to the Closing the Company obtains Knowledge of any facts that might make it necessary or appropriate to amend or supplement the Soliciting Materials in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law.

(c)The Company shall give, or cause to be given, all notices and other information required to be given by the Company Group to the employees of the Company Group, any collective bargaining unit representing any group of employees of the Company Group, and any applicable Governmental Authority under all applicable Laws in connection with the transactions contemplated by this Agreement or other applicable Contracts.

5.2Employee Matters.  Except as otherwise expressly provided in this Section 5.2, nothing contained herein, express or implied, is intended to confer upon any employee of the Company or its Affiliates any right to continued employment for any period or continued receipt of any specific employee benefit, or shall constitute an amendment to or any other modification of any Employee Benefit Arrangement. Parent agrees that Parent and its Affiliates shall be solely responsible for satisfying the continuation coverage requirements of Section 4980B of the Code for all individuals who are “M&A qualified beneficiaries” as such term is defined in Treasury Regulation Section 54.4980B-9. Nothing in this Section 5.2 shall be deemed to limit the right of Parent or its Affiliates to terminate the employment of any employee at any time. Notwithstanding the foregoing, but subject to the last sentence of this Section 5.2, following the Effective Time and through the end of the applicable period specified in Schedule 5.2 (the “Employment Term”), Parent will provide, or will cause the Surviving Entity to provide to each member of the Company’s management team specified in Schedule 5.2 (each, a “Specified Manager”) an annual base salary (or wage level, as applicable) and retirement, health and welfare benefits (excluding defined benefit plan benefits) that, in the aggregate, are at least as favorable as those provided by the Company as of the date of this Agreement.  To the extent any Parent benefit plan provides benefits to any Specified Manager after the Closing Date:  (i) Parent shall use commercially reasonable efforts to waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Specified Manager (including their covered dependents), to the extent that such conditions, exclusions and waiting periods would not apply under a similar Company Employee Plan in which such employees participated prior to the Closing Date and (ii) to the extent permitted by the applicable Parent benefit plans, Parent shall use commercially reasonable efforts to provide all Specified Managers with credit for all service with the Company performed at any time prior to the Closing Date under all employee benefit plans, programs, policies and arrangements and employment policies maintained by Parent in which they become participants to the extent such service was taken into account under the analogous Company Employee Plan immediately prior to the Closing Date; provided that no such prior service shall be taken into account to the extent it would result in the duplication of benefits to any Specified Manager or in violation of ERISA.  If, at any time during the Employment Period, a Specified Manager voluntarily resigns, or is terminated for Cause (as defined in Schedule 5.2), Parent’s obligations with respect to such Specified Manager shall terminate upon the date of termination of service, but in the event of any other termination Parent shall continue to provide such payments and benefits to the end of the Employment Term.

5.3 D&O Tail; Indemnification

.  The Company has purchased, at the sole expense of the Company, a runoff insurance coverage for the directors and officers of the Company Group, as applicable (each, a “Released Director”) (a true and correct copy of which has been made available to Parent) which shall be effective as of Closing and provide such Released Directors with coverage for at least six (6) years following the Closing with respect to claims arising out of acts or omissions occurring at or prior to Closing (the “D&O Tail”). The full cost and all premiums associated with such D&O Tail have been paid in a lump sum by the Company prior to the date hereof and are included as a Transaction Fee and neither Parent nor the Company shall be required to pay any additional amounts following Closing with respect to such D&O Tail, including any amounts to maintain such D&O Tail.  For the avoidance of doubt, and notwithstanding any provision to the contrary, no Released Director shall be entitled to coverage under any Parent director and officer insurance policy or errors and omission policy unless such Released Director is separately eligible for coverage under such policy pursuant to Parent’s policies and procedures and the terms of such insurance policy.  The provisions of this Section 5.3 shall in no way affect the rights of the Parent Indemnified Parties or the obligations of the Company Stockholders arising under Article 6, and any Liabilities to be covered by the D&O Tail pursuant to this Section 5.3 shall in no event include any Damages for which any Company Stockholder (in such capacity) is liable (either directly or through an obligation to indemnify another Person) pursuant to the terms of this Agreement. To the extent permitted by law, Parent shall provide indemnification to former or present directors, managers and officers of the Company Group, solely in their capacity as such, that is at least as protective as the provisions with respect to indemnification, advancement of expenses and exculpation of former or present directors, managers and officers that are set forth in the Organizational Documents of the Company as of the date hereof as they relate to acts or circumstances existing at or prior to the Closing.

5.4Termination. Parent, by giving written notice to the Company, may terminate this Agreement at any time prior to the First Effective Time if the Company has not obtained the Company Stockholder Approval in compliance with all applicable Law and the Company Organizational Documents at or prior to the time that is two days following the execution and delivery of this Agreement. In the event of the termination of this Agreement pursuant to this Section, this Agreement shall forthwith become void and there shall be no Liability or obligation on the part of Parent, Company or the Company Stockholder, or their respective officers, directors, shareholders or Affiliates; provided, however, that (a) the provisions of this Section, Article 8 and, for the avoidance of doubt, the NDA shall remain in full force and effect and survive any termination of this Agreement and (b) nothing herein shall relieve any party hereto from Liability in connection with any Fraud.

5.5Rule 144; Listing. Following the Closing until the date that all Restrictive Legends are removed from all Capital Stock Consideration, Parent agrees that it will use commercially reasonable efforts to satisfy the information requirements in Rule 144(c) under the Securities Act to enable the Company Stockholders to transfer the portion of the Parent Stock Consideration they receive from time to time pursuant to (and to the extent permitted by) the exemptions provided by Rule 144 under the Securities Act, but subject to the transfer restrictions contained in Section 2.6(f).

Article 6
SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES,
CONTINUING COVENANTS

6.1Survival

.  If the Merger is consummated, the representations and warranties of the Company, the Company Stockholders and Parent contained in this Agreement and any other Transaction Document (except as explicitly set forth in such other Transaction Document) shall survive the Closing and remain in full force and effect until January 1, 2023; provided, however, that the Fundamental Representations will remain operative and in full force and effect until January 1, 2025; and provided, further, that no right to indemnification pursuant to this Article 6 in respect of any claim based upon any failure of a representation or warranty to be true and correct that is set forth in a Notice of Claim delivered in accordance with Section 6.5 prior to the applicable expiration date of such representation or warranty shall be affected by the expiration of such representation or warranty; and provided, further, that such expiration shall not affect the rights of any Indemnified Party, under this Article 6 or otherwise, to seek recovery of Damages arising out of any Fraud.  All covenants of the parties (including the covenants set forth in Article 5), to the extent such covenants only require performance prior to the Closing shall, in each case, terminate effective as of the Closing and shall not survive the Closing for any purpose, and thereafter there shall be no liability on the part of, nor shall any claim be made by, any party in respect thereof, and to the extent such covenants and agreements contemplate performance after the Closing or expressly by their terms survive the Closing, shall remain operative and in full force and effect and shall not be subject to expiration, except as expressly provided by such covenant; provided, however, that no right to indemnification pursuant to this Article 6 in respect of any claim based upon any breach of a covenant set forth in a Notice of Claim delivered prior to the applicable expiration date shall be affected by the expiration of such covenant.

6.2Agreement to Indemnify Parent Indemnified Parties

.  Following the Closing, subject to the terms and conditions of this Article 6, each Company Stockholder who is entitled to payment pursuant to Section 2.6 (each, a “Company Indemnifying Party” and collectively, the “Company Indemnifying Parties”) shall, (i) except with respect to clauses (a)(ii) and b(ii) below, severally and not jointly, based on its Pro Rata Share, and (ii) with respect to clauses (a)(ii) and b(ii) below, severally and not jointly as to such Company Stockholder only, indemnify, defend and hold harmless each of Parent and its respective Affiliates (including, for the avoidance of doubt, the Company Group after Closing), officers, directors, agents, representatives, shareholders and employees (each hereinafter referred to individually as a “Parent Indemnified Party” and collectively as the “Parent Indemnified Parties”) from and against any and all Damages incurred by a Parent Indemnified Party, directly or indirectly, whether or not due to a Third Party Claim, arising out of or resulting from or in connection with:

(a)(i) any failure of any representation or warranty made by the Company in this Agreement, any document or certificate executed and delivered by the Company pursuant hereto or any other Transaction Document, to be true and correct as of the Agreement Date (except in the case of any individual representation and warranty that by its terms speaks only as of a specific date or dates, in which case as though made as of such specific date or dates) and (ii) any failure of any representation or warranty made by such Company Stockholder in this Agreement, any document or certificate executed and delivered by such Company Stockholder pursuant hereto or any other Transaction Document, to be true and correct as of the Agreement Date (except in the case of any individual representation and warranty that by its terms speaks only as of a specific date or dates, in which case as though made as of such specific date or dates) (this clause (a), and any Third Party Claims to the extent relating to this clause (a), the “Company Representation Indemnities”);

(b)(i) any breach of or default in connection with any of the covenants or agreements made by the Company in this Agreement or any other Transaction Document, or (ii) any breach of or default in connection with any of the covenants or agreements made by such Company Stockholder in this Agreement or any other Transaction Document;

(c)any inaccuracies or errors in the Spreadsheet or related calculations thereunder, including in the calculation of the Total Consideration, the Capital Stock Consideration, the Closing Cash Consideration, the Unpaid Closing Debt Amount (including the Closing Pay-Off Debt) or the Unpaid Transaction Fees (including the Closing Employee Payments);

(d)any claim or any Action commenced or threatened by a Company Stockholder relating to this Agreement or the transactions contemplated hereby, including in connection with the exercise of appraisal or dissenters’ rights; or

(e)any Indemnified Taxes.

6.3Agreement to Indemnify Company Indemnified Parties

.  Following the Closing, subject to the terms and conditions of this Article 6, Parent shall indemnify, defend and hold harmless each of the Company Stockholders (each hereinafter referred to individually as a “Company Indemnified Party” and collectively as the “Company Indemnified Parties”) from and against any and all Damages incurred by such Company Indemnified Party, directly or indirectly, whether or not due to a Third Party Claim, arising out of or resulting from or in connection with:

(a)any failure of any representation or warranty made by Parent in this Agreement, any document or certificate executed and delivered by Parent pursuant hereto or any other Transaction Document, to be true and correct as of the Agreement Date (except in the case of any individual representation and warranty that by its terms speaks only as of a specific date or dates, in which case as though made as of such specific date or dates) (this clause (a), and any Third Party Claims to the extent relating to this clause (a), the “Parent Representation Indemnities”); or

(b)any breach of or default in connection with any of the covenants or agreements made by Parent in this Agreement or any other Transaction Document.

6.4Limitations

.

(a)Any claim for indemnification with respect to the Company Representation Indemnities shall be capped at twenty percent (20%) of the Total Consideration, except in the case of (i) Fraud; or (ii) any failure of any of the Fundamental Representations to be true and correct as set forth in Section 6.2(a), which shall be capped at fifty percent (50%) of the Total Consideration actually paid or payable to the Company Stockholders. No Parent Indemnified Party may receive any indemnification in respect of any claim for indemnification with respect to the Company Representation Indemnities (except in the case of (i) Fraud; or (ii) any failure of any of the Fundamental Representations to be true and correct as set forth in Section 6.2(a)) unless and until Damages in the aggregate under all such claims that have been incurred, paid or properly accrued exceed $138,750 (the “Deductible”), in which case the Parent Indemnified Parties may make claims for indemnification for Damages in excess of the Deductible. Any breach of a representation or warranty that does not have Damages in excess of $5,000 will not count toward the calculation of the Deductible. Notwithstanding the foregoing, Damages arising from breaches of a representation or warranty arising from or related to substantially similar facts or circumstances will be aggregated for the purpose of calculating the threshold described above.

(b)Each Company Indemnifying Party shall be liable for their Pro Rata Share of any Damages in connection with the matters set forth in Section 6.2, subject to the limitations set forth in subsection (a) of this Section 6.4.

(c)Each Company Indemnifying Party shall be solely and fully liable for any breach of Sections 6.2(a)(ii) and 6.2(b)(ii) by such Company Indemnifying Party, and each Company Indemnifying Party shall be solely and fully liable for any Fraud by such Company Indemnifying Party, and in each case no other Company Stockholder shall have any liability therefor. In no event will any Company Stockholder have any liability in an amount that exceeds the Total Consideration received by it.

(d)With respect to all Damages owed by the Company Indemnifying Parties pursuant to this Article 6, each Company Indemnifying Party shall have the option of satisfying its allocable portion of the amount due pursuant to this Article 6 by (i) payment in cash to the Parent Indemnified Party, (ii) forfeiture of a number of shares of Parent Stock necessary to satisfy the amount due pursuant to this Article 6, with each share of Parent Stock being valued at the Parent Stock Price, or (iii) any combination of cash and forfeiture of Parent Stock; provided, however, in the event that a Company Indemnifying Party elects to satisfy any portion of Damages due pursuant to this Article 6 by payment of cash to the Parent Indemnified Party and such Company Indemnifying Party fails to pay in cash any Damages due and payable by such Company Indemnifying Party within five Business Days after the final determination of the amount due and the Parent Indemnified Party’s written demand therefor has been properly delivered to the Company Stockholder, the Parent Indemnified Party may, in its sole discretion, continue to pursue cash recovery or recover such Damages by cancellation of a number of shares of Parent Stock then held by such Company Indemnifying Party equal to the Damages then due and payable pursuant to this Article 6, with the per share value of such Parent Stock equal to the Parent Stock Price.

(e)Any claim for indemnification with respect to the Parent Representation Indemnities shall be capped at twenty percent (20%) of the Total Consideration, except in the case of (i) Fraud, which shall be capped at the Total Consideration; or (ii) any failure of any Fundamental Representations to be true and correct as set forth in Section 6.3(a), which shall be capped at fifty percent (50%) of the Total Consideration paid or payable to the Company Stockholders. No Company Indemnified Party may receive any indemnification in respect of any claim for indemnification with respect to the Parent Representation Indemnities (except in the case of (i) Fraud; or (ii) any failure of any of the Fundamental Representations to be true and correct as set forth in Section 6.3(a)) unless and until Damages in the aggregate under all such claims that have been incurred, paid or properly accrued exceed the Deductible, in which case the Company Indemnified Parties may make claims for indemnification for Damages in excess of the Deductible. Any breach of a representation or warranty that does not have Damages in excess of $5,000 will not count toward the calculation of the Deductible. Notwithstanding the foregoing, Damages arising from breaches of a representation or warranty arising from or related to substantially similar facts or circumstances will be aggregated for the purpose of calculating the threshold described above.

(f)In determining whether a breach of a representation or warranty has occurred and in determining the amount of any Damages in respect of the failure of any representation or warranty to be true and correct as of any particular date, any materiality or Material Adverse Change standard contained in such representation or warranty shall be disregarded.

(g)The amount of any Damages for which indemnification is provided under this Article 6 shall be reduced by any amounts actually recovered by any Indemnified Party under insurance policies, with respect to such Damages (less any costs of collection and increases in premium), and (ii) determined by deducting therefrom the amount of any Tax benefit actually realized in the taxable year such Damage is realized and the succeeding Taxable year by the Parent Indemnified Party and its Affiliates as a result of such Losses.

(h)The rights to indemnification set forth in this Agreement based on the representations, warranties, covenants, agreements and obligations set forth herein shall not be affected by any investigation conducted by any Indemnified Party, or any knowledge acquired (or capable of being acquired) at any time (whether before or after the Closing Date), with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, agreement or obligation.

(i)Except (a) in the case where a party seeks to obtain specific performance, injunctive relief or other equitable relief, (b) in the case of Fraud, and (c) in the case of claims by Parent against the Representative for a breach of its obligations under this Agreement, the rights of the parties to indemnification pursuant to the provisions of this Article 6 shall be the sole and exclusive remedy for the parties hereto with respect to this Agreement.

(j)Each party will use commercially reasonable efforts to mitigate Damages.

6.5Notice of Claim

.

(a)As used herein, (i) the term “Claim” means a claim for indemnification of any Indemnified Party for Damages under this Article 6, and (ii) the term “Third Party Claim” means an Action brought by a third party (including any Governmental Authority) that is based on, arises out of, or relates to subject matter that, if determined adversely (regardless of the eventual outcome of such Action), could result in a Claim.

(b)Reasonably promptly after becoming aware of the existence of any potential Claim or a Third Party Claim, the Parent Indemnified Party shall give written notice thereof to the Representative (each, a “Notice of Claim”).

(c)No delay in giving a Notice of Claim (or any update or amendment thereto after conducting discovery regarding the underlying facts and circumstances set forth therein) shall relieve the Indemnifying Party from any of their respective obligations under this Article 6 unless (and then only to the extent that) the Indemnifying Party is materially prejudiced thereby in terms of the amount of Damages.

6.6Defense of Third Party Claims

.

(a)If Parent, an Indemnified Party, an Indemnifying Party or the Representative becomes aware of an Action that such party believes, in good faith, may result in a Third Party Claim, such party shall promptly notify the Representative and/or Parent, as applicable, of such Third Party Claim in accordance with Section 6.5. Parent shall conduct the defense of such Action and shall, to the extent reasonably requested by the Representative from time to time, give updates as to the status of such Action.

(b)The Representative shall have the right to participate in, at the Company Stockholders’ sole cost and expense, but not control, the defense of such third party Action and Parent shall not settle, adjust or compromise such Third Party Claim without the prior written consent of the Representative, which consent shall not be unreasonably withheld, conditioned or delayed.  In the event that the Representative does not provide a written response within three (3) days after Parent’s request for Representative’s written consent to Parent’s settlement or compromise of a Third Party Claim, the Representative shall be deemed to have consented to the settlement or compromise.  Any such written consent, or failure to provide a written response within such three-day period, by the Representative shall represent the agreement of the Representative that the Damages incurred in connection therewith shall be indemnifiable hereunder (subject to the limits contained in this Article 6).  In the event that the Representative notifies Parent in writing within such period that it does not consent to Parent’s agreement to such settlement or compromise of a Third Party Claim, the procedures of Section 6.8 shall control the process by which to resolve such dispute related to any such settlement.

(c)Notwithstanding this Section 6.6, procedures relating to the investigation, defense or settlement of any Tax Matters shall be governed by Article 7.

6.7Contents of Notice of Claim

.  Each Notice of Claim by an Indemnified Party given pursuant to Section 6.5 shall, with respect to each Claim set forth therein, (a) specify in reasonable detail and in good faith the nature of the Claim being made and (b) state the aggregate dollar amount of Damages to which such Indemnified Party (or third party, if with respect to a Third Party Claim) is entitled to indemnification pursuant to this Agreement that have been incurred, or, if practicable, a good faith estimate of the aggregate dollar amount of such Damages reasonably expected to be incurred, by such Indemnified Party (or third party, if with respect to a Third Party Claim) pursuant to such Claim; provided, however, that the Notice of Claim may be updated and amended from time-to-time by the Indemnified Party in good faith by delivering an updated or amended Notice of Claim to the Indemnifying Party, so long as the delivery of the original Notice of Claim is made within the applicable claims period and such update or amendment only asserts bases for liability reasonably related to the underlying facts and circumstances specifically set forth in such original Notice of Claim; provided further, however, that all Claims for Damages properly set forth in the original Notice of Claim or any permitted update or amendment thereto shall remain outstanding until such Claims for Damages have been finally resolved or satisfied, notwithstanding the expiration of such claims period.

6.8Resolution of Notice of Claim

.  Each Notice of Claim given by an Indemnified Party shall be resolved as follows:

(i)If the Indemnifying Party wishes to object to the allowance of some or all Claims made in a Notice of Claim, the Indemnifying Party must deliver a written objection to the Indemnified Party within twenty (20) Business Days after receipt by the Indemnifying Party of such Notice of Claim, expressing such objection and explaining in reasonable detail and in good faith the basis therefor.

(ii)Following receipt by the Indemnified Party (on behalf of itself or another Indemnified Party, as applicable) of the Indemnifying Party’s written objection, if any, the Indemnified Party and the Indemnifying Party shall promptly, and within ten (10) Business Days, meet to agree on the rights of the respective parties with respect to each Claim that is the subject of such a written objection.  If the Indemnified Party and the Indemnifying Party (on behalf of itself or another Indemnified Party, as applicable) should so agree, (A) a memorandum setting forth such agreement shall be prepared and executed by the Indemnified Party and the Indemnifying Party, and (B) as promptly as practicable and within five (5) Business Days following execution of such memorandum the Indemnifying Party shall pay to the Indemnified Party (on behalf of itself or another Indemnified Party, as applicable) by cash or forfeiture of Parent Stock in the aggregate dollar amount of Damages payable to pursuant to such memorandum (subject to the limits contained in this Article 6).  In the event that the parties do not prepare and sign such a memorandum or such memorandum does not address in full the written objections timely delivered, within twenty (20) Business Days of receipt by the Indemnified Party of the written objection from the Indemnifying Party, then the Indemnified Party may commence an Action to resolve such dispute and enforce its rights with respect thereto in any court available therefor.

(iii)If the Indemnified Party does not receive a response from the Indemnifying Party with respect to any Claim set forth in a Notice of Claim by the end of the twenty (20) Business Day period referred to in subsection (ii) above, (A) the Indemnifying Party shall be deemed to have irrevocably waived any right to object to such Claim and to have agreed that Damages in the amount specified in the Notice of Claim are indemnifiable hereunder, and (B) as promptly as practicable and within five (5) Business Days following the end of the twenty (20) Business Day period referred to in subsection (ii) above, the Indemnifying Party shall pay to the Indemnified Party (on behalf of itself or another Indemnified Party, as applicable) by cash or forfeiture of Parent Stock in the aggregate dollar amount of Damages payable to pursuant to such Notice of Claim (subject to the limits contained in this Article 6), and, without further notice, to have stipulated to the entry of a final judgment for damages against the Indemnifying Party for such amount in any court having jurisdiction over the matter where venue is proper.

6.9Tax Consequences of Indemnification Payments

.  All payments (if any) made to a Parent Indemnified Party pursuant to any indemnification obligations under this Article 6 will be treated as adjustments to the purchase price for Tax purposes and such agreed treatment will govern for purposes of this Agreement, unless otherwise required by Law; provided, however, that if any payment of indemnification to a Parent Indemnified Party is subject to any Tax, such indemnification will be increased in accordance with Section 2.12(b) to ensure the Parent Indemnified Party receives and retains a net sum equal to the sum it would have recovered if the payment had not been subject to such Tax.

6.10No Right of Contribution

.  No Company Indemnifying Party or the Representative acting on their behalf shall make any claim for indemnification or contribution from Parent, the Company Group or any Affiliate, assignee or successor of any of the foregoing with respect to any indemnity claims arising under or in connection with this Agreement to the extent that the Company Group or any Parent Indemnified Party is entitled to indemnification hereunder for such claim, it being acknowledged and agreed that the representations, warranties, covenants and agreements of the Company are solely for the benefit of the Parent Indemnified Parties.

6.11Appointment of Representative

.

(a)Each Company Indemnifying Party by either being a party to a Joinder and/or participating in the Merger and receiving the benefits thereto, hereby appoints and designates, or is deemed to have approved the appointment and designation of, the Representative as the representative of such Company Indemnifying Party and as the attorney-in-fact and agent for and on behalf of such Company Indemnifying Party with respect to Claims under this Article 6 and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement or any Company Ancillary Agreement to which such Company Indemnifying Party is a party in its capacity as a Company Stockholder, including the exercise of the power to: (i) give and receive notices and communications to or from Parent (on behalf of itself or any other Parent Indemnified Party), any Company Ancillary Agreement to which such Company Indemnifying Party is a party in its capacity as a Company Stockholder, or any of the transactions and other matters contemplated hereby or thereby (except to the extent that this Agreement or any Company Ancillary Agreement to which such Company Indemnifying Party is a party in its capacity as a Company Stockholder expressly contemplates that any such notice or communication shall be given or received by such Company Indemnifying Party individually); (ii) authorize the retention by Parent of all or a portion of the Deferred Cash Amount in satisfaction of any negative Final Post-Closing Adjustment; (iii) agree to, object to, negotiate, resolve, enter into settlements and compromises of, demand litigation of, and comply with orders of courts with respect to, (A) Claims by Parent or any other Parent Indemnified Party pursuant to this Article 6 or (B) any dispute between any Parent Indemnified Party and any such Company Indemnifying Party, in each case relating to this Agreement or any Company Ancillary Agreements; and (iv) take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing.  The Representative shall have authority and power to act on behalf of each Company Indemnifying Party with respect to the disposition, settlement or other handling of all Claims under this Article 6 and all rights or obligations arising under this Article 6.  The Company Indemnifying Parties shall be bound by all actions taken and documents executed by the Representative in connection with this Article 6, and Parent and other Parent Indemnified Parties shall be entitled to rely on any action or decision of the Representative.  The Representative shall only have the duties expressly stated in this Agreement and shall have no other duty, express or implied.  The Representative may engage attorneys, accountants and other professionals and experts.  The Representative may rely conclusively upon information, reports, statements and opinions prepared or presented by such professionals, and any action taken by the Representative based on such reliance shall be deemed conclusively to have been taken in good faith.  The Person serving as the Representative may be replaced from time to time by the holders of a majority in interest of the Company Stockholders.  No bond shall be required of the Representative, and the Representative shall receive no compensation for his, her or its services, but the Representative will be reimbursed from the Representative Fund Amount for all Representative Expenses.  Notices or communications to or from the Representative shall constitute notice to or from each of the Company Indemnifying Parties.

(b)In performing the functions specified in this Agreement, the Representative shall not be liable to any Company Indemnifying Party in the absence of gross negligence or willful misconduct on the part of the Representative.  Each Company Indemnifying Party shall severally (based on each such Company Indemnifying Party’s respective Pro Rata Share), and not jointly, indemnify and hold harmless the Representative from and against any loss, Liability or expense incurred without gross negligence or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of its duties hereunder, including any out-of-pocket costs and expenses and legal fees and other legal costs reasonably incurred by the Representative (together, the “Representative Expenses”); provided, however, that the Representative shall first seek recovery from the Representative Fund Amount.

Article 7
TAX MATTERS

7.1Tax Returns

.  Prior to the Closing, the Company shall prepare and timely file, or shall cause to be prepared and timely filed, all Tax Returns in respect of the Company Group that are required to be filed (taking into account any extension) on or before the Closing Date, and the Company shall pay, or cause to be paid, all Taxes of the Company Group due on or before the Closing Date.  Such Tax Returns shall be prepared in a manner consistent with the past practices of the Company Group, except as required by Law.  At least fifteen (15) Business Days prior to filing any such Tax Return, the Company shall submit a copy of such Tax Return to Parent for Parent’s review, comment and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Parent shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of the Company for any Pre-Closing Tax Period and any Straddle Period that are filed after the Closing Date.  Parent shall permit the Representative to review each such Tax Return at least fifteen (15) Business Days prior to filing.  The Representative shall be entitled to comment on such Tax Returns and reasonably request revisions, subject to the consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.  Each Company Stockholder shall pay to Parent such Company Stockholder’s Pro Rata Share of the amount of Taxes shown as due on any such Tax Return to the extent allocable to the Pre-Closing Tax Period (in each case determined under the principles set forth in the definition of Indemnified Taxes), except to the extent such Taxes were expressly included in the calculation of Debt.

7.2Cooperation

.  Parent and the Representative agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to Taxes of the Company Group, including access to books and records, as is reasonably necessary for the filing of all Tax Returns by Parent or the Representative, the making of any election relating to Taxes, the preparation for any audit by any Tax authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax.  Each of Parent, the Company and the Representative shall retain all books and records in their possession with respect to Taxes of the Company Group for a period of at least six (6) years (or longer if required by applicable Law) following the Closing Date.  Notwithstanding the foregoing or any other provision herein to the contrary, including, without limitation, Section 6.6, in no event shall the Representative be entitled to review or otherwise have access to any income Tax Return, or information related thereto, of Parent or its Affiliates (other than income Tax Returns of the Company Straddle Periods and for taxable periods that end on or before the Closing Date).

7.3Tax Contests

.  Notwithstanding the provisions of Section 6.6, Parent shall promptly notify the Representative upon receipt by Parent or any Affiliate of Parent (including the Company Group after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a Pre-Closing Tax Period for which any of the Company Indemnifying Parties may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”), provided that any failure or delay to notify the Company Group shall not relieve the Company Indemnifying Parties of any liability with respect to such Tax Matter except to the extent they are actually and materially as a result thereof.  Following the Closing, Parent shall control the conduct of any such Tax Matter; provided, however, that Parent shall not enter into any settlement of or otherwise compromise any Tax Matter that is reasonably likely to increase the Tax liability of the Company Stockholders or to give rise to an indemnification claim pursuant to this Agreement without the consent of the Representative, which consent shall not be unreasonably withheld or delayed and which shall be deemed to have been given unless the Representative shall have objected within twenty days after written request for such consent by Parent.  Parent shall keep the Representative fully and timely informed with respect to the commencement, status and nature of any Tax Matter.  Parent shall, in good faith, allow the Representative to make comments to Parent regarding the conduct of or positions taken in any such proceeding.

7.4Transfer Taxes

.  Any transfer, stamp, documentary, sales, use, registration, value‑added and other similar Taxes (including all applicable real estate Transfer Taxes and real property transfer gains Taxes and including any filing and recording fees) incurred in connection with this Agreement and the transactions contemplated hereby, together with any interest or penalties with respect to such amounts, (collectively, “Transfer Taxes”) will be borne fifty percent (50%) by the Company Stockholder and fifty percent (50%) by Parent. Each Company Stockholder, at such Company Stockholder’s own expense, will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, fees and charges and, if required by applicable law, Parent will (and will cause its Affiliates to) join in the execution of any such Tax Returns and other documentation.

7.5Post-Closing Actions

.  Without the prior written consent of the Representative (which consent shall not be unreasonably withheld, conditioned or delayed), Parent and its Affiliates shall not, and shall not permit the Surviving Entity or any of its Subsidiaries to, take any of the following actions:  (i) file or amend or otherwise modify any Tax Return of the Company or any of its Subsidiaries for a Pre-Closing Tax Period (except in accordance with Section 7.1), (ii) make, change or revoke any Tax election of the Company or any of its Subsidiaries that has retroactive effect to any Pre-Closing Tax Period, or (iii) voluntarily approach any Governmental Authority or initiate any “voluntary disclosure” or similar proceeding with respect to any Tax matter of the Company or any of its Subsidiaries for a Pre-Closing Tax Period; provided that the foregoing limitations shall only apply to the extent such action would reasonably be expected to create or increase the indemnification obligations of the Company Indemnifying Parties pursuant to this Agreement; provided, further, that Parent and its Affiliates may undertake the actions described in clause (iii) if (A) Parent has received advice from its tax advisor, at a “more likely than not” level of certainty, that the Company has failed to comply with applicable Tax Law (B) such actions are, in the good faith determination of Parent, reasonably necessary or appropriate to remedy such compliance failure(s), and (C) Parent reasonably consults with Representative prior to undertaking such actions.

7.6Tax Refunds

.  Any Tax refunds that are received by the Surviving Entity after the Closing to the extent attributable to a Pre-Closing Tax Period shall be for the account of the Company Indemnifying Parties.  The Surviving Entity shall pay the Company Indemnifying Parties any such cash refund within thirty (30) days after receipt thereof, net of any Taxes of Parent, or the Surviving Entity, and any reasonable out-of-pocket costs attributable to such refund or credit.  Payment of such amounts to the Company Indemnifying Parties shall be made pro rata in accordance with each Company Indemnifying Party’s respective Pro Rata Share.  To the extent such refund is subsequently required to be returned to the Governmental Entity or disallowed, the Company Indemnifying Parties agree to promptly repay Parent or the Surviving Entity, as the case may be, the amount of such refund previously paid to the Company Indemnifying Parties, together with any interest, penalties and other additional amounts imposed by such Governmental Entity on amounts previously paid to the Company Indemnifying Parties, and any reasonable out-of-pocket costs and expenses incurred by Parent or the Surviving Entity with respect to any challenge made by the Governmental Entity with respect to such refund based on their respective Pro Rata Share.

7.7Tax Treatment of the Transaction.

(a)Parent, the Company and the Surviving Entity intend, and will each use its commercially reasonable efforts to cause the First Merger and the Second Merger, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”). Prior to or following the Closing, none of Parent, the Company or the Surviving Entity will, and they will not permit any of their respective Affiliates to, take (or fail to take) any action which action (or failure to act) would reasonably be expected to cause the First Merger and Second Merger, taken together, to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code unless required to do so by applicable Law.  Each of the Representative, Company Group and Parent shall prepare and file all Tax Returns on a basis consistent with the Intended Tax Treatment, and will not take a position inconsistent with such treatment except as required pursuant to a determination within the meaning of Code Section 1313; provided, however, that after reasonable notice and consultation with the other parties, a party may settle any audit or other claim initiated by a Taxing authority concerning the Intended Tax Treatment.

(b)The parties hereto intend to comply with Revenue Procedure 2018-12, 2018-6 IRB 349 (“Rev. Proc. 2018-12”), and therefore acknowledge and agree that for purposes of determining the value of the Parent Stock to be received by the Company Stockholders pursuant to the transactions contemplated by this Agreement, (A) the “Safe Harbor Valuation Method” (within the meaning of Section 4.01(1) of Rev. Proc. 2018-12) will be the average of the daily volume weighted average prices as described in Section 4.01(1) of Rev. Proc. 2018-12; (B) the “Measuring Period” (within the meaning of Section 4.01 of Rev. Proc. 2018-12) will be the 10 consecutive trading days ending on the third trading day that occurs before the last Business Day prior to the date of this Agreement; (C) the “specified exchange” (within the meaning of Section 3.01(4) of Rev. Proc. 2018-12) will be the NASDAQ; and (D) the “authoritative reporting source” (within the meaning of Section 3.01(4) of Rev. Proc. 2018-12) will be Bloomberg Finance L.P.

Article 8
MISCELLANEOUS

8.1Governing Law; Venue

.  This Agreement shall be deemed to be made and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware without regard to the conflicts of laws principles thereof.  Any Action relating to this Agreement or the enforcement of any provision of this Agreement (including an Action based upon Fraud shall be brought or otherwise commenced in any state or federal court located in jurisdiction of incorporation of the Party against which such claim is brought so long as such jurisdiction is within the continental United States (as applicable, the “Applicable Jurisdiction”); provided, however, that any Action against more than one Company Indemnifying Party shall be commenced in any state or federal court located in the Commonwealth of Pennsylvania  Each party to this Agreement: (a) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the Applicable Jurisdiction (and each appellate court located in Philadelphia, Pennsylvania) in connection with any such Action; (b) agrees that the Applicable Jurisdiction and each state and federal court located in the Applicable Jurisdiction shall be deemed to be a convenient forum; and (c) agrees not to assert (by way of motion, as a defense or otherwise), in any such Action commenced in any state or federal court located in the Applicable Jurisdiction, any claim that such party is not subject personally to the jurisdiction of such court, that such Action has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.

8.2Entire Agreement; Assignment; Binding Upon Successors and Assigns

.  This Agreement and the other Transaction Documents (including, for the avoidance of doubt, the Company Disclosure Letter and the Non-Competition Agreements) and all exhibits, schedules and annexes hereto or thereto, (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) may not be assigned by operation of Law or otherwise; provided, however, that Parent may assign any or all of its rights and obligations under this Agreement to an Affiliate of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.  Any purported assignment of this Agreement in contravention of this Section 8.2 shall be null and void and of no force or effect.  Subject to the preceding sentences of this Section 8.2, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

8.3Severability

.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, so long as the economic or legal substance of the transaction contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

8.4Specific Performance

.  The parties hereby acknowledge and agree that it may cause irreparable injury to the other party or parties if any provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, for which damages, even if available, may not be an adequate remedy.  Accordingly, each party agrees that the other party or parties shall have the right to seek injunctive relief by any court of competent jurisdiction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action or proceeding, in each case without posting a bond or undertaking, in addition to any other remedy to which it may be entitled, at Law or in equity.  Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the party seeking such remedy has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

8.5Other Remedies

.  Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

8.6Amendments and Waivers

.  No term or provision of this Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed by Parent, the Company and the Representative.  No failure or delay of a party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

8.7Expenses

.  Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated, it being the intention of the parties that if the Merger is consummated, the Unpaid Transaction Fees be regarded for purposes of this Section 8.7 as expenses of the Company Group and be taken into account in calculating the Total Consideration as set forth herein.

8.8Notices

.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally or by email; (b) if by facsimile, upon electronic confirmation of receipt by facsimile, provided that a copy of such notice or other communication is promptly mailed by registered or certified mail, return receipt requested, postage prepaid, following the transmission of such facsimile; or (c) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a nationally recognized next-day courier.  All notices and other communications hereunder shall be delivered to the addresses set forth below:

if to Parent:

Gaia, Inc.

833 W South Boulder Road, BLDG G

Louisville, CO 80027

Attention: Paul Tarell and Jirka Rysavy

Email: paul.tarell@gaia.com and jirka.rysavy@gaia.com

with a copy (which copy shall not constitute notice) to:

Koenig, Oelsner, Taylor, Schoenfeld & Gaddis PC

999 18th Street, Suite 1740

Denver, CO 80202

Telephone: 303-672-0100

Attention: Jenn Rosenthal

jrosenthal@kofirm.com

if to the Company (prior to Closing):

Yoga International Inc.

525 Church Street, Suite 5

Honesdale, PA 18431

Attention: Todd Wolfenberg

Email: toddw@yogainternational.com

with a copy (which copy shall not constitute notice) to:

Reitler Kailas & Rosenblatt LLP

885 Third Avenue - 20th Floor

New York, NY 10022

Attention: Edward Reitler

Email: ereitler@reitlerlaw.com

if to the Representative:

Himalayan International Institute of Yoga Science and Philosophy of the U.S.A.

952 Bethany Turnpike

Honesdale, PA 18431

Attention: Ishan Tigunait

Email: itigunait@himalayaninstitute.org

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.  Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

8.9Waiver of Jury Trial

.  Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any right such party may have to a trial by jury in respect of any claim, demand or cause of action, directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement.  Each party hereto certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (b) each such party understands and has considered the implications of this waiver; (c) each such party makes this waiver voluntarily; and (d) each such party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 8.9.

8.10Interpretation; Rules of Construction

.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.  All references in this Agreement to Articles, Sections, subsections, Annexes, Exhibits and Schedules are references to Articles, Sections, subsections, Exhibits and Schedules, respectively, in and to this Agreement, unless otherwise specified.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  The words “include” or “including” mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.  The word “or” shall not be limiting or exclusive.  Unless stated otherwise, the terms “dollars” and “$” shall mean United States dollars.  References to days are to calendar days; provided that any action otherwise required to be taken on a day that is not a Business Day shall instead be taken on the next Business Day.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  As used in this Agreement, the singular or plural number shall be deemed to include the other when the context so requires.  The words “made available” or words of similar import mean that, on or before 5:00 p.m., Mountain time two (2) Business Days immediately preceding the date of this Agreement, the Company has posted complete and correct copies of such materials to the virtual data room managed by Parent.  The word “use” (and other forms of the word), with respect to Intellectual Property and Intellectual Property Rights, includes the right to use, disclose, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make and have made, sell and offer to sell, import, practice any method, process or procedure, and otherwise use and exploit such Intellectual Property and Intellectual Property Rights (and to have others exercise its rights to do the foregoing).  When a reference is made to a specific Law, act or statute, such reference shall include any regulations promulgated thereunder.  Any capitalized terms used in any Annex, Exhibit, Schedule or other Transaction Documents but not otherwise defined therein shall have the meaning as defined in this Agreement.  All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. References to any United States federal and/or state legal term or concept shall, in respect of any jurisdiction other than the United States, be construed as references to the term or concept in which most nearly corresponds to it in that jurisdiction.

8.11Third Party Beneficiary Rights

.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and nothing in this Agreement is intended to or shall confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except that Article 6 is intended to benefit the Parent Indemnified Parties, Section 5.2 is intended to benefit the Specified Managers, and Section 5.3 is intended to benefit the Released Directors, and such Parent Indemnified Parties, Specified Managers and Released Directors shall be entitled to enforce such applicable provisions as if a party hereto.

8.12Public Announcement

.  Except as required by Law, the Representative, the Company, and the Company Stockholders shall not, and shall cause each of their respective officers, directors, members, shareholders, agents, representatives or affiliates to not, issue any press release or otherwise make any public statements with respect to the Merger or other transactions contemplated by this Agreement or any of the other Transaction Documents, including for the avoidance of doubt, statements to customers and suppliers, without the prior written consent Parent, except to the extent required under applicable Laws.

8.13Confidentiality

.

(a)From and after the Closing, each Company Stockholder shall, and shall cause his, her or its Affiliates to, and shall instruct his, her or its and their respective representatives to, hold in confidence any and all confidential, proprietary and non-public information and materials, whether in written, verbal, graphic or other form, concerning the Company Group, Parent or any of its Affiliates (collectively, “Confidential Information”), except that no Company Stockholder shall have any obligation under this Section 8.13 with respect to any Confidential Information that: (a) after the date of this Agreement becomes generally available to the public other than through a breach by the applicable Company Stockholder, any of his, her or its Affiliates or any of his, her or its or their respective representatives of their respective obligations under this Section 8.13 or (b) is provided to the applicable

Company Stockholder or any of his, her or its Affiliates by a third party that was not known to the receiving party to be bound by any duty of confidentiality to Parent, the Surviving Entity or any of their respective Affiliates.

(b)From and after the Closing, no Company Stockholder shall, and each Company Stockholder shall cause his, her or its controlled Affiliates not to, and shall instruct his, her or its and their respective representatives not to, use any Confidential Information except as expressly authorized in writing by Parent or the Surviving Entity.  Each Company Stockholder shall, and shall cause his, her or its controlled Affiliates to, and shall instruct his, her or its and their respective representatives to, take the same degree of care to protect the Confidential Information that such Person uses to protect his, her or its own trade secrets and confidential information of a similar nature, which shall be no less than a reasonable degree of care.

(c)Notwithstanding the foregoing, no Company Stockholder shall be in breach of this Section 8.13 as a result of any disclosure of Confidential Information that is required by applicable Law or that is required by any Governmental Authority or under any subpoena, civil investigative demand or other similar process by a court of competent jurisdiction having jurisdiction over such Company Stockholder; provided, however, that the applicable Company Stockholder shall give advance written notice of such compelled disclosure to Parent, and shall cooperate with Parent in connection with any efforts to prevent or limit the scope of such disclosure; and provided further, that the applicable Company Stockholder shall disclose only that portion of such Confidential Information which such Company Stockholder is advised by his, her or its counsel is legally required to be disclosed.

(d)Each Company Stockholder agrees to accept responsibility for any breach of this Section 8.13 by any of his, her or its Affiliates or any of his, her or its or their respective representatives.

(e)The parties understand and agree that this Agreement is subject to the terms and conditions of the NDA.  Each of the parties to this Agreement and each of their Representatives (as defined in the NDA), will hold, and will cause their respective Representatives to hold, in confidence, in accordance with the terms of the NDA as if such party were a party to the NDA and a “Recipient” thereunder, all documents and information furnished to them by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement and each other Transaction Document, including the terms and conditions of this Agreement and each other Transaction Document and the transactions contemplated hereby and thereby.  Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, following the Closing (a) all Confidential Information (as defined in the NDA) of the Company as of the date of the Closing or that has been disclosed by the Company as the “Disclosing Party” shall constitute Confidential Information of the Company and Parent, irrespective of whether such confidential information was identified or otherwise designated as “confidential,” and each of the parties to this Agreement (other than the Company and Parent) and each of their Representatives shall be deemed the “Recipient” and Parent the “Disclosing  Party” with respect thereto; (b) Parent shall have no obligations whatsoever under the NDA with respect to such Confidential Information of the Company; and (c) with respect to such Confidential Information of the Company, each of the parties to this Agreement (other than the Parent) and each of their Representatives’ obligations pursuant to the NDA shall apply until such Confidential Information of the Company that is or becomes generally available to the public other than as a direct or indirect result of the disclosure of any of such information by the Recipient or any of the Recipient’s Representatives.

8.14No Presumption Against Drafting Party

.  The parties each agree that they have been represented by independent counsel of such party’s choice, or has had the opportunity to be represented by independent counsel of such party’s choice, and that to the extent, if any, that such party desired, has availed itself of this right and opportunity throughout all negotiations that have preceded the execution of this Agreement. Accordingly, the parties waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.15Representation.  Parent, Merger Sub I and Merger Sub II agree that, following the Closing, Reitler Kailas & Rosenblatt LLP may serve as counsel to the Company Stockholders and their Affiliates in connection with any matters related to this Agreement and the contemplated transactions, including any litigation, claim or obligation arising out of or relating to this Agreement or the contemplated transactions notwithstanding any representation by Reitler Kailas & Rosenblatt LLP prior to the Closing Date of the Company and its subsidiaries (the “Company Parties”). Parent, Merger Sub I and Merger Sub II and the Company Parties hereby (a) waive any claim they have or may have that Reitler Kailas & Rosenblatt LLP has a conflict of interest or is otherwise prohibited from engaging in such representation by virtue of such prior representation of the Company Parties and (b) agree that, in the event that a dispute arises either before or after the Closing between Parent, Merger Sub I or Merger Sub II and any of the Company Stockholders or any of their respective Affiliates, Reitler Kailas & Rosenblatt LLP may represent the Company Stockholders or any of their respective Affiliates in such dispute even though the interests of such Person(s) may be directly adverse to Parent, Merger Sub I and Merger Sub II or the Company Parties and even though Reitler Kailas & Rosenblatt LLP may have represented the Company Parties in a matter substantially related to such dispute. The Parent, Merger Sub I and Merger Sub II and the Company Parties also further agree that, as to all communications prior to Closing among Reitler Kailas & Rosenblatt LLP, on the one hand, and the Company Parties, the Company Stockholders or the Company Stockholders’ Affiliates and representatives, on the other hand, to the extent such communications relate to the Transactions, the attorney-client privilege belongs to the Company Stockholders and may be controlled by the Company Stockholders and shall not pass to or be claimed by Parent or the Company Parties. Notwithstanding the foregoing, in the event that a dispute arises between Parent, Merger Sub I, Merger Sub II, the Company Parties, or any of their Affiliates and a third party other than a party to this Agreement after the Closing, the Company may assert the attorney-client privilege to prevent disclosure of confidential communications by Reitler Kailas & Rosenblatt LLP to such third party (and the Representative shall not waive such privilege without the prior written consent of Parent); provided, however, that the Company may not waive such privilege without the prior written consent of the Representative.

8.16Counterparts; Electronic Signature

.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.  This Agreement may be executed by facsimile or electronic (.pdf) signature and a facsimile or electronic (.pdf) signature shall constitute an original for all purposes.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

PARENT

GAIA, INC.

By:/s/ Paul Tarell

Name:Paul Tarell

Title:CFO and Secretary

[SIGNATURE PAGE TO AGREEMENT and plan of merger]

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

MERGER SUB I

YI MERGER SUB I, INC.

By:/s/ Paul Tarell

Name:Paul Tarell

Title:    CFO and Secretary

[SIGNATURE PAGE TO AGREEMENT and plan of merger]

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

MERGER SUB II

YI MERGER SUB II, LLC

By:/s/ Paul Tarell

Name:Paul Tarell

Title:   CFO and Secretary

[SIGNATURE PAGE TO AGREEMENT and plan of merger]

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

COMPANY

YOGA INTERNATIONAL INC.

By:/s/ Todd Wolfenberg
Name:Todd Wolfenberg

Title:     Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT and plan of merger]

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

REPRESENTATIVE

HIMALAYAN INTERNATIONAL INSTITUTE OF YOGA SCIENCE AND PHILOSOPHY OF THE U.S.A.

By:/s/ Suzanne Grady
Name:Suzanne Grady
Title:Corporate Secretary

[SIGNATURE PAGE TO AGREEMENT and plan of merger]

Exhibits

Exhibit A: Form of Joinder (Attached)

Exhibit B: Form of Stockholder Letter of Transmittal (Omitted)

Exhibit C: Letter Agreement with Himalayan International Institute of Yoga Science and Philosophy of the USA (Omitted)

Schedules (Ommitted)

Schedule 3.1: Organization and Good Standing

Schedule 3.3: Capitalization

Schedule 3.4: Conflicts

Schedule 3.5: Litigation

Schedule 3.6: Taxes

Schedule 3.7: Related Party Transactions

Schedule 3.8: Company Financial Statements

Schedule 3.9: Real and Personal Property

Schedule 3.10: Certain Changes

Schedule 3.11: Contracts

Schedule 3.13: Intellectual Property

Schedule 3.14: Compliance with Laws

Schedule 3.15: Employment, ERISA and Other Compliance with Laws

Schedule 3.16: Insurance

Schedule 3.18(c): Revenue Share Contracts

Schedule 3.19: Accounts Receivable

Schedule 3.22: Documents

Schedule 3.23: Transaction Fees

EXHBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”), is made and entered into as of the date set forth on the signature page hereto, by and among Yoga International Inc., a Delaware corporation (the “Company”), Gaia, Inc., a Colorado corporation (“Parent”), and the Company Stockholder identified on the signature page hereto (“Company Stockholder”), for the purpose of the undersigned Company Stockholder becoming a party to, and bound by, the terms of that certain Agreement and Plan of Merger, dated as of December 22, 2021 (the “Merger Agreement”), by and among the Company, Parent, YI Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), YI Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub II”) and Himalayan International Institute of Yoga Science and Philosophy of the U.S.A., solely in its capacity as the Representative. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.

BACKGROUND

A.

WHEREAS, pursuant to the Merger Agreement, Merger Sub I shall merge with and into the Company (the “First Merger”), with the Company to be the surviving corporation of the First Merger (the “Surviving Corporation”), and immediately thereafter, as part of the same overall integrated transaction, the Surviving Corporation shall merge with and into Merger Sub II (the “Second Merger” and, together or in seriatim with the First Merger, as appropriate, the “Merger”), with Merger Sub II to be the surviving entity of the Second Merger (the “Surviving Entity”);

B.	WHEREAS, Company Stockholder owns the Capital Stock set forth next to such Company Stockholder’s name on Schedule A attached hereto (the “Shares”); and
C.

WHEREAS, the Company Stockholder understands and acknowledges that Parent, Merger Sub I and Merger Sub II are entitled to rely on (a) the truth and accuracy of the Company Stockholder’s representations and warranties contained herein and (b) the Company Stockholder’s performance of the obligations, covenants and agreements set forth herein.

NOW, THEREFORE, the undersigned agrees as follows:

1.Representations and Warranties of the Company Stockholder.  Company Stockholder represents and warrants to Parent that:

(a)Power; Authority.   (a) such Company Stockholder has all requisite power, authority and capacity to execute and deliver this Joinder Agreement and to perform such Company Stockholder’s obligations hereunder and pursuant to the Merger Agreement; (b) if such Company Stockholder is married and a resident of a community property state, the spouse of such Company Stockholder has executed the Spousal Consent attached hereto as Exhibit A; and (c) the execution and delivery by such Company Stockholder of this Joinder Agreement, the performance by the Company Stockholder of the transactions contemplated hereby and by the Merger Agreement have been duly and validly authorized by all necessary corporate and other action on the part of such Company Stockholder.

(b)  Ownership of Securities.  Such Company Stockholder is the sole registered, legal and beneficial owner of, and has good and marketable title to, the Shares free and clear of any Encumbrances. There is no agreement or commitment to create any such Encumbrance and no Person has claimed any right or interest in relation to the Shares, nor is there any basis for such a claim.  The Shares constitute all of the Company Stockholder’s interest in the Company Capital Stock, other equity interests or rights to acquire any such interests of the Company whatsoever or with respect to which the Company Stockholder has the power to vote or direct the vote.

(c)No Consents; Enforceability.   No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, or any other Person, governmental or otherwise, is necessary or required to be made or obtained by such Company Stockholder to enable such Company Stockholder to lawfully execute and deliver, enter into, and perform such Company Stockholder’s obligations under this Agreement and each of the Transaction Documents to which such Company Stockholder is a party or to consummate the transactions contemplated by this Agreement or by any other Transaction Document.  This Agreement has been duly executed and delivered by such Company Stockholder.  This Agreement and each of the Transaction Agreements to which it is a party are, or when executed by such Company Stockholder shall be, valid and binding obligations of such Company Stockholder, enforceable against such Company Stockholder in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of Law and equity governing specific performance, injunctive relief and other equitable remedies.

(d)No Reliance.  The Company Stockholder has carefully read and understands the scope and effect of the provisions of this Agreement, the Merger Agreement and the other Transaction Documents to which the Company Holder is or shall become a party in connection with the Merger Agreement and the Merger.  The Company Stockholder acknowledges that such Company Stockholder has conducted such investigation, if any, with respect to the Merger, the adequacy of the Total Consideration and the terms of this Agreement and the Merger Agreement as such Company Stockholder believes appropriate or desirable. The decision of the Company Stockholder to enter into this Agreement has been made by such Company Stockholder independently of any other Company Stockholder and independently of any information, materials, statements or opinions as to the terms and conditions of this Agreement or the Merger Agreement that have been made or given by the Company, any other Company Stockholder or any director, officer or employee of the Company Group, Parent, Merger Sub I, Merger Sub II or any of their respective Affiliates.

(e)Brokers and Financial Advisors; Transaction Fees.  Such Company Stockholder is not obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origination, negotiation or execution of this Agreement or in connection with the transactions contemplated by this Agreement or any other Transaction Documents.  Except as otherwise expressly contemplated herein, the legal and accounting advisors and any other persons to whom such Company Stockholder currently expects to owe fees and expenses will be paid by such Company Stockholder and the Company Group has no Liability relating thereto.

(f)Tax Matters.  Such Company Stockholder acknowledges that such Company Stockholder has had an opportunity to review with such Company Stockholder’s own tax advisors the Tax consequences of the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents.  Such Company Stockholder understands that such Company Stockholder must rely solely on such Company Stockholder’s advisors and not on any statements, representations or warranties made by Parent, the Company, or any of their respective representatives in any of the Transaction Documents.  Such Company Stockholder understands that (a) such Company Stockholder and not Parent, the Company, or any of their Affiliates, shall be responsible for any Tax liability of such Company Stockholder that may arise as a result of the Merger or the other transactions contemplated by the Transaction Documents, and (b) Parent, the Company Group, or their respective agents (including the Escrow Agent) may withhold all applicable Taxes in accordance with the provisions of this Agreement or other Transaction Documents.

(g)Spousal Consent. If the Company Stockholder is a natural person, unless the signature of the Company Stockholder’s spouse appears following the signature page of this Agreement, Company Stockholder represents to Parent that the Company Stockholder is not married or is not a resident of a community property state.

(h) Acquisition for Own Account. Any shares in the capital of Parent issuable to the Company Stockholder pursuant to the Merger Agreement (the “Merger Shares”) will be acquired for investment for such Company Stockholder’s own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and the Company Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Company Stockholder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Merger Shares.

(i)Restricted Securities. The Company Stockholder understands that the Merger Shares have not been registered under the Securities Act or any applicable state securities law, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Company Stockholder’s representations as expressed herein. The Company Stockholder further understands that Merger Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Company Stockholder must hold such Merger Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available, including when such Company Stockholder is eligible to sell such securities under Rule 144 of the Securities Act (“Rule 144”).

(j)No General Solicitation. Neither Company Stockholder, nor any of the Company Stockholder’s officers, directors, employees, agents, stockholders or partners, has either directly or indirectly, including through a broker or finder, engaged in any general solicitation or published any advertisement in connection with the offer and sale of the Merger Shares.

(k)Accredited Investor. The Company Stockholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (an “Accredited Investor”).

(l)Foreign Investors. If the Company Stockholder is not a United States person (as defined by Section 7701(a)(30) of the Code), the Company Stockholder hereby represents that the Company Stockholder has satisfied the laws of the Company Stockholder’s jurisdiction in connection with any use of this Agreement that is applicable to the Company Stockholder, including (i) the legal requirements within the Company Stockholder’s jurisdiction for the purchase of the Merger Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Merger Shares. For the avoidance of doubt, the Company Stockholder is not making any representations or warranties as to the actions taken or required to be taken by the Company in connection herewith.

(m)Residence. If the Company Stockholder is an individual, then the Company Stockholder resides in the state or province identified in the address of Company Stockholder set forth on the signature page hereto; if Company Stockholder is a partnership, corporation, limited liability company, trust or other entity, then the principal place of business of the Company Stockholder is identified in the address or addresses of the Company Stockholder set forth on the signature page hereto.

(n)Economic Risk. The Company Stockholder is able to bear the economic risk of an investment in the Merger Shares. The Company Stockholder has sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of ownership of the Merger Shares.

(o)No Advice. The Company Stockholder acknowledges and agrees that Parent is not providing any tax, legal or financial advice, nor is Parent making any recommendations regarding the Merger Shares or of the Company Stockholder’s acquisition, holding or transfer of the Merger Shares. Company Stockholder is hereby advised to consult with the Company Stockholder’s own personal tax, legal and financial advisors regarding the Merger Shares before taking any action related to the Merger Shares.

2.  Joinder.  By executing and delivering this Joinder Agreement, Company Stockholder hereby irrevocably and unconditionally adopts the Merger Agreement, approves and consents to the Merger and agrees that (a) such Company Stockholder shall be deemed a “Company Stockholder” for all purposes of the Merger Agreement, as fully and completely as if his, her or its signature were affixed to the Merger Agreement, including, without limitation, the indemnification provisions set forth in Section 6.2 therein; and (b) to the appointment of the Representative pursuant to the Merger Agreement, including without limitation, the indemnification provisions in favor of the Representative set forth in Section 6.1(b) therein.

3.Termination.  This Joinder Agreement shall terminate on the date on which the Merger Agreement is terminated in accordance with its terms and thereafter shall have no force or effect; provided, however, that no such termination shall relieve the Company Stockholder of liability for a breach of Section 4 prior to termination, and such termination will not affect any rights hereunder which by their terms do not terminate or expire prior to or at such termination.

4.Confidentiality.  Company Stockholder hereby acknowledges that the transactions contemplated by the Merger Agreement are confidential and agrees not to disclose the existence of the transactions contemplated by the Merger Agreement, any of the terms and conditions thereof or any of the materials provided to the Company Stockholder in connection therewith; provided, that, the Company Stockholder may disclose any such information (a) to the extent required or requested to be disclosed pursuant to judicial, regulatory or administrative process or court order; to comply with any applicable Law and (b) to his, her or its legal and financial advisors in connection with entering into this Joinder Agreement so long as such advisors agree to be bound by this Section 4 (and the Company Stockholder shall be responsible for any breach by any of such advisors thereof).

5.Release of Claims.  As a material inducement to Parent to enter into the Merger Agreement, effective for all purposes as of the First Effective Time, the undersigned acknowledges and agrees, on behalf of itself (or, as applicable, himself or herself) and, to the extent permitted by applicable Law, each of its (or, as applicable, his or her) respective Subsidiaries, equity holders, Affiliates, controlling persons, general or limited partners, officers, directors, employees, managers, partners, principals, advisors, agents, stockholders, members, investors, equity holders or other representatives (including without limitation attorneys, accountants, consultants, bankers and financial advisors), heirs, beneficiaries, estates, executors, administrators, trustees, successors or assigns (each, a “Releasing Party”) that:

(a)Releasing Party (i) has not transferred or assigned, or purported to transfer or assign, any Claims (as defined below) and (ii) shall not transfer or assign, or purport to transfer or assign, any Claims, in each case, against the Company, Parent, the Surviving Corporation, or Surviving Entity or their Subsidiaries, equity holders, Affiliates, controlling persons, general or limited partners, officers, directors, employees, managers, partners, principals, advisors, agents, stockholders, members, investors, equity holders or other representatives (including attorneys, accountants, consultants, bankers and financial advisors), heirs, beneficiaries, estates, executors, administrators, trustees, successors or assigns (collectively, the “Released Parties”).

(b)Releasing Party hereby knowingly, willingly, irrevocably and unconditionally releases and forever discharges the Released Parties from any and all claims, demands, allegations, assertions, complaints, controversies, charges, duties, grievances, rights, causes of action, suits, liabilities, debts, obligations, promises, commitments, agreements, guarantees, endorsements, duties, damages, costs, losses, Taxes, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) against the Company, Parent, the Surviving Corporation or Surviving Entity, that relate to (i) the Capital Stock, (ii) the undersigned’s status as a holder of Capital Stock, or as applicable, director, officer, employee or consultant of the Company or any termination of any such relationship with the Company (solely to the extent such termination occurred prior to the First Effective Time), (iii) the termination of the undersigned’s status as a holder of Capital Stock, as a result of the consummation of the Merger or the other transactions contemplated by the Merger Agreement and (iv) actions taken by the Company’s officers, directors, employees, agents, attorneys, accountants and other representatives in connection with the negotiation, authorization, approval and recommendation of the terms of the Merger Agreement (collectively, the “Claims”); provided, however, that the foregoing release shall not cover (A) rights of Company Stockholder under the Merger Agreement (including the right to receive any consideration payable to Company Stockholder thereunder), the other Transaction Documents or under any other Company Ancillary Agreements to which any Released Party and the undersigned are a party, (B) any rights under any employment, consulting, advisor or severance agreement or arrangement (including in each case, claims for indemnification), to the extent disclosed to Parent as of the date hereof or (C) any rights of a Specified Manager under Section 5.2 of the Merger Agreement or of any Released Director under Sections 5.4 of the Merger Agreement (including, the D&O Policy), (D) any unpaid employment wages accrued in the ordinary course of business of the Company; (E) any indemnification or other protections owing to Releasing Party under the Company’s certificate of incorporation or bylaws or equivalent charter documents or, in the case of directors or officers, any indemnification agreement between the Company and such director or officer and set forth on Schedule B hereto, (F) claims which may not be waived as a matter of law, or (G) any claim (unrelated to any equity holdings in the Company) held by a portfolio company of any Company Stockholder that is a private equity or venture capital fund or family office (clauses (A) through (G) collectively, the “Non-Released Matters”).  It is the intention of each Company Stockholder that the releases in this Section 5 be effective as a bar to each and every claim, demand and cause of action hereinabove specified except for the Non-Released Matters.

(c)Releasing Party acknowledges and agrees that it, he or she (i) has read this release and understands its terms and has been given an opportunity to ask questions of the Company’s representatives and (ii) does not rely, and has not relied, on any representation or statement not set forth in this release made by any representative of the Company or any other Person with regard to the subject matter, basis or effect of this release or otherwise.

(d)This release is conditioned upon the consummation of the Merger as contemplated in the Merger Agreement, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, in the event of and upon termination of the Merger Agreement in accordance with its terms.

6.Dissenter’s Rights.  Company Stockholder hereby irrevocably and unconditionally (a) waives and agrees to refrain from exercising any dissenter’s rights, appraisal rights or similar rights, including, without limitation, the provisions of Section 262 of the DGCL (collectively, “Dissenter’s Rights”) Company Stockholder may have with respect to all of the shares of Capital Stock other equity interests of the Company (collectively, “Company Equity Interests”) Company Stockholder owns as of the date of this Joinder Agreement and all of the Company Equity Interests such Company Stockholder acquires after the date of this Joinder Agreement that may arise with respect to the Merger or any of the transactions contemplated by the Merger Agreement, including, without limitation, Dissenter’s Rights under the DGCL, and (b) agrees that such Company Stockholder will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, in Law or in equity, in any court or before any Governmental Authority, which (i) challenges the validity of, or seeks to enjoin, the operation of any provision of this Joinder Agreement, the Merger Agreement or any certificate or other writing delivered by or on behalf of such Company Stockholder at or prior to the Closing or (ii) alleges that the execution and delivery of this Joinder Agreement by such Company Stockholder, or the approval of the Merger

Agreement by the board of directors of the Company, breaches any fiduciary duty of the board of directors of the Company or any member thereof.

7.Consideration.  Company Stockholder acknowledges that such Company Stockholder’s receipt of its applicable portion of the Total Consideration pursuant to the Merger Agreement (subject to any applicable withholding obligations) in respect of any Company Equity Interests owned by the Company Stockholder represents all consideration to which such Company Stockholder is entitled in respect of such Company Stockholder’s Company Equity Interests. Company Stockholder understands and agrees that (a) a portion of the Total Consideration will be retained by Parent and subject to release under the terms of the Merger Agreement for any applicable post-closing payment obligations that may arise under the Merger Agreement, (b) a portion of the Total Consideration will be deposited into a bank account to be used towards the costs and expenses, if any, incurred by the Representative in the performance of its obligations as the Representative pursuant to the Merger Agreement and (c) such Company Stockholder will only be entitled to such amount (if at all) as and when such amounts are payable in accordance with the provisions of the Merger Agreement.

8.Additional Covenants.  Each Company Stockholder agrees not to sell, transfer, pledge, encumber or otherwise dispose of any Company Capital Stock owned by him, her or it (other than pursuant to the Merger Agreement or pursuant to laws of descent) and will not enter into any other agreement to do the foregoing (except any agreement Parent reasonably requests that such Company Stockholder execute in connection herewith).  In addition, each Company Stockholder will not grant any proxies (except to the Company), deposit any Company Capital Stock into a voting trust or enter into any other voting agreement with respect to the Company Capital Stock.  Each Company Stockholder agrees that the remedies at law for a breach of this Section 8 will be inadequate and that Parent shall be entitled to specific performance and injunctive relief to enforce this Joinder Agreement and prevent any violation hereof (and will have all other rights and remedies at law or equity).  Each Company Stockholder hereby waives any objection to the imposition of such relief and remedies.  Each Company Stockholder hereby acknowledges that it is aware of such Company Stockholder’s rights to dissent to the Merger and request an appraisal of the fair market value of the Company Equity Interests held by such Company Stockholder pursuant to the DGCL, and that by signing the Stockholder Written Consent and/or this Joinder Agreement, such Company Stockholder irrevocably waives his, her or its dissenter’s rights for such shares in accordance with the DGCL.  Each Company Stockholder agrees to pay or cause to be paid to the Company immediately prior to the Closing Date the aggregate amount of any outstanding advances, money obligations and any other Indebtedness owed by it to the Company.  Except as specifically set forth in this Joinder Agreement or Merger Agreement, each Company Stockholder will be solely responsible for and will bear all of its own costs and expenses incident to its obligations under and in respect of the Merger Agreement and the transactions contemplated thereby, including the negotiation, preparation or execution of this Joinder Agreement.

9.Further Assurances.  The Company Stockholder agrees to execute and deliver such further instruments and documents and do such further acts and things as Parent or the Company may deem reasonably necessary or proper to carry out more effectively the purposes of this Joinder Agreement or the Merger Agreement.

10.Governing Law.  This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

11.Specific Performance. The parties to this Joinder Agreement agree that, in the event of any breach or threatened breach by another party of any covenant, obligation or other provision set forth in this Joinder Agreement, (a) such party shall be entitled, without proof of actual damages (and in addition to any other remedy that may be available to it) to (i) obtain an Action of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provisions; and (ii) an injunction restraining such breach or threatened breach; and (b) no party shall be required to provide any bond or other security in connection with any such Action or in connection with any related order or proceeding.

12.Attorneys’ Fees.  If any Action, suit or other proceeding relating to this Joinder Agreement or the enforcement of any provision of this Joinder Agreement is brought against Company Stockholder, the prevailing party in such Action, suit or other proceeding shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which such prevailing party may be entitled).

13.Entire Agreement. This Joinder Agreement, the Merger Agreement and any other documents or agreements delivered or required to be delivered by any or on behalf of any party hereto in connection herewith and therewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

14.Amendments. This Joinder Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, Company and Company Stockholder.

15.Counterparts; Delivery by E-mail.  This Joinder Agreement, and any amendment, restatement, supplement or other modification hereto or waiver hereunder (A) may be executed in any number of counterparts (including by means of e-mail in .pdf format), each of which will be deemed to be an original copy of this Joinder Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement and (B) to the extent signed and delivered by means of a scanned pages via e-mail, shall be treated in all manner and respect as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them to all other parties.  No party hereto or to any such agreement shall raise the use of email to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of email as a defense to the formation of a contract, and each such party forever waives any such defense.

16.Severability. If any condition, term or other provision of this Joinder Agreement is invalid, illegal, or incapable of being enforced by any applicable Law or public policy, all other conditions, terms or provisions of this Joinder Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Joinder Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[Remainder of Page Intentionally Left Blank]

The undersigned has caused this Joinder Agreement to the Merger Agreement to be executed and delivered as of the date set forth below.

GAIA, INC.

By: ________________________________

Name: Paul Tarell

Title:  CFO and Secretary

The undersigned has caused this Joinder Agreement to the Merger Agreement to be executed and delivered as of the date set forth below.

COMPANY:

YOGA INTERNATIONAL INC.

By: ________________________________

Name:

Title:

The undersigned has caused this Joinder Agreement to the Merger Agreement to be executed and delivered as of the date set forth below.

COMPANY STOCKHOLDER

Dated: __________, 2021________________________________

[●]

Address:

________________________________

________________________________

Exhibit A

SPOUSAL CONSENT

I am the spouse of [_____________], the Company Stockholder in the above Joinder Agreement.  I understand that I may consult independent legal counsel as to the effect of this Joinder Agreement and the consequences of my execution of this Joinder Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel.  I hereby confirm the Joinder Agreement and agree that it shall bind my interest in any and all Company Stock to which the Company Stockholder has sole or shared ownership, and any other shares of Company Stock hereafter acquired by such Company Stockholder, if any.

___________________________________________
Name of Spouse:______________________________

Name of Company Stockholder:__________________

Schedule A

CAPITAL STOCK

Schedule B

INDEMNIFICATION AGREEMENTS